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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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INCYTE CORPORATION
(Name of Registrant as Specified In Its Charter)

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2021
PROXY STATEMENT

and Notice of Annual
Meeting of Stockholders

Dear Fellow Stockholders,

Our science-first approach and heritage in immunology have been the foundation of our company for almost 20 years, and I am very pleased to report on another year of outstanding achievements at Incyte. We announced FDA approvals for three new medicines, and navigated the COVID-19 pandemic with agility and resilience. We now have six approved products and reported total product and royalty revenues of $2.5 billion, representing an 18% increase over 2019, as well as a strong balance sheet, illustrating the benefits of our strategy targeting diversification and growth.

During 2020, we submitted multiple applications to the FDA and other global regulatory authorities seeking approval for new medicines and new indications for those already approved. We have three applications under Priority Review at the U.S. FDA including Jakafi® (ruxolitinib) in steroid-refractory chronic GVHD, retifanlimab in squamous cell anal carcinoma (SCAC) and ruxolitinib cream in atopic dermatitis. We also submitted applications to the European authorities seeking approval of tafasitamab as a treatment for diffuse-large B-cell lymphoma and to the European and Japanese authorities seeking approval of pemigatinib in cholangiocarcinoma. Pemigatinib, as Pemazyre, was recently approved in Europe and Japan, becoming our first internally discovered product to be commercialized globally by Incyte. We expect regulatory decisions on each of the other applications outlined above during this year.

In anticipation of the FDA approval of ruxolitinib cream in atopic dermatitis, we established Incyte Dermatology, a new commercial franchise in the U.S. Our access, reimbursement, medical and commercial teams are now in place, and we are working to ensure a successful launch of this exciting new medicine. The results of the Phase 3 trials of ruxolitinib cream in vitiligo, a second substantial opportunity for our dermatology franchise, are expected soon.

These multiple important achievements would not be possible without the contribution of all Incyte associates around the world, who are working tirelessly to bring transformative medicines to patients. This was especially true amidst a year of significant global uncertainty, during which Incyte has continued to keep patients' access to medicines as our first and foremost priority.

The last 12 months have been marked by the global COVID-19 pandemic as well as an increased focus on social justice in the U.S. We provide more detail on our responses to these momentous happenings elsewhere in this Proxy Statement, and I am very proud of how Incyte reacted to both. We seamlessly adapted to remote working during stay-at-home orders, and rapidly mobilized within clinical development and across partnerships as we sought to identify molecules that may help patients with COVID-19. We also formed a cross-company Inclusion Committee, which I co-chair, to bring forth actionable plans across multiple focus areas. The Inclusion Committee is currently focused on finding solutions to address the inequalities to which the Black community has been subjected.

As part of our commitment to improve our Environmental, Social and Corporate Governance disclosures and further expand our related activities, during 2020 we published our inaugural SASB summary, including an initial measurement of Incyte's carbon emissions. Through the use of verified carbon credits we offset 100% of our measured carbon emissions for 2019, and we set out our medium-term environmental goals which include a goal to be verifiably carbon neutral by 2025.

We continue to engage with you, our stockholders, and are pleased to respond to your feedback as we seek to further improve our governance practices. My fellow Directors and I would like to thank you for your continued support and encouragement, and we look forward to reporting on what I expect to be another year of important progress during 2021.

Solve On.

Hervé Hoppenot
Chairman, President and Chief Executive Officer

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803

Notice of Annual Meeting of Stockholders

Wednesday, May 26, 2021

1:00 PM Eastern Daylight Time

1815 Augustine Cut-Off, Wilmington, Delaware 19803*

To the Stockholders of Incyte Corporation:

The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices located at 1815 Augustine Cut-Off, Wilmington, Delaware 19803, on Wednesday, May 26, 2021, at 1:00 PM Eastern Daylight Time, for the purposes specified below:

Purposes:

1.
Elect eight directors to serve until the 2022 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

2.
Approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers;

3.
Approve amendments to the Company's Amended and Restated 2010 Stock Incentive Plan;

4.
Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2021; and

5.
Transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

Record Date:	March 29, 2021—Stockholders of record as of the close of business on March 29, 2021 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote over the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on pages 1 and 99 of the attached Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.

By Order of the Board of Directors

Maria E. Pasquale
Secretary
April 16, 2021

*
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC.

1	Proxy Statement Summary

2	Performance Highlights

6	Corporate Governance Highlights

8	Stockholder Engagement

10	Executive Compensation Highlights

12	Global Responsibility

23	Readiness and Response to COVID-19

26	Proposal 1 Election of Directors

	31	Board Committees

	34	Compensation of Directors

	37	Corporate Governance

45	Proposal 2 Advisory Vote to Approve Executive Compensation

	46	Executive Compensation

		51	Compensation Discussion and Analysis

		67	Compensation Committee Report

		68	Executive Compensation Tables

	79	CEO Pay Ratio

	80	Equity Compensation Plan Information

	81	Report of the Audit and Finance Committee of the Board

82	Proposal 3 Amend the Amended and Restated 2010 Stock Incentive Plan

92	Proposal 4 Ratification of Independent Registered Public Accounting Firm

93	Security Ownership of Certain Beneficial Owners and Management

96	Other Matters

98	Frequently Asked Questions

A-1	Appendix A: Note Regarding Forward-Looking Statements

Proxy Statement 2021 | i

Proxy Statement Summary

Meeting Information

Time and Date: Place: Record Date: Admission: Mail Date:	1:00 PM EDT, May 26, 2021

1815 Augustine Cut-Off*
Wilmington, DE 19803

March 29, 2021

Please follow the instructions
contained in this Proxy
Statement

The Proxy Availability Notice will be mailed to stockholders on or about April 16, 2021

Voting Matters

PROPOSAL		BOARD'S VOTING RECOMMENDATION

1	Election of Directors	FOR each Nominee

2	Advisory Vote to Approve Executive Compensation	FOR

3	Amend the Amended and Restated 2010 Stock Incentive Plan	FOR

4	Ratification of Independent Registered Public Accounting Firm	FOR

How to Vote

You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	IN PERSON
Stockholders of record may vote online at www.envisionreports.com/INCY	Stockholders of record may call toll-free 1-800-652—VOTE (8683)	Follow the instructions in your proxy materials.	You may obtain directions to the Annual Meeting by contacting our Company's Investor Relations Department at (302) 498-6700.

*
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC.

Proxy Statement 2021 | 1

Performance Highlights

2020 was a year of outstanding achievements at Incyte. We announced FDA approvals for three new medicines, and we navigated the COVID-19 pandemic with agility and resilience.

We reported total product and royalty revenues of $2.5 billion for the full year 2020, representing an 18% increase over 2019, and we now have six approved products and a strong balance sheet, illustrating the benefits of our strategy targeting diversification and growth.

Net sales of our largest product, Jakafi® (ruxolitinib), grew at an annual rate of 15%, reaching $1.94 billion for the year, with growth seen across all three approved indications.

New product launches and an increasing contribution from royalties from our licensed products added to momentum in 2020. The U.S. launch of Pemazyre® (pemigatinib) has been successful, and the physician reception of Monjuvi® (tafasitamab-cxix), launched in collaboration with MorphoSys in August last year, has been very encouraging as we build the brand for the future. In the U.S., Monjuvi revenues are recognized by MorphoSys and are included in collaboration profit or loss sharing on our consolidated statement of operations.

We receive royalties on Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), commercialized by Novartis, and on Olumiant® (baricitinib), commercialized by Lilly, and total royalties grew 28% in 2020 to reach almost $400 million.

(1)
Monjuvi revenues are recognized by MorphoSys and included in our collaboration loss sharing line item on our consolidated statement of operations in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)
Totals may not add due to rounding.

We operate in two therapeutic areas that are defined by the indications of our approved medicines and the diseases for which our clinical candidates are being developed. The first therapeutic area is Hematology/

2 | Proxy Statement 2021

Performance Highlights

Oncology, which is comprised of Myeloproliferative Neoplasms (MPNs) and Graft-Versus-Host Disease (GVHD), as well as solid tumors and hematologic malignancies. Our second therapeutic area is Inflammation and Autoimmunity (IAI), which includes our newly established Dermatology commercial franchise.

We are also eligible to receive milestones and royalties on molecules discovered by us and licensed to third parties.

We achieved numerous important milestones in 2020 and during 2021 to date, and these are summarized in the graphic below and described in more detail thereafter.

GVHD = graft-versus-host disease; MF = myelofibrosis; DLBCL = diffuse large B-cell lymphoma; CCA = cholangiocarcinoma; BTC = biliary tract cancer; SCAC = squamous cell anal carcinoma; NHL = non-Hodgkin lymphoma; NSCLC = non-small cell lung cancer; AD = atopic dermatitis; IAI = inflammation and autoimmunity.

Myeloproliferative Neoplasms (MPNs) and Graft-Versus-Host Disease (GVHD)

Jakafi® (ruxolitinib) is approved in the U.S. for the treatment of adults with intermediate or high-risk myelofibrosis, the treatment of adults with polycythemia vera who have had an inadequate response to or are intolerant of hydroxyurea and for the treatment of steroid-refractory acute GVHD in adult and pediatric patients 12 years and older. Net sales of Jakafi grew at an annual rate of 15%, reaching $1.94 billion for the year, with growth seen across all three indications.

The REACH3 Phase 3 trial of ruxolitinib in patients with steroid-refractory chronic GVHD met its primary endpoint of superior overall response rate at month 6 and achieved statistically significant and clinically meaningful improvements in both key secondary endpoints, the modified Lee chronic GVHD symptom scale and failure free survival. The safety profile of ruxolitinib was consistent with previously reported studies of ruxolitinib in GVHD.

The success of the REACH3 trial represents the largest randomized pivotal trial with positive results in this patient population, as was the success of the randomized REACH2 trial in patients with acute GVHD, as described last year. The sNDA seeking FDA approval of ruxolitinib in patients with steroid-refractory chronic GVHD is now under Priority Review at the FDA with a decision expected in June 2021.

Proxy Statement 2021 | 3

Performance Highlights

We are also developing multiple programs beyond ruxolitinib monotherapy to improve and expand therapeutic options for patients with myeloproliferative neoplasms (MPNs) as part of our Leadership In MPNs BEyond Ruxolitinib (LIMBER) initiative. We are evaluating combinations of ruxolitinib with other therapeutic modalities, as well as developing a once-a-day formulation of ruxolitinib for potential use as monotherapy and combination therapy. This new formulation of ruxolitinib is currently in stability testing and is expected to be submitted to the FDA early next year, with an FDA decision expected late in 2022.

Based on positive Phase 2 data presented in 2020, we have opened two pivotal trials of ruxolitinib in combination with parsaclisib (PI3Kd) in first-line myelofibrosis (MF; LIMBER-313) and in MF patients with a suboptimal response to ruxolitinib monotherapy (LIMBER-304).

Additional Phase 2 trials combining ruxolitinib with investigational agents from our portfolio such as INCB57643 (BET) and INCB00928 (ALK2) in patients with MF are in preparation, and additional discovery and development initiatives are also ongoing within the LIMBER program, which are evaluating both internally-discovered compounds, including itacitinib (JAK1), and candidates from collaboration partners.

Other Hematology and Oncology

The FDA approved Monjuvi® (tafasitamab-cxix) for the treatment of patients with relapsed or refractory diffuse large B-cell lymphoma (r/r DLBCL) in August last year, based on data from the L-MIND trial.

Momentum is strong behind the U.S. launch of Monjuvi, with good uptake in both academic and community settings and illustrated by the market share gained in the first several months since launch.

Updated data from L-MIND form part of the data dossier submitted to the European Medicines Agency (EMA) seeking approval of Monjuvi in Europe for the treatment of patients with r/r DLBCL.

We are also investigating tafasitamab in B-cell malignancies in a number of ongoing and planned combination trials. The Phase 3 inMIND trial evaluating tafasitamab plus lenalidomide and rituximab (R-squared) versus R-squared in patients with relapsed or refractory follicular or marginal zone lymphoma is recruiting patients, and the Phase 3 frontMIND trial of tafasitamab plus lenalidomide and R-CHOP versus R-CHOP as a first-line treatment for in patients with DLBCL is expected to open for recruitment in the coming months.

The FDA approved Pemazyre® (pemigatinib) a selective fibroblast growth factor receptor (FGFR) inhibitor, for the treatment of adults with previously treated, unresectable locally advanced or metastatic cholangiocarcinoma with an FGFR2 fusion or other rearrangement as detected by an FDA-approved test. Pemazyre is the first and only FDA-approved treatment for this indication.

The U.S. launch of Pemazyre has been successful and, in March, we announced that Pemazyre was approved in both Europe and Japan. The European Commission approved Pemazyre for the treatment of adults with unresectable locally advanced or metastatic cholangiocarcinoma with an FGFR2 fusion or rearrangement that is relapsed or refractory, after at least one line of systemic therapy and was approved in Japan for the treatment of patients with unresectable biliary tract cancer (BTC) with a fibroblast growth factor receptor 2 (FGFR2) fusion gene, worsening after cancer chemotherapy.

Iclusig® (ponatinib) is approved in Europe for the treatment of certain of adult patients with chronic phase, accelerated phase or blast phase CML or the treatment of certain adult patients with Ph+ ALL. Iclusig sales grew 17% to $105 million in 2020.

In addition to our commercialized product portfolio, we also have late-stage assets under development.

In December 2020, data from three ongoing Phase 2 studies evaluating parsaclisib (PI3Kd) for the treatment of patients with relapsed or refractory follicular (CITADEL-203), marginal zone (CITADEL-204) and mantle cell

4 | Proxy Statement 2021

Performance Highlights

(CITADEL-205) lymphomas were presented at ASH 2020. Data from the CITADEL program are expected to form the basis of an NDA seeking FDA approval of parsaclisib, which is expected to be submitted in the second half of 2021.

In January 2021, we announced that the FDA had accepted for Priority Review our Biologics License Application (BLA) for retifanlimab (PD-1) as a treatment for previously treated patients with advanced squamous cell carcinoma of the anal canal (SCAC) who have progressed following standard platinum-based chemotherapy. The FDA decision is expected in July 2021. The BLA submission was based on data from the Phase 2 POD1UM-202 trial evaluating retifanlimab in previously treated patients with advanced SCAC who have progressed following standard platinum-based chemotherapy; the Phase 3 POD1UM-303 trial in patients with SCAC is underway.

Inflammation and AutoImmunity (IAI) / Dermatology

We recently established Incyte Dermatology as a new commercial franchise in the U.S., in anticipation of the potential FDA approval of rux-olitinib cream for use in patients with mild-to-moderate atopic dermatitis.

Ruxolitinib cream is a potent, selective inhibitor of JAK1 and JAK2 that provides the opportunity to directly target diverse pathogenic pathways that underlie certain dermatologic conditions, including atopic dermatitis, which is a form of eczema, and vitiligo.

The Phase 3 TRuE-AD program of ruxolitinib cream in patients with atopic dermatitis was successful and the NDA seeking FDA approval in this indication was submitted in December 2020. The submission was granted Priority Review and the FDA decision is expected in June 2021.

If approved, we expect the initial uptake of ruxolitinib cream to be driven by specialists in medical dermatology and allergy. We have recruited an exceptional team with significant experience in successfully launching dermatology products within the United States, and this team has identified a target group of approximately 11,000 potential high-prescribers.

The Phase 3 TRuE-V trials of ruxolitinib cream in patients with vitiligo are fully recruited and results are expected to be available in the coming months. If this pivotal trial program is successful, we expect to submit the sNDA to the FDA seeking approval of ruxolitinib cream in vitiligo as soon as we are able after FDA action in atopic dermatitis.

Partnered Programs (Incyte is eligible for royalties and milestone payments)

We participate in multiple collaborative partnerships in which we are eligible for milestone payments and royalties on certain Incyte-discovered products that we licensed to third parties. These include Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), which are licensed to Novartis, and Olumiant® (baricitinib), which is licensed to Eli Lilly and Company.

With the success of the REACH clinical trial program evaluating ruxolitinib in patients with steroid-refactory acute (REACH2) and steroid-refractory chronic (REACH3) GVHD, Novartis intends to seek approval for Jakavi in Europe and Japan in these indications.

During 2020, Novartis also announced U.S. and Japanese approvals of Tabrecta for certain patients with non-small cell lung cancer, and intends to submit for approval in Europe during 2021. Tabrecta was discovered by Incyte and global rights were licensed to Novartis in 2009.

During 2020, Lilly announced that Olumiant has been approved in both Europe and Japan as a treatment for certain patients with atopic dermatitis, and expects to announce the FDA decision on its sNDA seeking approval of Olumiant for atopic dermatitis during 2021.

Proxy Statement 2021 | 5

Corporate Governance Highlights

Board Evaluation, Refreshment and Diversity

At least annually, the Board considers the following when assessing its composition: the knowledge, experience, and diverse perspectives of its directors; each individual director's performance and contributions to the Board and its committees; the personal circumstances and other time commitments of directors; and other factors the Board deems appropriate such as independence, absence of conflicts, and any reputational risks. The Board weighs these factors with the needs of our Board and its committees based on Incyte's current strategy and risk profile. Our directors serve one-year terms and all continuing directors are subject to our stockholders' votes every year.

As our Board has done in the past, when it sees a current or future need it undertakes a thorough search for new directors. Dr. Harrigan, a neurologist, joined our Board in December 2019 and brings extensive executive leadership experience and expertise in clinical development, pharmaceutical regulatory process and business development. Dr. High, a hematologist, joined our Board in March 2020 and has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development.

Three of our eight Board nominees are women, representing 38% of our Board of Directors. This compares well with the average among S&P 500 constituents, wherein 28% of all Board seats are currently taken by women. Two (25%) of our directors were also born outside of the United States and one self-identifies as LGBTQ+, further reflecting the diversity of our Board. Currently, 100% of our Board nominees self-identify as white.

6 | Proxy Statement 2021

Corporate Governance Highlights

Board Skills and Experience

We believe our Board represents a diverse group of individuals that bring various skills and experience. Our Board's continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.

Matrix of Board Nominees

Expertise	Hoppenot	Baker	Bienaimé	Clancy	Dixon	Fouse	Harrigan	High

Biopharma Industry

Operational Leadership

International

Drug Discovery, Development & Regulatory

Commercial

Financial

Additional Information

PhD/MD

Attendance	100%	100%	100%	100%	100%	100%	88%	100%

Independence

Proxy Statement 2021 | 7

Stockholder Engagement

Each year, we proactively reach out to our stockholders to determine how our corporate governance, compensation practices and stockholder communications might improve. In 2018, 2019 and 2020, we contacted stockholders representing approximately 80% of our shares outstanding.

SHARES OUTSTANDING INVOLVED IN OUTREACH CAMPAIGN

As a result of this stockholder engagement over the last five years, we have implemented several significant enhancements in our corporate governance and compensation policies and in our stockholder communication practices. For example, our Board and management team made the following changes in response to feedback received:

Adopting a proxy access bylaw
Restructuring director pay to be based on a set target value instead of fixed share grants
Enhancing Environmental, Social and Governance ("ESG") disclosure, including human capital management (see page 12 for more details)
Adjusting the executive compensation pay mix to include higher percentages of performance shares and a three-year performance period for our CEO and other U.S. executive officers
Eliminating special option grants to the CEO
Adopting a director overboarding policy
Adding enhanced disclosure on certain items such as goal achievement
Enhancing and restructuring the proxy to provide investors with more easily accessible information

In our outreach in the fall of 2020, we reached out to top stockholders representing approximately 80% of our shares outstanding. We held conversations with stockholders representing 45% of our shares outstanding, not including the shares owned by Baker Bros. Advisors LP. All engagements included our Chief Financial Officer with additional participation from our Head of Human Resources, our Assistant General Counsel and our Head of Investor Relations. Julian Baker, our Lead Independent Director, was involved in engagements with investors that specifically asked to speak with a member of the Board of Directors.

Following our stockholder outreach, we compiled the feedback we received and presented it to the Nominating and Corporate Governance and Compensation Committees for consideration and to help inform our governance and compensation practices. Mr. Baker, who participated in a number of our off-season proxy engagements, is a member of both of these committees.

8 | Proxy Statement 2021

Stockholder Engagement

Feedback in 2020 was positive, with investors pleased with the progress Incyte has made in recent years in response to these investor engagements. The graphic below highlights significant improvements in our Board gender diversity, tenure and level of total Board commitments.

1.
Average number of total board commitments, including Incyte.

Changes to our executive compensation structure have also been well received. We believe that our current compensation structure, as described in more details in subsequent pages of the Proxy Statement, strikes the right balance of motivation and retention for our executives. The graphic below shows the evolution of our executive compensation structure over the last three years.

Proxy Statement 2021 | 9

Executive Compensation Highlights

Our Company has made great progress in ensuring executive compensation reflects our performance, and stockholder feedback has been a significant driver of the evolution of our compensation structure.

Executive compensation at Incyte comprises both salary and an annual cash bonus opportunity, as well as a long-term equity compensation program that is allocated between restricted stock units (RSUs), performance share awards (PSUs) and stock options. The allocation of the long-term equity compensation program, all of which are at-risk and based on company performance, is 30% RSUs, 30% PSUs and 40% stock options.

In 2021, the Compensation Committee considered the result of the stockholder advisory vote and direct feedback from investors as supportive of its overall compensation policies, practices and philosophy for our executive officers and has decided to maintain the same overall compensation structure for 2021, with the exception of:

    •
    Adding a total shareholder return (TSR) component to the PSU goals.

    •
    After reviewing CEO compensation within our peer group, lowering Mr. Hoppenot's 2021 total target equity award value from $12,900,000 to $12,400,000.

CEO Compensation versus Peers

The compensation of our CEO is in-line with our peer group's compensation as disclosed in 2020 proxy reports, with Mr. Hoppenot's at-risk compensation percentage higher than that of the peer group average.

CEO AT-RISK COMPENSATION IS IN-LINE WITH PEER GROUP

93% Performance Based
85%
7%
9%
Short-Term
Long-Term
CEO Compensation 2020
90% Performance Based
78%
10%
13%
Short-Term
Long-Term
Peer Group CEOs Average Compensation
LTI - EQUITY AWARDS
ANNUAL CASH BONUS
BASE SALARY

10 | Proxy Statement 2021

Executive Compensation Highlights

Average peer CEO compensation reflects 2019 compensation from the 2020 proxies of the peer group.

Target Compensation versus Realizable Compensation

Our executive compensation program is designed so that a substantial portion of the pay of our Chairman and Chief Executive Officer is delivered in the form of long-term incentives—which means that most of Mr. Hoppenot's Realizable Compensation (meaning, cash actually received during any year and the actual value of that year's equity grants as measured on December 31 of that year) is tied directly to our stock price performance and achievement of our long-term goals. Mr. Hoppenot's compensation, as reported in the Summary Compensation Table on page 68, reflects the accounting value of long-term incentives at grant and not the value actually received from these grants or their potential future value that may actually be realized.

We believe that it is useful to compare Mr. Hoppenot's Realizable Compensation between 2018 and 2020 with his Summary Compensation Table compensation for the same period as illustrated in the chart below.

Target Compensation reflects base salary, target bonus under the annual incentive compensation plan, and the value of equity awards as shown in the Summary Compensation Table, with the value of PSUs in 2018-2020 based on their target number of shares, not the amount of PSUs actually earned. Realizable Compensation includes the same elements as Target Compensation but reflects the actual bonus paid under the annual incentive compensation plan and reflects realizable values for equity granted during the applicable calendar year, calculated as of December 31 of such year, which includes:

    •
    equity granted within applicable calendar year, which includes for each year one half of the prior year's stock option award granted in January and one half of the current year's stock option award granted in July

    •
    special stock option grant awarded in 2018, with no realizable value at the year end stock price

    •
    the number of PSUs actually earned in 2018 and 2019 (1 year performance period) and the target number of PSUs for 2020 (3 year performance period) at the 2020 year and stock price of $86.98.

The lower Realizable Compensation for each of the three years is the result of a combination of lower stock price, underwater stock options, and short term incentive awards that were, in some cases, earned below target. The Compensation Committee has designed Mr. Hoppenot's compensation to ensure that his Realizable Compensation is closely tied to our stock price performance. Our Compensation Committee believes that its pay for performance compensation strategy is working as intended and is best evaluated by examining Realizable Compensation, rather than solely the accounting compensation set forth in the Summary Compensation Table.

Proxy Statement 2021 | 11

Global Responsibility

At Incyte, our investments in strong science and the pursuit of R&D excellence drive our efforts to create new therapies with the potential to improve the lives of patients, make a difference in healthcare, and build sustainable value for all our stakeholders.

In addition to our commitment to improving the treatment and quality of life of patients, we are also determined to enhance the communities in which we live and work and to support our colleagues, all while operating our business in a way that protects the environment.

We value integrity, as well as ethical and responsible behavior in all aspects of our business.

  1.
  For 2019, we measured Scope 1 and 2 for the properties wholly owned by Incyte that were fully functional for all of 2019. This includes U.S. Headquarters, which consists of Building 1801 and Building 1815. This represents 66% of our total office space in the U.S.

12 | Proxy Statement 2021

Global Responsibility

Putting Patients First

Creating and developing medicines is our core objective, and we are committed to putting patients first at all times. Our exceptional team of drug discovery and development scientists—led by experienced executives with proven records of success—are working to find solutions for some of the most critical unmet medical needs. We also strive to ensure that all eligible patients are able to access our medicines.

Clinical Development

For almost 20 years, our science-first approach and heritage in immunology have been the foundation of our company. We are committed to discovering and developing best-in-class medicines to bring innovative solutions to patients in need, including those with cancer and immune-dermatologic conditions.

Within cancer R&D, our discovery and development strategy is twofold. In our targeted-therapy strategy, we focus on key molecules/pathways that drive the development, growth and spread of cancer cells, and our immuno-oncology strategy is based on the diversity of cells required to maintain an immune-suppressive tumor microenvironment.

Our research and development efforts in IAI encompass multiple strategies, including leveraging our cross-program knowledge of the JAK-STAT pathway and exploring the potential of JAK inhibition for a number of immune-mediated dermatologic conditions with a high unmet medical need, including atopic dermatitis and vitiligo.

During 2020, our clinical development team managed over 120 different clinical trials, 31 of which were new studies that were opened during the year, and 47 of which were completed. Our global clinical trials took place at over 2,000 different sites in 29 different countries, further illustrating our commitment to bringing medicines to patients that need them.

Patient Advocacy

Patient advocacy serves an important role in carrying out our commitment to patients while supporting the rigorous pursuit of science. We engage the advocacy community to obtain important feedback, including for clinical trial design and protocols, as well as to incorporate readily-understandable language in all relevant materials.

During 2020, our U.S. patient advocacy team held a number of patient advocacy advisory board meetings, engaging 25 different patient support organizations across oncology (focused on MPNs, DLBCL and GVHD) and dermatology (covering atopic dermatitis).

Access to Medicines for Eligible Patients

We strive to ensure that eligible patients have access to our medicines. This can take the form of access to applicable clinical trials by providing patients with information and resources to support their treatment journey, or by providing individual patients with access to unapproved or investigational products through our compassionate use programs.

Proxy Statement 2021 | 13

Global Responsibility

For our approved medicines, programs such as IncyteCARES, CML Life and My MISSION Support are designed to help eligible patients before and during applicable treatments. Such help and assistance may include reimbursement support, opportunities for financial assistance, delivery coordination of medicines and temporary coverage for access delays, as well as connections to other support services and to other education and helpful resources.

At Incyte, we seek to price our medicines responsibly in a way that reflects their value to patients and society. We strongly believe that patients should have access to the medicines they are prescribed, and are committed to working with policy makers and leading insurers in the U.S. to increase patient access to needed medications and lower out-of-pocket cost burdens for patients. Specifically, we support legislation that would redesign the Medicare Part D program by reducing out of pocket costs as well as legislation that would provide patient protections and guardrails around the use of step therapy protocols.

Patient Safety

Patient safety is at the forefront of all our activities. We are determined to adhere to the regulations in all territories in which we operate clinical trials, and to conducting those clinical trials in an ethical manner. We are also committed to the supervision of all ongoing trials through an institutional review board, an ethics committee and/or a research ethics board in an effort to protect the safety of trial participants before, during and after patients are treated.

Contributing to our Communities

At Incyte it's always been important to make a difference in our communities where we live and work. It's part of who we are as a company.

Incyte Involved includes multiple initiatives focused on philanthropy as well as fostering engagement between our employees and the communities in which we live and work.

During 2020, the Incyte Charitable Giving Foundation expanded its ongoing donations to include two new organizations—FAME Inc. and One Village Alliance—both of which are located close to our global headquarters in Delaware and which aim to increase educational opportunities for underserved communities.

We continue to support the Incyte Cancer Care Assistance Fund for Delaware which provides emergency financial assistance for cancer patients, their caregivers and family members living in Delaware. This emergency fund was established for the sole purpose of providing emergency financial assistance to people with cancer who reside in Delaware, and the fund covers medical expenses and/or basic living expenses to help participants and caregivers cope with the emotional and life changing aspects of cancer.

We are also very pleased to have increased our support for the Food Bank of Delaware, including to cover the costs of increased food distribution and pre-made weekend meal kits. The Food Bank works to close the food insecurity gap, which has grown significantly during the COVID-19 pandemic.

Restrictions, including stay-at-home orders, related to COVID-19 made volunteering more difficult to measure in 2020, but we continue to encourage our teammates to give back to their communities as appropriate while keeping safety in mind. Incyte's measured volunteerism was 206 hours in 2020 compared to 780 hours in 2019.

Incyte's Matching Gifts program was as robust as ever, with more than $170,000 in employee donations to charitable causes matched by Incyte during 2020.

Human Capital Management

Incyte is committed to promoting an environment where our colleagues are fulfilled and valued. We promote a company culture based on scientific excellence as we seek to create new treatments and we seek positive

14 | Proxy Statement 2021

Global Responsibility

collaboration with each other. Working collaboratively is of the utmost importance as we aim to change the treatment landscape for patients with cancer and inflammatory and autoimmune diseases.

Professional Development

We strive to support our colleagues in their professional development. Opportunities for growth are provided through challenging job assignments, performance management and training opportunities. Globally, all full-time employees are eligible for tuition reimbursement. Managers may also be eligible for leadership development training, which vary by region.

Many professional development opportunities are organized by department. For example, the E.D.G.E. (Empowerment, Development, Growth, Engagement) Program seeks to connect and empower Incyte employees in the U.S. Business Team to foster professional growth and leadership. This is accomplished through speaker programs and networking opportunities, featuring internal and external leaders, mentorship opportunities, and increased awareness of professional development opportunities.

In the U.S., leadership development training is provided to managers that are new to Incyte, employees who were recently promoted to managers and those individuals that have been identified as potential leaders. Additionally, classes in presentation skills and emotional intelligence are offered throughout the organization as well as the Insights Discovery Workshop.

In Europe, managers are eligible for selection to participate in a training program, which includes multiple modules with unique focus areas. A team effectiveness workshop is in place for teams to help improve communication, accountability, decision-making and overall performance. The Insights Discovery workshop seeks to improve internal and external communication. In addition, the Challenge Academy is a program aimed at challenging employees through specific projects.

We believe these professional opportunities enhance our colleagues' skills, career aspirations,and job satisfaction as well as provide personal enrichment.

Safety and Wellness

It is our goal to conduct business in a manner that does not compromise the health of people nor the state of the environment. It is our policy to comply with all applicable environmental health and safety (EHS) regulatory requirements and seek to continually improve our EHS management systems.

A strong safety culture is a fundamental part of how we work, and our philosophy is that everyone at Incyte has a responsibility to create and maintain a safe and healthy workplace with a goal to reduce risk and prevent injuries. Our management team recognizes this responsibility and is committed to providing the resources necessary to achieve this goal.

When the COVID-19 pandemic began in March, we facilitated a seamless transition to remote working and were able to offer a gradual and voluntary return to offices beginning in June. Multiple protocols remain in place for our office and laboratory teams, as described elsewhere in this Proxy Statement.

During 2020, Incyte teams once again participated in the Annual Activity Challenge. This year, the challenge began earlier than usual with the idea to keep people active, especially during periods of enforced confinement. 31 Incyte teams made up of over 270 participants from across the globe logged 157,325,101 steps equal to 78,663 miles—enough steps to take three trips around the world.

Compensation and Benefits

Incyte offers a competitive compensation package, which allows 100% of global Incyte employees to participate in the annual incentive compensation plan. Annual equity-based grants are also afforded to 100% of global Incyte employees to further incentivize performance as well as retention.

We seek to ensure our compensation package remains competitive by benchmarking against our peers several times annually as well as reviewing compensation twice per year to confirm that our employees are being

Proxy Statement 2021 | 15

Global Responsibility

compensated fairly, equitably (including gender pay equity), and in accordance with our pay structures and job levels.

Our benefits package also includes an option to participate in our Employee Stock Purchase Plan for both full-time and part-time employees working at least 20 hours per week.

Over the years, we have added numerous benefits to support our colleagues in their professional as well as personal endeavors.

Our industry-leading U.S. health insurance coverage is 100% covered for full-time employees and is 95% subsidized for part-time employees working at least 20 hours per week in the U.S. A healthcare resource program is another one of many complimentary benefits provided by Incyte in the U.S., which offers broad assistance with a variety of healthcare and insurance-related issues to help colleagues make more informed healthcare decisions.

The benefits package also includes many complimentary tools for health, including the Employee Assistance Program (EAP), which is provided at no cost to employees to help with a variety of personal and work-related concerns, difficulties and problems 24 hours a day and 365 days per year.

Other ad hoc benefits may include on-site COVID antibody testing, flu shots and learning opportunities that are often offered on-site and/or virtually, including nutrition, wellness and financial planning seminars.

Employee Engagement and Fostering an Innovative Culture

Our management team makes themselves available to all employees, and members of our executive management attempt to meet with new employees within the first six months of employment.

Our quarterly Town Hall events include presentations by executive management and allow for Q&A at the end of each. Our open-door culture allows for continuous ad-hoc feedback and helps drive innovation in all departments, not just within discovery and development.

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Global Responsibility

Our Innovation at Incyte program (I2)promotes innovation by allowing employees in any department to submit any innovative approach, tool, or proposal that may be meaningful for Incyte and our patients. There is a competitive review process every 6 months. Winners are then chosen and provided the resources and necessary funding to implement their plans.

We were proud to be named the #2 Top Employer by Science in 2020, making it three consecutive years that Incyte has been ranked in the top three of this global survey.

Incyte was recognized specifically for:

     being socially responsible

     having loyal employees

     treating employees with respect

Diversity

We believe that creative solutions are best achieved by diverse teams working together, and inclusion is therefore vital to the biopharmaceutical industry and is essential to Incyte. Diversity of thoughts, backgrounds, perceptions and ideas help us create the medical solutions that patients require, and represent the lifeblood of organizations such as ours.

As of December 31, 2020, 50% of our global workforce are women, and 38% of our global leadership positions are filled by women. In addition, three of our eight Board members are women, resulting in 38% female representation on our Board of Directors. This compares well with the average among S&P 500 constituents, wherein 28% of all Board seats are currently taken by women.

1.
Includes positions of Director and above.

Incyte was founded on the premise that the pursuit of R&D excellence creates value for society and for all of our internal and external stakeholders, and we know that our continued and future success depends on the creativity that only a diverse team can generate. We are committed to ensuring that we are recruiting from the widest possible talent pool from where we then select candidates based on merit.

Proxy Statement 2021 | 17

Global Responsibility

Amongst our U.S. workforce, 35% self-report as non-white, which is comparable to the 2010 United States Census data from the State of Delaware, the location of our global headquarters (31% non-white). We do not request racial diversity data from our ex-U.S. colleagues, where tracking these metrics is largely prohibited by law.

  Results are based on self-identification.

  *
  "Other" includes Hispanic / Latinx; American Indian / Alaska Native; Native Hawaiian / Other Pacific Islander and those who self-identify as two or more races

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Global Responsibility

Our Executive Management team is made up of a diverse group of very experienced individuals who are representative of our global outlook and the multicultural nature of the pharmaceutical industry. As an illustration of the dievrsity of thought and backgrounds of our Executive Management team, nine of the twelve members were born outside the U.S.

Increasing Opportunities for Ethnic Minorities in the U.S.

We support all initiatives that remove barriers and provide increased opportunities to the Black community. We are also aware that Black colleagues are under-represented in our U.S. workforce, and we have several ongoing initiatives to seek to address this.

•
We have formed an Inclusion Committee, which is co-chaired by our Chief Executive Officer and our Head of Human Resources, to bring forth actionable plans across multiple focus areas. Initially at least, the Inclusion Committee is focused exclusively on finding solutions for Black inequalities.

•
In terms of talent recruitment, we have expanded our searches to include organizations and websites dedicated to Black candidates. We have also partnered with Jopwell, to aid connections with Black candidates for non-science jobs and we are participating in the reputable Scientific Mentoring & Diversity Program (SMDP) mentoring program that primarily pairs Black post baccalaureate and graduate students with mentors who work at biopharmaceutical companies.

•
We are also working to ensure the retention of Black colleagues through increasing representation at and opportunities for advancement into leadership and other roles across the organization. We are also working to improve employee awareness and understanding, and to support dialogue.

We also recognize our role in supporting diversity beyond our workforce. Incyte uses multiple external suppliers, consultants and other agency partners to fulfill our mission, and we intend to establish an Inclusion Commitment for all appropriate counterparties to help us pursue our diversity and inclusion goals. We are also looking to increase the number of minority owned vendors and consultants that we use.

As a drug development company, we know how essential it is that the U.S. drug development industry works to increase the inclusion of Black patients into clinical trials. We intend to explore opportunities to increase this

Proxy Statement 2021 | 19

Global Responsibility

through our Clinical Trial Diversity Working Group. The COVID-19 pandemic, and its disproportionate impact on Black communities in the U.S., has brought the need to ensure appropriate participation in clinical trials into ever-sharper relief. We intend to work towards meaningful solutions across our clinical studies to support and encourage appropriate representation of all racial and ethnic groups.

In addition to the initiatives above, in June 2020, and in support of the Black Lives Matter movement, we donated an undisclosed amount to two local organizations—FAME Inc. and One Village Alliance—both of which are located close to our global headquarters in Delaware and which aim to increase educational opportunities for underserved minorities in the State.

Minimizing our Environment Impact

Incyte is committed to operating in a way that minimizes our environmental impact. In the spring of 2020, we published our inaugural SASB Summary, which included initial environmental metrics.

In the coming years, we plan to expand upon these metrics and initial disclosures as well as to seek ways to reduce our carbon footprint. We recognize that as we grow, our impact may become more significant. Accordingly, we have made reducing our carbon footprint a key priority in our Global Responsibility initiative. As described below, we will seek to offset the emissions we are unable to reduce further through different projects.

REDUCE

U.S. HQ and Lab Emissions

- Move to renewable power sources
- LED lighting upgrade
- Improved air exchange efficiency

U.S. and EU Field Fleet

- Move to hybrid/electric vehicles

OFFSET

Air Travel

- Protect, manage and restore forestry through verified carbon credit projects

Remaining $C0_2$

- Protect, manage and restore forestry through verified carbon credit projects
- Investments in zero emission power generation

NOW

FUTURE

Travel & Remaining $C0_2$

- Investments in zero emission power generation
- Protect, manage, and restore forestry through verified carbon credit projects
- Tree planting projects to absorb carbon over the long term

GOAL: $C0_2$ NEUTRALITY

We are determined to become a carbon neutral organization. While we acknowledge that finding solutions to further reduce our absolute carbon emissions may take time, the climate imperative means that we will not wait

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Global Responsibility

to act, and we have already begun by offsetting 100% of our measured carbon emissions in the U.S. in 2019* through verified reforestation carbon credit projects.

In 2020, we offset 100% of our 2019* measured carbon emissions in the U.S. through verified reforestation carbon credits in partnership with the Arbor Day Foundation.

*For 2019, we measured Scope 1 and Scope 2 for the properties wholly owned by Incyte that were fully functional for all of 2019. This includes U.S. Headquarters, which consists of Building 1801 and Building 1815. This represents 66% of our total office space in the U.S.

Over time, we expect to continue to work to reduce our absolute emissions by using additional renewable energy sources, moving our U.S. and European fleets to hybrid or electric vehicles and making appropriate infrastructure investments to enable increased uses of renewable energy sources as we continue to expand.

Our key environmental target, through combinations of absolute CO2 reductions and offsets of our remaining emissions, is to be a carbon neutral organization by 2025, and three specific tactical goals to help us achieve this ambitious target are laid out below.

(1)
The TCFD (Task Force on Climate-related Financial Disclosures) has developed recommendations for voluntary, consistent climate-related financial risk disclosures for use by companies in providing information to investors, lenders, insurers, and other stakeholders.

Cybersecurity and Related Activities

Cybersecurity and the awareness of and preparedness for related risks are a high priority at Incyte. The Audit and Finance Committee of the Board is updated by our cybersecurity team at least twice per year, and Incyte has not had a cyber breach in the past three years. We carry cybersecurity risk insurance, and conduct an annual cybersecurity audit with a different third party on each occasion.

All employees and contractors are required to attend mandatory cybersecurity awareness training, and refresher modules are also provided. In 2020, we conducted 26 online training sessions for the global user population, and recordings were also shared thereafter. We also conducted multiple "Cybersecurity at Home" training sessions covering the protection of, for example, home routers and smart home / smart car technologies, as well as recommendations for identity and home internet access protection.

We conduct phishing simulation email campaigns twice a year. As a result of these increased awareness activities, the percentage of phish-prone users declined in 2020, and the percentage of users who forwarded the phishing simulation campaign emails to the Incyte cybersecurity mailbox increased.

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Global Responsibility

Improvements in ESG Scores

The new disclosures made as part of our Global Responsibility initiative in 2020 have led to significant improvements in Incyte's scores and ratings by key ESG stakeholders, such as S&P Global, MSCI and Sustainalytics.

We expect our Global Responsibility initiative will continue to evolve, and we look forward to updating and adding to our disclosures in the coming years. For the most up to date Environmental, Social and Governance information, as well as our latest SASB Summary, please visit www.incyte.com/responsibility. Please note that the information provided on our website is not part of this Proxy Statement.

22 | Proxy Statement 2021

Readiness and Response to COVID-19

The COVID-19 pandemic remains an evolving situation and it is important to keep in mind that our statements in this Proxy Statement speak only as of the filing date, as we may be unable to assess the full effects of governmental, business and social actions and policies and overall economic conditions on our business.

Incyte is very grateful to the millions of people around the world fighting the COVID-19 pandemic and its effects on society—from doctors, nurses and to all other essential workers who are continuing to provide their much-needed services. We have also sought to contribute to this fight in several ways, as described below.

When we enacted our global business continuity plans in the spring of 2020, our key priorities were to ensure that patients continue to receive their life-saving medicines, that we continue to provide our patients, customers and employees the support they need, and importantly, to do this in a manner that minimizes the health risks to all.

ARDS = Acute Respiratory Distress Syndrome; EAP = Expanded Access Program.

We also created, and continue to maintain, dedicated COVID-19 resource pages on the Incyte corporate website www.incyte.com/covid-19 and on our company intranet site, enabling easy access to updated information on the disease, Incyte's responsiveness, potential treatments, and vaccine availability, as well as links to published guidelines, including from the CDC, WHO, NIOSH and OSHA.

Prioritizing Patients' Access to Medicine

We were well prepared going into this crisis as we had ample drug supply, thereby ensuring availability of commercial medicines to patients. Our manufacturing processes have also proceeded without interruption, and despite the challenges of the pandemic, our team has continued to provide the level of service and responsiveness that our customers have been accustomed to over the years. We have expanded our multi-channel engagements and our field representatives are conducting multiple virtual and digital programs with our customers, and we prioritized patient needs by delivering commercial and clinical trial medicines to home addresses, where necessary and possible.

Our clinical team made the decision to allow patients, care-givers and physicians to decide on patients' participation in clinical programs, and we did not make any unilateral decisions to close or suspend enrollment in any of our clinical trials. Regional shutdowns and similar policies have affected certain studies, but the impact has been largely transient to date, and we have been able to remain on track with timelines for most key development programs.

Proxy Statement 2021 | 23

Readiness and Response to COVID-19

On the regulatory front, there was no impact on key timelines—as evidenced by the early FDA approvals that we announced for Pemazyre® (pemigatinib), Tabrecta® (capmatinib) and Monjuvi® (tafasitamab-cxix).

Rapid Initiation of Clinical Programs to Address COVID-19

At the outset of the pandemic, we rapidly mobilized our clinical and alliance management teams as we sought to uncover if our molecules might be of benefit to patients with COVID-19. We launched two Phase 3 trials (one of which was in collaboration with Novartis), evaluating ruxolitinib and we removed all contractual obstacles to enable Lilly to open trials evaluating baricitinib.

In November 2020, with Lilly we announced that that the FDA issued an Emergency Use Authorization (EUA) for the distribution and emergency use of baricitinib to be used in combination with remdesivir in hospitalized adult and pediatric patients two years of age or older with suspected or laboratory confirmed COVID-19 who require supplemental oxygen, invasive mechanical ventilation, or extracorporeal membrane oxygenation.

The EUA was supported by data from the Adaptive COVID-19 Treatment Trial (ACTT-2), which was sponsored by the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health (NIH). In December 2020, the New England Journal of Medicine published peer-reviewed results from the Phase 3 ACTT-2 trial, which included 1,033 patients from 67 trial sites in eight countries.

In December 2020, with Novartis we announced that the Phase 3 RUXCOVID study evaluating the safety and efficacy of ruxolitinib plus standard-of-care (SOC) as a treatment for non-ventilated patients 12 years and older with COVID-19 associated cytokine storm did not meet its primary endpoint. In addition, there was no clinically relevant benefit observed among secondary and exploratory endpoints.

In March 2021, we announced results from the Phase 3 369-DEVENT study evaluating the efficacy and safety of ruxolitinib (5mg and 15mg) plus standard of care (SOC) versus SOC in patients 12 years and older on mechanical ventilation with COVID-19 associated Acute Respiratory Distress Syndrome (ARDS). While improvement in mortality trended positively, statistical significance was not reached for the overall study population. However, a significant improvement in mortality was seen in U.S. patients at both doses and in the overall study population when both doses were pooled. We plan to make ruxolitinib available to eligible patients in the U.S. at no cost via an Expanded Access Program pending agreement with the U.S. Food and Drug Administration.

Ensuring Safety and Wellbeing

At the onset of the pandemic, we donated supplies, including personal protective equipment (PPE), from our laboratories in Wilmington, Delaware, to one of our local hospital systems that, like others, was facing a critical shortage. We also made a donation to fund the purchase of hospital equipment and goods to support patients, hospitals, healthcare facilities and providers in the critically affected Lombardy region of Italy.

At all Incyte locations, we initiated a seamless transition to remote working in March 2020 and from June 2020 were able to offer a gradual and voluntary return to offices where regional regulations permitted. Multiple protocols remain in place in all our global offices, including temperature checks, physical distancing and mask requirements, as well as the opportunity for rapid, finger-stick serological tests, to ensure safe workplaces for those who opt to return.

For our laboratory teams, rigorous safety precautions were put in place to allow essential operations to continue, even during the the spring of 2020, and our laboraties returned to full operations in May 2020. Ongoing precautions include temperature checks on entry and the mandatory use of PPE including surgical or N95 masks and gloves for all while on our laboratory campuses. Rapid, finger-stick serological tests are also available.

There have not been any staff reductions as a result of COVID-19, and we also took the decision to maintain all on-site and allied support staff at all of our facilities on full pay and benefits, including during the initial periods of enforced confinement because of stay-at-home orders.

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Readiness and Response to COVID-19

We also understand that periods of solitude and other effects of the pandemic have the potential to take a significant toll on the health and wellbeing of our team, and therefore numerous additional actions were taken and support provided, often in response to feedback and other requests from within the organization.

•
Regular video bulletins providing updates from the CEO and other members of the executive team are recorded and circulated; these are in addition to the regularly-scheduled global Town Hall meetings, which have continued every three months.

•
We offered live virtual and on demand sessions for employees in all locations, including yoga, meditation, cooking and exercise classes, as well as sessions with many of our benefits partners.

Proxy Statement 2021 | 25

2021 Proposals

PROPOSAL 1 Election of Directors

The Board proposes the election of eight directors of our Company to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy.

Dr. Paul A. Friedman is retiring from our Board as of the Annual Meeting. We are very grateful for his years of service to Incyte and to our stockholders.

Director Nominees

Names of the nominees and certain biographical information about them are set forth below:

Hervé Hoppenot	CHAIRMAN OF THE BOARD Age: 61	COMMITTEES: • None	DIRECTOR SINCE: 2014

BACKGROUND:

Mr. Hoppenot joined Incyte as President and Chief Executive Officer and a Director in January 2014, and was appointed Chairman of the Board in May 2015. Mr. Hoppenot served as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, a pharmaceutical company, from January 2010 to January 2014. Prior to that, Mr. Hoppenot served in other executive positions at Novartis Pharmaceuticals Corporation, serving from September 2006 to January 2010 as Executive Vice President, Chief Commercial Officer of Novartis Oncology and Head of Global Product Strategy & Scientific Development of Novartis Pharmaceuticals Corporation and from 2003 to September 2006 as Senior Vice President, Head of Global Marketing of Novartis Oncology. Prior to joining Novartis, Mr. Hoppenot served in various increasingly senior roles at Aventis S.A. (formerly Rhône Poulenc S.A.), a pharmaceutical company, including as Vice President Oncology US of Aventis Pharmaceuticals, Inc. from 2000 to 2003 and Vice President US Oncology Operations of Rhone Poulenc Rorer Pharmaceuticals, Inc. from 1998 to 2000.
QUALIFICATIONS:

The Board has concluded that Hervé Hoppenot should serve on the Board because he has significant leadership and senior management experience from his various executive positions in the healthcare industry, including as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation. His past experiences and his current role as our CEO give him strong knowledge of our strategy, markets, competitors, financials and operations.
OTHER PUBLIC COMPANY BOARDS:
Current Cellectis S.A.	Past 5 Years None

26 | Proxy Statement 2021

Proposal 1 Election of Directors

Julian C. Baker	LEAD INDEPENDENT DIRECTOR Age: 54	COMMITTEES: • Compensation	• Nominating and Corporate Governance (Chair)	DIRECTOR SINCE: 2001

BACKGROUND:

Mr. Baker is a Managing Member of Baker Bros. Advisors LP, which he and his brother, Felix Baker, Ph.D., founded in 2000. Baker Bros. Advisors LP is a biotechnology-focused investment advisor to fund partnerships whose investors are primarily endowments and foundations. Mr. Baker's career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation.
QUALIFICATIONS:

The Board has concluded that Julian C. Baker should serve on the Board because he is an experienced investor in many life sciences companies. He brings to the Board significant strategic and financial expertise and extensive knowledge of the life sciences and biopharmaceuticals industries as a result of his investments in and service as a director of other publicly and privately held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current Acadia Pharmaceuticals, Inc. Prelude Therapeutics Incorporated	Past 5 Years Genomic Health, Inc. (2001 - 2019) Idera Pharmaceuticals, Inc. (2014-2018)

Jean-Jacques Bienaimé	INDEPENDENT DIRECTOR Age: 67	COMMITTEES: • Compensation (Chair) • Nominating and Corporate Governance	DIRECTOR SINCE: 2015

BACKGROUND:

Mr. Bienaimé has served as Chief Executive Officer and a member of the board of directors of BioMarin Pharmaceutical Inc., a biopharmaceutical company, since May 2005. Mr. Bienaimé has also served as Chairman of BioMarin since June 2015. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chairman, President and Chief Executive Officer of SangStat Medical Corporation, an immunology focused biotechnology company that was later acquired by Genzyme Corporation. He became President of SangStat in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône Poulenc Rorer Pharmaceuticals (now known as Sanofi Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé is a director of the Biotechnology Innovation Organization and the Pharmaceutical Research and Manufacturers of America® (PhRMA).
QUALIFICATIONS:

The Board has concluded that Jean-Jacques Bienaimé should serve on the Board because he has significant leadership experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products. He also brings significant experience as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current BioMarin Pharmaceutical Inc.	Past 5 Years Vital Therapies, Inc. (2013-2018)

Proxy Statement 2021 | 27

Proposal 1 Election of Directors

Paul J. Clancy	INDEPENDENT DIRECTOR Age: 59	COMMITTEES: • Audit and Finance (Chair) • Compensation	DIRECTOR SINCE: 2015

BACKGROUND:

Mr. Clancy has more than 30 years of experience in financial management and strategic business planning, and served as a senior advisor from October 2019 until July 2020 to, and as the Executive Vice President and Chief Financial Officer from July 2017 through October 2019 of, Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc. (formerly known as Biogen Idec Inc.), a biopharmaceutical company, from August 2007 until June 2017. He also served as Senior Vice President of Finance of Biogen, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the 2003 merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation to form Biogen, Mr. Clancy was the Vice President of Portfolio Management of Biogen. He joined Biogen in 2001 as Vice President of U.S. Marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of financial, strategy and general management positions.
QUALIFICATIONS:

The Board has concluded that Paul J. Clancy should serve on the Board because he has significant financial and executive leadership experience at large multi-national biopharmaceutical companies. Mr. Clancy also has experience as a director of a publicly held biotechnology company, and his breadth and depth of financial experience position him well to serve as Chair of the Audit and Finance Committee of the Board.
OTHER PUBLIC COMPANY BOARDS:
Current Agios Pharmaceuticals, Inc. Exact Sciences Corporation	Past 5 Years None

Wendy L. Dixon, Ph.D.	INDEPENDENT DIRECTOR Age: 65	COMMITTEES: • Audit and Finance	DIRECTOR SINCE: 2010

BACKGROUND:

Dr. Dixon served as Chief Marketing Officer and President, Global Marketing for Bristol Myers Squibb Company from December 2001 until May 2009 and served on the Chief Executive Officer's Executive Committee. From 1996 to 2001, she was Senior Vice President, Marketing—USHH at Merck & Co., Inc., and prior to that she held executive management positions at West Pharmaceuticals, Osteotech, Inc. and Centocor, Inc. and various positions at SmithKline & French Pharmaceuticals in marketing, regulatory affairs, project management and as a biochemist.
QUALIFICATIONS:

The Board has concluded that Wendy L. Dixon should serve on the Board because she has significant leadership experience in the pharmaceutical and biotechnology industry, including experience in drug development and regulatory affairs. Dr. Dixon has extensive experience in building successful marketing and sales teams and launching multiple pharmaceutical products across a broad range of therapeutic areas. Dr. Dixon also has significant experience serving as a director of other publicly held life sciences companies, including as a member of certain audit committees.
OTHER PUBLIC COMPANY BOARDS:
Current Alkermes plc Arvinas, Inc. bluebird bio, Inc.	Past 5 Years Orexigen Therapeutics, Inc. (2010-2016) Sesen Bio, Inc. (2014-2020) Voyager Therapeutics, Inc. (2017-2021)

28 | Proxy Statement 2021

Proposal 1 Election of Directors

Jacqualyn A. Fouse, Ph.D.	INDEPENDENT DIRECTOR Age: 59	COMMITTEES: • Audit and Finance • Nominating and Corporate Governance	DIRECTOR SINCE: 2017

BACKGROUND:

Dr. Fouse has served as Chief Executive Officer of Agios Pharmaceuticals, Inc., a biopharmaceutical company, since February 2019. Prior to Agios, she served as Executive Chair of Dermavant Sciences, a biopharmaceutical company from July 2017 to September 2018. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from July 2007 to September 2010. Prior to joining Bunge, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Prior to her time with Alcon she held a variety of senior leadership roles with international companies.
QUALIFICATIONS:

The Board has concluded that Jacqualyn A. Fouse should serve on the Board because she has significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Agios and previously at Dermavant Sciences and Celgene, as well as her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.
OTHER PUBLIC COMPANY BOARDS:
Current Agios Pharmaceuticals, Inc.	Past 5 Years Celgene Corporation (2016-2017) Dick's Sporting Goods, Inc. (2010-2020) Perrigo Company (2012-2016)

Edmund P. Harrigan, M.D.	INDEPENDENT DIRECTOR Age: 68	COMMITTEES: • Science and Technology	DIRECTOR SINCE: 2019

BACKGROUND:

Edmund P. Harrigan, M.D. joined the Board in December 2019. Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 until his retirement in 2015. Dr. Harrigan's previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Previously, Dr. Harrigan served in senior leadership positions at Karuna Pharmaceuticals, Inc., Sepracor Inc., and Neurogen Corporation. Prior to entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years.
QUALIFICATIONS:

The Board has concluded that Edmund P. Harrigan should serve on the Board because he has significant executive leadership experience in the pharmaceutical and biotechnology industry, including experience in drug discovery and development, regulatory affairs and business development. Dr. Harrigan also brings substantial medical and scientific experience to the Board. In addition, Dr. Harrigan has significant experience serving as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current ACADIA Pharmaceuticals, Inc. PhaseBio Pharmaceuticals, Inc.	Past 5 Years Bellicum Pharmaceuticals, Inc. (2018-2019) Karuna Therapeutics, Inc. (2011-2020)

Proxy Statement 2021 | 29

Proposal 1 Election of Directors

Katherine A. High, M.D.	INDEPENDENT DIRECTOR Age: 69	COMMITTEES: • Science and Technology	DIRECTOR SINCE: 2020

BACKGROUND:

Katherine A. High, M.D., joined the Board in March 2020. Dr. High has served as President, Therapeutics of Asklepios Biopharmaceutical, Inc., a biotechnology and gene therapy company that is a wholly-owned subsidiary of Bayer AG, since January 2021. Dr. High served as President of Spark Therapeutics, Inc., a gene therapy company, from September 2014 until February 2020 and as Head of Research and Development of Spark from September 2017 until February 2020. From September 2014 through September 2017, Dr. High served as Chief Scientific Officer of Spark. Prior to serving as President of Spark, Dr. High provided advice to Spark and subsequently served as an independent consultant to Spark from December 2013 to September 2014. From July 1999 through September 2014, Dr. High was a Professor at the Perelman School of Medicine at the University of Pennsylvania. From March 2003 through September 2014, Dr. High was an Investigator of the Howard Hughes Medical Institute. Dr. High served as the Director of the Center for Cellular and Molecular Therapeutics at Children's Hospital of Philadelphia from September 2004 to April 2014.
QUALIFICATIONS:

The Board has concluded that Katherine A. High should serve on the Board because she has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts. In addition, Dr. High has experience serving as an executive officer and director of publicly traded life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current CRISPR Therapeutics AG	Past 5 Years Spark Therapeutics, Inc. (2014-2019)

30 | Proxy Statement 2021

Board Committees

The Board has appointed an Audit and Finance Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science and Technology Committee. The Board has determined that each director who serves on these committees is "independent," as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees, a current copy of each committee's charter can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the "For Investors" portion of our website. The Board has also appointed a Non-Management Stock Option Committee.

The Board will update committee composition as appropriate after the Annual Meeting.

Audit and Finance Committee

The Audit and Finance Committee's responsibilities include:

➤

assisting the Board in fulfilling its oversight responsibilities relating to the Company's financial statements, systems of internal control over financial reporting, auditing, accounting and financial reporting processes, compliance with legal and regulatory requirements, financing strategies, capital allocation, capital structure, and enterprise risk assessment;

➤

appointing, compensating, evaluating and, when appropriate, replacing our independent registered public accounting firm;

➤

reviewing and pre-approving audit and permissible non-audit services;

➤

reviewing the scope of the annual audit;

➤

monitoring the independent registered public accounting firm's relationship with the Company;

➤

meeting with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes;

➤

reviewing the results of management's efforts to monitor compliance with the Company's programs and policies designed to promote adherence to applicable laws and regulations;

➤

overseeing the management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review of management's efforts to identify and mitigate such risks;

➤

overseeing our internal audit function; and

➤

reviewing matters related to the Company's capital allocation strategies, capital structure and tax structure.

The Board has determined that Mr. Clancy and Dr. Fouse are each qualified as an Audit Committee Financial Expert under the definition outlined by the Securities and Exchange Commission.

No member of our Audit and Finance Committee sits on more than three public company audit committees, including ours.

COMMITTEE MEMBERS Paul J. Clancy (Chair) Wendy L. Dixon Jacqualyn A. Fouse Met 8 times in 2020

Proxy Statement 2021 | 31

Board Committees

Compensation Committee

The Compensation Committee's responsibilities include:

➤

assisting the Board in meeting its responsibilities with regard to oversight and determination of executive compensation;

➤

reviewing and making recommendations with respect to major compensation plans, policies and programs of the Company;

➤

developing and monitoring compensation arrangements for our executive officers;

➤

determining compensation for our CEO and other executive officers;

➤

determining stock-based compensation awards for our executive officers;

➤

administering performance-based compensation plans such as our Amended and Restated 2010 Stock Incentive Plan (the "2010 Stock Incentive Plan");

➤

reviewing and recommending directors' compensation to the full Board; and

➤

possessing sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

COMMITTEE MEMBERS Jean Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy Met 5 times in 2020

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include:

➤

identifying qualified individuals to become members of the Board;

➤

determining the composition of the Board and its committees;

➤

monitoring a process to assess Board effectiveness;

➤

recommending nominees to fill vacancies on the Board;

➤

reviewing and making recommendations to the Board with respect to candidates for director proposed by stockholders;

➤

reviewing the composition, functioning and effectiveness of the Board and its committees;

➤

developing and recommending to the Board codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board; and

➤

reviewing and making recommendations to the Board regarding the succession plan relating to our CEO and other executive officers.

COMMITTEE MEMBERS Julian C. Baker (Chair) Jean Jacques Bienaimé Jacqualyn A. Fouse

Science and Technology Committee

The Science and Technology Committee's responsibilities include:

➤

assisting the Board in its general oversight of the Company's research and development programs and progress in achieving research and development goals and objectives;

➤

providing strategic advice to the Board and management regarding emerging science and technology issues and trends;

➤

reviewing and assessing the Company's approaches to acquiring and maintaining technology positions or otherwise investing in research and development programs; and

➤

assisting the Board with its oversight responsibility for enterprise risk management in areas affecting the Company's research and development activities.

COMMITTEE MEMBERS Paul A. Friedman (Chair) Edmund P. Harrigan, MD Katherine A. High, MD Met 2 times in 2020

32 | Proxy Statement 2021

Board Committees

				Committee Membership

Name and Primary Occupation	Director Since	Age	Independent	Compensation	Audit and Finance	Nominating and Corporate Governance	Science and Technology(1)

Hervé Hoppenot—Chairman of the Board President and Chief Executive Officer Incyte Corporation	2014	61

Julian C. Baker—Lead Independent Director Managing Partner Baker Brothers Investments	2001	54

Jean-Jacques Bienaimé Chief Executive Officer BioMarin Pharmaceutical Inc.	2015	67

Paul J. Clancy Former Executive Vice President and Chief Financial Officer Alexion Pharmaceuticals, Inc.	2015	59

Wendy L. Dixon, Ph.D. Former Chief Marketing Officer and President, Global Marketing Bristol-Myers Squibb Company	2010	65

Jacqualyn A. Fouse, Ph.D. Chief Executive Officer Agios Pharmaceuticals, Inc.	2017	59

Edmund P. Harrigan, M.D. Former Senior Vice President of Worldwide Safety and Regulatory Pfizer Inc.	2019	68

Katherine A. High, M.D. President, Therapeutics Asklepios Biopharmaceutical, Inc.	2020	69

  Committee Chair          Financial Expert          Member

(1)
Dr. Friedman will continue as the Chair of the Science and Technology Committee until his retirement from the Board as of the date of the 2021 Annual Meeting.

Proxy Statement 2021 | 33

Compensation of Directors

Our director compensation program is designed to enable attraction and retention of highly qualified directors by ensuring that our director compensation is in line with compensation offered by our peer companies that compete with us for director talent. The program is designed to address the time, effort, expertise, and accountability required of active board membership. Directors who are employees of the Company, namely Mr. Hoppenot, do not receive any fees for their service on the Board or any committee. The Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews the compensation for our non-employee directors in relation to the peer group used for compensation purposes (as described below under "Compensation Discussion and Analysis"). For 2021, the Board, upon the recommendation of the Compensation Committee, reduced the grant date target value of total equity awards from $500,000 to $400,000.

Based on the Compensation Committee's most recent review in February 2021, the Compensation Committee recommended, and in March 2021, the Board approved, changes to our non-employee director compensation program that enable the Board to set the grant date target value of equity awards under our Amended and Restated 2010 Stock Incentive Plan (the "2010 Stock Incentive Plan") up to a maximum of $500,000, which was the grant date target value for equity awards made to non-employee directors in 2020.

In addition, the mix of equity awards was changed from 75% stock options and 25% restricted stock unit (RSU) awards to 60% stock options and 40% RSU awards. These changes will take effect upon the approval of amendments to the 2010 Stock Incentive Plan as described below under "Proposal 3," and are more fully described under "Proposal 3."

Role	Cash Retainer ($)(1)	Total Equity Awards ($)(2)

Lead Independent Director	90,000	400,000

Non-Employee Director	60,000	400,000

34 | Proxy Statement 2021

Compensation of Directors

Role	Cash Retainer ($)(1)

Chair of Audit and Finance Committee	25,000

Members of Audit and Finance Committee	12,000

Chair of Compensation Committee	25,000

Members of Compensation Committee	10,000

Chair of Nominating and Corporate Governance Committee	16,000

Members of Nominating and Corporate Governance Committee	8,000

Chair of Science and Technology Committee	25,000

Members of Science and Technology Committee	10,000

(1)
Annual cash retainers are payable quarterly. Non-employee directors may elect to receive their retainers and committee fees in the form of restricted stock that vests immediately when the associated quarterly retainer amount is paid.

(2)
Equity awards are 75% stock options and 25% RSU awards, determined in the same manner as with awards to our executive officers, as described in "Compensation Discussion and Analysis." If Proposal 3 is approved, target total equity award value will be $400,000 for all non-employee directors and equity awards will be 60% stock options and 40% RSU awards. The exercise price of the options will be equal to the fair market value on the date of grant and have a term of 10 years. Each award will vest in full on the first anniversary of the date of the grant or, if earlier, the date of the next annual meeting of stockholders or upon a change in control.

Cash and equity awards are prorated for such portion of the year that the director serves on the Board. All directors are reimbursed for their travel and out-of-pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)

Julian C. Baker	—	242,508	379,645	622,153

Jean-Jacques Bienaimé	—	211,104	379,645	590,749

Paul J. Clancy	—	217,854	379,645	597,499

Wendy L. Dixon	—	198,508	379,645	578,153

Jacqualyn A. Fouse	—	206,508	379,645	586,153

Paul A. Friedman	74,540	126,508	379,645	580,693

Edmund P. Harrigan	—	191,155	379,645	570,800

Katherine A. High	50,801	136,662	410,258	597,721

(1)
Amounts listed in this column represents the sum of the aggregate grant date value of restricted stock awards issued quarterly at the election of the director in lieu of his or her annual retainer and committee fees and the aggregate grant date fair value of RSU awards granted upon re-election at the 2020 Annual Meeting or, in the case of Dr. High, upon her election to the Board, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

Proxy Statement 2021 | 35

Compensation of Directors

The following table provides the grant date value of restricted stock awards and the grant date fair value of RSUs shown in the above table:

Name	Value of Restricted Stock Awards ($)	Grant Date Fair Value of RSU Awards ($)

Julian C. Baker	116,000	126,508

Jean-Jacques Bienaimé	84,596	126,508

Paul J. Clancy	91,346	126,508

Wendy L. Dixon	72,000	126,508

Jacqualyn A. Fouse	80,000	126,508

Paul A. Friedman	—	126,508

Edmund P. Harrigan	64,647	126,508

Katherine A. High	—	136,662

(2)
Amounts listed in this column represents the aggregate grant date fair value of option awards granted upon re-election at the 2020 Annual Meeting or, in the case of Dr. High, upon her election to the Board, determined in accordance with the ASC 718 for financial reporting purposes. See Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(3)
The following table provides the number of shares of common stock subject to outstanding unvested RSU awards and options held at December 31, 2020 for each director who was then serving on the Board. The number of shares underlying unexercised options shown for Dr. Friedman includes 7,500 shares underlying options received while he served as our CEO until January 2014.

Name	Number of Unvested RSU Awards	Number of Shares Underlying Unexercised Option

Julian C. Baker	1,282	157,986

Jean-Jacques Bienaimé	1,282	112,986

Paul J. Clancy	1,282	112,986

Wendy L. Dixon	1,282	137,986

Jacqualyn A. Fouse	1,282	71,736

Paul A. Friedman	1,282	105,486

Edmund P. Harrigan	1,282	14,874

Katherine A. High	1,282	11,799

36 | Proxy Statement 2021

Corporate Governance

What We Do

✓ Majority voting for directors in uncontested elections	✓ Audit and Finance Committee receives semiannual updates by our Chief Compliance Officer

✓ Strong and active Lead Independent Director, representing one of our largest stockholders	✓ Board and the committees may seek advice from outside advisors

✓ Audit and Finance Committee, Nominating and Corporate Governance Committee and Compensation Committee comprised solely of independent directors	✓ Pre-clearance by our General Counsel required for trading in our stock by any director, and all executive trading must be through a pre-cleared trading plan

✓

Audit and Finance Committee regularly meets with Ernst & Young LLP, our independent registered public accounting firm, as well as our corporate audit services team—without members of executive management present

✓ Maintain robust Code of Business Conduct and Ethics, Senior Financial Officers' Code of Ethics and Board of Directors Code of Conduct and Ethics

✓ An independent compensation consultant is engaged by and reports directly to our Compensation Committee	✓ Board members have complete access to management and employees in their discretion

✓ Annual election of directors	✓ High Board and committee attendance

✓ Review and approve corporate strategic plan, including the budget, at least annually	✓ Robust commitment to corporate, environmental and social responsibility

✓ Limits on outside board and audit committee service	✓ Extensive ongoing stockholder outreach, often involving Lead Independent Director

✓ Proxy access bylaw (3% ownership, 3 years, nominees up to 20% of the Board)	✓ Audit and Finance Committee is updated by our cybersecurity team at least twice per year

What We Don't Do

✗ No staggered or classified Board	✗ No hedging or speculative trading in our stock by directors, executives or other employees

✗ No plurality voting in uncontested Board elections	✗ Board members may not be "overboarded"

Majority Voting Policy

Our Bylaws include a majority voting standard for the election of directors. In order to receive a majority of the votes cast, the number of shares voted "FOR" must exceed the number of votes "AGAINST"; abstentions and broker non-votes do not count as votes cast. Our Bylaws provide that, in an uncontested election, director nominees must receive a majority of the votes cast to be elected to the Board. Our Corporate Governance Guidelines state that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director should submit a resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding his or her resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Proxy Statement 2021 | 37

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. Where the Chairman and CEO roles are filled by the same individual, our Corporate Governance Guidelines require the independent directors on our Board to appoint a Lead Independent Director.

The Board values the flexibility to select, from time to time, a leadership structure that it believes is most able to serve our Company's and stockholders' best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of our Company and our stockholders.

Currently the Board believes it is in the best interests of our stockholders to have Hervé Hoppenot, our President and CEO, serve as Chairman, coupled with Julian C. Baker—a managing member of the general partner of one of our largest stockholders (Baker Bros. Advisors LP and affiliated entities (the "Baker Funds") who collectively hold 14.6% of our common stock as of March 29, 2021)—serving as our Lead Independent Director. The Board reviews its leadership structure on an ongoing basis and retains the authority to modify this structure as it deems appropriate.

Focus on Independence.    The Board maintains a strong commitment to ensuring Board independence so that it is able to maintain effective oversight of management. The Board's commitment to independence includes:

✓
Annual appointment of a strong Lead Independent Director, who also represents one of our largest stockholders, the Baker Funds, thereby ensuring strong representation of stockholder interests

✓
Robust duties of the Lead Independent Director, which include:

•
presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•
serving as liaison between the Chairman/CEO and the other independent directors

•
approving information sent to the Board

•
approving meeting agendas for the Board

•
approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

•
authority to call meetings and executive sessions of the independent directors

•
being available for consultation with stockholders, when appropriate.

✓
Review, at least annually, of the Company's strategic plan and the following year's capital and operating budgets

✓
Annual election of all directors, ensuring accountability to stockholders

✓
Regular executive sessions of the independent, non-management directors—without Mr. Hoppenot—to review Company performance, CEO performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items

✓
Requirement that only independent directors serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

✓
Requirement that a majority of the Board be comprised of independent directors, with 89% of the current Board being independent

✓
Corporate Governance Guidelines providing that the Board may have access to Company management and employees and its own advisors, at the Board's discretion.

Flexibility of the Leadership Structure.    The Board is committed to high standards of corporate governance. The Board values the flexibility to select, from time to time, a leadership structure that is most able to serve the Company's and stockholders' best interests based on the qualifications of individuals available and

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Corporate Governance

circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders.

Board's Role in Risk Oversight.    Our Board is responsible for overseeing the overall risk management process at the Company directly and through its committees. The responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight process. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include reviews of long term strategic and operational planning, executive evaluation, development and succession planning, regulatory and legal compliance, and financial reporting and internal controls. The Board considers strategic and operational risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management. The Audit and Finance Committee receives periodic reports from executive management with respect to, and reviews such risks associated with, our financial and accounting systems, accounting policies, investment strategies, regulatory compliance and our information systems and technology, including cybersecurity risks and readiness. In addition, the Audit and Finance Committee oversees our internal audit team. The Audit and Finance Committee also meets regularly with our Chief Compliance Officer, our internal controls team and our independent registered public accounting firm in executive session without the presence of other members of management. The Compensation Committee evaluates our compensation policies and practices to help ensure that these policies and practices do not incentivize employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on our Company and provide appropriate incentives for meeting both short-term and long-term objectives and increasing stockholder value over time. The Nominating and Corporate Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters.

Director Independence

In 2020, our Board determined that each individual who served as a member of the Board in 2020, except for Mr. Hoppenot, was an "independent director" within the meaning of Rule 5605 of The Nasdaq Stock Market.

Mr. Hoppenot is not considered independent as he is currently employed as our CEO. For all other directors, the Board considered their relationship and transactions with our Company as directors and security holders of our Company.

All of the nominees are current members of the Board.

Board Evaluation Process and Board Refreshment

Our Board—in conjunction with our Nominating and Corporate Governance Committee, which is chaired by our Lead Independent Director—regularly reviews its competencies and areas of expertise in light of the current and future goals, strategies and challenges of our Company. As our Board has done three times in the last four years, when it sees a current or potential need our Board undertakes a thorough search for new directors. As part of this self-assessment, the Board also considers the tenure of its current members and plans for continuity of skills and expertise in the future by adding new directors.

The Board considers at least annually the knowledge, experience, and diverse perspectives of directors, each individual director's performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate such as independence, absence of conflicts, and any reputational risks. The Board weighs these factors with the needs of our Board and its committees based on Incyte's current strategy and risk profile. Our directors serve one-year terms and all continuing directors are subject to our stockholders' votes every year.

In the last 18 months, we have added two new independent directors whose skills, we believe, will add key expertise to our Board. Dr. Harrigan, a neurologist, joined our Board in December 2019 and brings extensive executive leadership experience and expertise in clinical development, pharmaceutical regulatory process and business development. He will be instrumental as Incyte continues to develop and commercialize innovative medicines for serious unmet medical conditions. Dr. High, a hematologist, joined our Board in March 2020 and

Proxy Statement 2021 | 39

Corporate Governance

has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts, are expected to assist the Board in its oversight role over our drug discovery and development efforts.

We believe our Board represents a diverse group of individuals that bring various skills and experience. Our Board's continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.

Matrix of Board Nominees

Expertise	Hoppenot	Baker	Bienaimé	Clancy	Dixon	Fouse	Harrigan	High

Biopharma Industry

Operational Leadership

International

Drug Discovery, Development & Regulatory

Commercial

Financial

Additional Information

PhD/MD

Attendance	100%	100%	100%	100%	100%	100%	88%	100%

Independence

Three of our eight Board nominees are women, representing 38% of our Board of Directors. This compares well with the average among S&P 500 constituents, wherein 28% of all Board seats are currently taken by women. Two (25%) of our directors were also born outside of the United States and one self identifies as LGBTQ+, further reflecting the diversity of our Board. Currently, 100% of our Board nominees self-identify as white.

40 | Proxy Statement 2021

Corporate Governance

Overboarding Policy

The Board of Directors recognizes that in order to be effective, each director must be fully engaged. Last year, the Board adopted the policy that no new outside director shall be appointed if he or she is deemed to be overboarded by Incyte. This means that no new director who is a sitting CEO of another public company shall sit on more than one public company board in addition to his or her own board and no new outside director who is not a sitting CEO of another public company may sit on more than four public company boards in total.

In addition, current directors who sit on less than the maximum number of public company boards may not exceed the maximum amount.

All of our Board nominees are currently compliant with this policy.

Number of Total Public Board Commitments[1]
Hoppenot[2]	Baker	Bienaimé[2]	Clancy	Dixon	Fouse[2]	Harrigan	High

2	3	2	3	4	2	3	2

(1)
Total board commitments includes Incyte

(2)
Sitting CEO

Further, the level of attendance of our directors at Board meetings continues to be high. The average attendance for 2020 is 98% with seven of the eight directors that are proposed for election in 2021 attending 100% of Board and Committee meetings last year, despite the additional demands placed on all corporate directors in 2020 due to the COVID-19 pandemic.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Board has as an objective, set forth in our Corporate Governance Guidelines, that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Nominating and Corporate Governance Committee will select candidates for directors who have substantive knowledge of our business and industry, diverse experiences, proven leadership, sound judgement, integrity and who can act on behalf of all stockholders. In addition, directors need to be able to foster a respectful environment in which they listen to one another and can hold constructive discussions. The Nominating and Corporate Governance Committee believes that nominees for director should have operational and leadership experience as well as drug discovery, drug development, regulatory, commercial or financial experience that may be useful to the Company and the Board; high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out their duties as directors. The Board and the Nominating and Corporate Governance Committee also consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees—to that end, we are proud to have 38% gender diversity among the

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Corporate Governance

nominees for election to our Board, in addition to the diverse set of skills and experience the Board collectively represents.

The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of "independent director" under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee believes it appropriate for certain key members of our management—currently, our CEO—to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender, promptly following their election or re-election as a director, irrevocable resignations that would be effective if the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board.

A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Our Bylaws permit stockholders to nominate individuals for election to the Board (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our recently adopted proxy access bylaw and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws.

Our proxy access bylaw permits an eligible stockholder, or group of up to 20 eligible stockholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws ("Proxy Access"). To nominate a director pursuant to Proxy Access, all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws must be complied with. A fully compliant nomination notice must be received by us no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the prior year's annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, the nomination notice to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 180th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date.

For a nomination of an individual for election to the Board without being included in our proxy materials, our Bylaws provide that, to be timely, our Secretary must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary

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date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:

  Secretary
  Incyte Corporation
  1801 Augustine Cut-Off
  Wilmington, DE 19803

You can obtain a copy of the full text of the Bylaw provisions by writing to the Company's Secretary at the above address.

Board Meetings

The Board held six meetings during 2020—four regularly scheduled meetings and two other meetings. All directors attended all four regularly scheduled meetings held by the Board. Overall, each director attended at least 88% of the meetings held by the Board and the committees on which he or she served during 2020.

The independent directors regularly meet in executive sessions without the participation of our CEO or other members of management.

We do not have a policy that requires the attendance of directors at the Annual Meeting.

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board, and were most recently amended in November 2017. These Guidelines can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the "For Investors" portion of our website.

The Corporate Governance Guidelines provide, among other things, that:

•
a majority of the directors must be independent;

•
if the Chairman of the Board is not an independent director, the independent directors will appoint a Lead Independent Director, whose duties are described in detail above under "Corporate Governance—Board Leadership Structure and Role in Risk Oversight" on page 38;

•
directors should offer to resign from the Board if they experience a change in their principal occupation;

•
directors should submit their resignations from the Board if they do not receive the votes of a majority of the votes cast in an uncontested election;

•
the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;

•
the Board and its committees may seek advice from outside advisors as appropriate;

•
the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and

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Corporate Governance
•
the Nominating and Corporate Governance Committee periodically reviews the composition, functioning, skills, diversity, tenure and effectiveness of the Board and its committees, and oversees the self-assessment of the Board and its committees.

Leadership Succession Planning

Our executive management team assesses its needs for succession planning at least annually. Incyte maintains a flat organizational structure, and hence Mr. Hoppenot has full exposure to the leaders of each function as well as key individuals within those functions; others in the executive management team are also in a position to provide additional insight and context. Should a need arise for succession planning in the executive management team, both internal and external candidates are considered on merit and based on Incyte's current and future goals. Regular succession planning updates are provided to the Nominating and Corporate Governance Committee, which is chaired by our Lead Independent Director, and reported to the full Board by the Nominating and Corporate Governance Committee chair.

Communications with the Board

If you wish to communicate with the Board, you may send your communication in writing to:

  Secretary
  Incyte Corporation
  1801 Augustine Cut-Off
  Wilmington, DE 19803

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Certain Relationships and Related Transactions

Our policy is that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct, Ethics and Board Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit and Finance Committee or another independent body of the Board.

44 | Proxy Statement 2021

PROPOSAL 2 Advisory Vote to Approve Executive Compensation

This Proposal 2, commonly known as a 'say-on-pay' proposal, provides our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2020 compensation of our named executive officers.

Each year since 2011, we sought, and received, approval for our executive compensation program. In addition, in 2011, and again in 2017, we sought, and received, approval to hold a 'say-on-pay' vote each year. Accordingly, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This Proposal 2 gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we again will ask our stockholders to vote for the following resolution at the annual meeting:

"RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

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Executive Compensation

2020 Performance

2020 was a year of outstanding achievements at Incyte. We announced FDA approvals for three new medicines, and we navigated the COVID-19 pandemic with agility and resilience.

We reported total product and royalty revenues of $2.5 billion for the full year 2020, representing an 18% increase over 2019, and we now have six approved products and a strong balance sheet, illustrating the benefits of our strategy targeting diversification and growth.

Net sales of our largest product, Jakafi® (ruxolitinib), grew at an annual rate of 15%, reaching $1.94 billion for the year, with growth seen across all three approved indications.

New product launches and an increasing contribution from royalties from our licensed products added to momentum in 2020. The U.S. launch of Pemazyre® (pemigatinib) has been successful, and the physician reception of Monjuvi® (tafasitamab-cxix), launched in collaboration with MorphoSys in August last year, has been very encouraging as we build the brand for the future. In the U.S., Monjuvi revenues are recognized by MorphoSys and are included in collaboration profit or loss sharing on our consolidated statement of operations.

We receive royalties on Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), commercialized by Novartis, and on Olumiant® (baricitinib), commercialized by Lilly, and total royalties grew 28% in 2020 to reach almost $400 million.

1.
Monjuvi revenues are recognized by MorphoSys and included in our collaboration loss sharing line item on our consolidated statement of operations in our Annual Report on Form 10-K for the year ended December 31, 2020.

2.
Totals may not add due to rounding.

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We operate in two therapeutic areas that are defined by the indications of our approved medicines and the diseases for which our clinical candidates are being developed. The first therapeutic area is Hematology/Oncology, which is comprised of Myeloproliferative Neoplasms (MPNs) and Graft-Versus-Host Disease (GVHD), as well as solid tumors and hematologic malignancies. Our second therapeutic area is Inflammation and Autoimmunity (IAI), which includes our newly established Dermatology commercial franchise. We are also eligible to receive milestones and royalties on molecules discovered by us and licensed to third parties.

We achieved numerous important milestones in 2020 and during 2021 to date, and these are summarized in the graphic below and described in more detail thereafter.

GVHD = graft-versus-host disease; MF = myelofibrosis; DLBCL = diffuse large B-cell lymphoma; CCA = cholangiocarcinoma; BTC = biliary tract cancer; SCAC = squamous cell anal carcinoma; NHL = non-Hodgkin lymphoma; NSCLC = non-small cell lung cancer; AD = atopic dermatitis; IAI = inflammation and autoimmunity.

Myeloproliferative Neoplasms (MPNs) and Graft-Versus-Host Disease (GVHD)

Jakafi® (ruxolitinib) is approved in the U.S. for the treatment of adults with intermediate or high-risk myelofibrosis, the treatment of adults with polycythemia vera who have had an inadequate response to or are intolerant of hydroxyurea and for the treatment of steroid-refractory acute GVHD in adult and pediatric patients 12 years or older. Net sales of Jakafi grew at an annual rate of 15%, reaching $1.94 billion for the year with growth seen across all three indications.

The REACH3 Phase 3 trial of ruxolitinib in patients with steroid-refractory chronic GVHD met its primary endpoint of superior overall response rate at month 6 and achieved statistically significant and clinically meaningful improvements in both key secondary endpoints, the modified Lee chronic GVHD symptom scale and failure free survival. The safety profile of ruxolitinib was consistent with previously reported studies of ruxolitinib in GVHD.

The success of the REACH3 trial represents the largest randomized pivotal trial with positive results in this patient population, as was the success of the randomized REACH2 trial in patients with acute GVHD, as

Proxy Statement 2021 | 47

Executive Compensation

described last year. The sNDA seeking FDA approval of ruxolitinib in patients with steroid-refractory chronic GVHD is now under Priority Review at the FDA with a decision expected in June 2021.

We are also developing multiple programs beyond ruxolitinib monotherapy to improve and expand therapeutic options for patients with myeloproliferative neoplasms (MPNs) as part of our Leadership In MPNs BEyond Ruxolitinib (LIMBER) initiative. We are evaluating combinations of ruxolitinib with other therapeutic modalities, as well as developing a once-a-day formulation of ruxolitinib for potential use as monotherapy and combination therapy. This new formulation of ruxolitinib is currently in stability testing and is expected to be submitted to the FDA early next year, with an FDA decision expected late in 2022.

Based on positive Phase 2 data presented in 2020, we have opened two pivotal trials of ruxolitinib in combination with parsaclisib (PI3Kd) in first-line myelofibrosis (MF; LIMBER-313) and in MF patients with a suboptimal response to ruxolitinib monotherapy (LIMBER-304).

Additional Phase 2 trials combining ruxolitinib with investigational agents from our portfolio such as INCB57643 (BET) and INCB00928 (ALK2) in patients with MF are in preparation, and additional discovery and development initiatives are also ongoing within the LIMBER program, which are evaluating both internally-discovered compounds, including itacitinib (JAK1), and candidates from collaboration partners.

Other Hematology and Oncology

The FDA approved Monjuvi® (tafasitamab-cxix) for the treatment of patients with relapsed or refractory diffuse large B-cell lymphoma (r/r DLBCL) in August last year, based on data from the L-MIND trial.

Momentum is strong behind the U.S. launch of Monjuvi, with good uptake in both academic and community settings and illustrated by the market share gained in the first several months since launch.

Updated data from L-MIND form part of the data dossier submitted to the European Medicines Agency (EMA) seeking approval of Monjuvi in Europe for the treatment of patients with r/r DLBCL.

We are also investigating tafasitamab in B-cell malignancies in a number of ongoing and planned combination trials. The Phase 3 inMIND trial evaluating tafasitamab plus lenalidomide and rituximab (R-squared) versus R-squared in patients with relapsed or refractory follicular or marginal zone lymphoma is recruiting patients, and the Phase 3 frontMIND trial of tafasitamab plus lenalidomide and R-CHOP versus R-CHOP as a first-line treatment for in patients with DLBCL is expected to open for recruitment in the coming months.

The FDA approved Pemazyre® (pemigatinib) a selective fibroblast growth factor receptor (FGFR) inhibitor, for the treatment of adults with previously treated, unresectable locally advanced or metastatic cholangiocarcinoma with an FGFR2 fusion or other rearrangement as detected by an FDA-approved test. Pemazyre is the first and only FDA-approved treatment for this indication.

The U.S. launch of Pemazyre has been successful and, in March, we announced that Pemazyre was approved in both Europe and Japan. The European Commission approved Pemazyre for the treatment of adults with unresectable locally advanced or metastatic cholangiocarcinoma with an FGFR2 fusion or rearrangement that is relapsed or refractory, after at least one line of systemic therapy and was approved in Japan for the treatment of patients with unresectable biliary tract cancer (BTC) with a fibroblast growth factor receptor 2 (FGFR2) fusion gene, worsening after cancer chemotherapy.

48 | Proxy Statement 2021

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Iclusig® (ponatinib) is approved in Europe for the treatment of certain of adult patients with chronic phase, accelerated phase or blast phase CML or the treatment of certain adult patients with Ph+ ALL. Iclusig sales grew 17% to $105 million in 2020.

In addition to our commercialized product portfolio, we also have late-stage assets under development.

In December 2020, data from three ongoing Phase 2 studies evaluating parsaclisib (PI3Kd) for the treatment of patients with relapsed or refractory follicular (CITADEL-203), marginal zone (CITADEL-204) and mantle cell (CITADEL-205) lymphomas were presented at ASH 2020. Data from the CITADEL program are expected to form the basis of an NDA seeking FDA approval of parsaclisib, which is expected to be submitted in the second half of 2021.

In January 2021, we announced that the FDA had accepted for Priority Review our Biologics License Application (BLA) for retifanlimab (PD-1) as a treatment for previously treated patients with advanced squamous cell carcinoma of the anal canal (SCAC) who have progressed following standard platinum-based chemotherapy. The FDA decision is expected in July 2021. The BLA submission was based on data from the Phase 2 POD1UM-202 trial evaluating retifanlimab in previously treated patients with advanced SCAC who have progressed following standard platinum-based chemotherapy; the Phase 3 POD1UM-303 trial in patients with SCAC is underway.

Inflammation and AutoImmunity (IAI) / Dermatology

We recently established Incyte Dermatology as a new commercial franchise in the U.S., in anticipation of the potential FDA approval ruxolitinib cream for use in patients with mild-to-moderate atopic dermatitis.

Ruxolitinib cream is a potent, selective inhibitor of JAK1 and JAK2 that provides the opportunity to directly target diverse pathogenic pathways that underlie certain dermatologic conditions, including atopic dermatitis, which is a form of eczema, and vitiligo.

The Phase 3 TRuE-AD program of ruxolitinib cream in patients with atopic dermatitis was successful and the NDA seeking FDA approval in this indication was submitted in December 2020. The submission was granted Priority Review and the FDA decision is expected in June 2021.

If approved, we expect the initial uptake of ruxolitinib cream to be driven by specialists in medical dermatology and allergy. We have recruited an exceptional team with significant experience in successfully launching dermatology products within the United States, and this team has identified a target group of approximately 11,000 potential high-prescribers.

The Phase 3 TRuE-V trials of ruxolitinib cream in patients with vitiligo are fully recruited and results are expected to be available in the coming months. If this pivotal trial program is successful, we expect to submit the sNDA to the FDA seeking approval of ruxolitinib cream in vitiligo as soon as we are able after FDA action in atopic dermatitis.

Partnered Programs (Incyte eligible for royalties and milestone payments)

We participate in multiple collaborative partnerships in which we are eligible for milestone payments and royalties on certain Incyte-discovered products that we licensed to third parties. These include Jakavi®

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Executive Compensation

(ruxolitinib) and Tabrecta® (capmatinib), which are licensed Novartis, and Olumiant® (baricitinib), which is licensed to Eli Lilly and Company.

With the success of the REACH clinical trial program evaluating ruxolitinib in patients with steroid-refactory acute (REACH2) and steroid-refractory chronic (REACH3) GVHD, Novartis intends to seek approval for Jakavi in Europe and Japan in these indications.

During 2020, Novartis also announced U.S. and Japanese approvals of Tabrecta for certain patients with non-small cell lung cancer, and intends to submit for approval in Europe during 2021. Tabrecta was discovered by Incyte and global rights were licensed to Novartis in 2009.

During 2020, Lilly announced that Olumiant has been approved in both Europe and Japan as a treatment for certain patients with atopic dermatitis, and expects to announce the FDA decision on its sNDA seeking approval of Olumiant for atopic dermatitis during 2021.

Responsiveness to Stockholder Feedback

During 2020, we sought to engage directly, or indirectly through our proxy solicitor, D. F. King & Co., with investors representing approximately 80% of our outstanding shares at that time. Approximately 90% of the votes cast in the stockholder advisory "say on pay" vote on executive compensation in 2020 were cast to approve our executive compensation as described in last year's proxy statement.

In our outreach in the fall of 2020, we reached out to top stockholders representing approximately 80% of our shares outstanding. We held conversations with stockholders representing 45% of our shares outstanding, not including the shares owned by Baker Bros. Advisors LP. All engagements included our Chief Financial Officer with additional participation from our Head of Human Resources, our Assistant General Counsel and our Head of Investor Relations. Julian Baker, our Lead Independent Director, was involved in engagements with investors that specifically asked to speak with a member of our Board of Directors.

Feedback in 2020 was positive, with investors pleased with the progress Incyte has made in recent years in response to these investor engagements. The graphic below shows the evolution of our executive compensation structure over the last three years.

We believe that our current compensation structure strikes the right balance of motivation and retention for our executives, and feedback from investors was consistent with keeping the structure largely unchanged for 2021.

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Executive Compensation

The Compensation Committee considered the result of the stockholder advisory vote and direct feedback from investors as supportive of its overall compensation policies, practices and philosophy for our executive officers and has decided to maintain the same overall executive compensation structure for 2021, with the exception of:

•
Adding a total shareholder return (TSR) component to the PSU goals.

•
After reviewing CEO compensation within our peer group, lowering Mr. Hoppenot's 2021 total target equity award value from $12,900,000 to $12,400,000.

The Compensation Committee intends to continue to regularly review, assess and, when appropriate, adjust our compensation practices based on feedback from our stockholders or other determinations informed by best practices and trends.

Compensation Discussion and Analysis

Below is a comprehensive list of our compensation policies, including policy enhancements that we have made in our continuing effort to be responsive to issues discussed during our stockholder outreach over the last five years as well as advice of "stockholder advisory firms."

What We Do

✓ We pay for performance, including having a TSR component for 2021 performance shares	✓ We have adopted a compensation clawback policy

✓ 30% of executives' target equity award value is in the form of performance shares	✓ Our Compensation Committee uses an independent compensation consultant, Compensia, and considers peer groups in establishing executive compensation

✓ Beginning in 2020, performance shares have a three-year performance period	✓ Robust anti-hedging and anti-speculation policies in place

✓ Robust stock ownership guidelines for our CEO, executive officers and our directors	✓ Our Compensation Committee is comprised of all independent directors

✓ Double-trigger equity vesting in the event of a change-in-control	✓ We conduct an annual say-on-pay vote

✓ Equity awards have a minimum vesting period of 12 months.	✓ We engage proactively with our stockholders throughout the year

What We Don't Do

✗ We do not grant special option grants to our CEO	✗ We do not pay for CEO life insurance policies

✗ We do not reprice stock options without stockholder approval	✗ We do not provide golden parachute excise tax gross-ups

✗ We do not provide single-trigger equity vesting in the event of a change-in-control	✗ We do not provide executive perquisites beyond financial and tax planning

Compensation Program Strategy and Objectives

The performance-based components and time-based components of our equity compensation program are designed to encourage both an appropriate level of risk-taking and a focus on sound long-term decision-making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.

Proxy Statement 2021 | 51

Executive Compensation

The Compensation Committee of our Board believes that the compensation of our executive officers should:

•
Pay for performance;

•
Encourage both creation of stockholder value and achievement of strategic corporate objectives;

•
Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of both of those objectives;

•
Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, qualified personnel; and

•
Provide fair compensation consistent with internal compensation programs.

Our executive officers' compensation currently includes three primary components: base salary, cash bonus, and equity-based incentive awards.

•
Salary is a fixed amount and does not vary with our performance.

•
Cash bonus varies with our performance

•
Equity-based incentive awards can be made up of restricted stock units, performance shares or stock options.

All components of our executives' compensation other than base salary are closely tied to our Company's performance – either through the amounts (if any) of each component actually received or the value of each component over time, or both – and each such component of executive compensation contributes toward our goal of delivering long-term stockholder value. Each of the equity-based components – including the performance shares that only become earned upon achievement of pre-determined goals – are also subject to time-based vesting, which the Compensation Committee believes incentivizes executive retention.

(1)
Restricted Stock Units comprise 30% of target equity value. For a further description of the evolution of the equity compensation program, see "– Our Equity Grant Practices", starting on page 56.

(2)
Performance shares comprise 30% of target equity value. For a further description of the evolution of the equity compensation program, see "– Our Equity Grant Practices", starting on page 56.

(3)
Stock options comprise 40% of target equity value. For a further description of the evolution of the equity compensation program, see "– Our Equity Grant Practices", starting on page 56.

52 | Proxy Statement 2021

Executive Compensation

As the design of our executive compensation program shows, the Compensation Committee believes that executive compensation should be designed to pay for performance. Our Company has made great progress in recent years, and executive compensation has reflected that performance.

CEO Compensation versus Peers

The charts below illustrate how the percentage of our CEO's compensation that is tied to performance compares with those of our peer group of companies. The Compensation Committee believes Mr. Hoppenot's compensation is in-line with our peer group's compensation as disclosed in their 2020 proxy reports, with Mr. Hoppenot's at-risk compensation percentage higher than that of the peer group average.

Average peer CEO compensation reflects 2019 compensation from the 2020 proxies of the peer group.

Target Compensation versus Realizable Compensation

Our executive compensation program is designed so that a substantial portion of the pay of our Chairman and Chief Executive Officer is delivered in the form of long-term incentives – which means that most of Mr. Hoppenot's Realizable Compensation (meaning, cash actually received during any year and the actual value of that year's equity grants as measured on December 31 of that year) is tied directly to our stock price performance and achievement of our long-term goals. Mr. Hoppenot's compensation, as reported in the Summary Compensation Table on page 68, reflects the accounting value of long-term incentives at grant and not the value actually received from these grants or their potential future value that may actually be realized.

Proxy Statement 2021 | 53

Executive Compensation

We believe that it is useful to compare Mr. Hoppenot's Realizable Compensation between 2018 and 2020 with his Summary Compensation Table compensation for the same period as illustrated in the chart below.

Target Compensation reflects base salary, target bonus under the annual incentive compensation plan, and the value of stock and option awards as shown in the Summary Compensation Table, with the value of PSUs in 2018-2020 based on their target number of shares, not the amount of PSUs actually earned; Realizable Compensation includes the same elements but reflects the actual bonus paid under the annual incentive compensation plan, the number of PSUs earned in 2018 and 2019 (1 year performance period) and the target number of PSUs for 2020 (3 year performance period) at an $86.98 price.

Realizable Compensation reflects realizable values for equity granted during the applicable calendar year, calculated as of December 31 of such year, and includes:

•
equity granted within applicable calendar year, which includes for each year one half of the prior year's stock option award granted in January and one half of the current year's stock option award granted in July

•
special stock option grant awarded in 2018, with no realizable value at the year end stock price

•
the number of PSUs actually earned in 2018 and 2019 (1 year performance period) and the target number of PSUs for 2020 (3 year performance period)

The lower Realizable Compensation for each of the three years is the result of a combination of lower stock price, underwater stock options, and short term incentive awards that were, in some cases, earned below target. The Compensation Committee has designed Mr. Hoppenot's compensation to ensure that his Realizable Compensation is closely tied to our stock price performance. Our Compensation Committee believes that its pay for performance compensation strategy is working as intended and is best evaluated by examining Realizable Compensation, rather than solely the accounting compensation set forth in the Summary Compensation Table.

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Implementing Our Objectives – Role of Compensation Committee and Our Chief Executive Officer

The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 2010 Stock Incentive Plan. The Compensation Committee evaluates the performance of our CEO and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.

Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the sole authority to retain any independent compensation consultant or other advisor as the Committee may deem appropriate. Pursuant to this authority, the Compensation Committee has engaged Compensia, a national compensation consulting firm, for support on matters related to the compensation of our executive officers. Compensia does not provide any other services to our Company.

Compensia was retained by the Compensation Committee to prepare compensation analyses for our executive officers and the non-employee members of our Board of Directors. Specifically, for our executive officers, Compensia was directed to provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive equity compensation of our executive officers compared against our compensation peer groups and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee in connection with its early 2020 compensation decisions, and was used to guide decisions regarding base salary adjustments and target annual cash and equity incentive award opportunities.

Market Reference Data

The Compensation Committee utilizes market reference data to evaluate the competitiveness of our executive officers' compensation and to determine whether the total compensation paid to each of our named executive officers is appropriate. When arriving at final compensation decisions, the Compensation Committee considers and assesses factors in addition to market reference data, including individual and company performance, each executive's role and responsibilities, internal equity, retention requirements and the competitive market, unrealized equity gains, and best compensation governance practices. The Committee does not tie compensation to specified target percentiles. In connection with its analysis for purposes of 2020 compensation decisions, the Compensation Committee reviewed information prepared by Compensia comparing the compensation for our executive officers with data from SEC filings and the Radford Global Life Sciences Survey for a peer group comprised of 19 publicly traded biopharmaceutical companies. We collectively refer to these data as the competitive compensation data. The peer group for 2020 compensation decisions, referred to as the 2020 peer group, was chosen based on the following characteristics: direct competitors for talent; comparable business models and stage; and of broadly similar size in revenue, market capitalization and/or headcount.

In September 2020, the peer group was changed because one company, Celgene, had been acquired and no longer provided compensation detail in public disclosure. This updated peer group of 18 companies was used for 2021 compensation decisions and is referred to as the 2021 peer group.

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Executive Compensation

The following table shows Incyte versus the 2021 peer group on 2020 total revenue, total employees, and market capitalizations (market cap). All data is as of December 31, 2020.

Company	Total Revenue ($M)	Company	Total Employees	Company	Market Cap ($M)

Gilead	24,689	Gilead	13,600	Gilead	73,031

Biogen	13,445	Regeneron	9,123	Vertex	61,457

Regeneron	8,497	Biogen	9,100	Regeneron	51,551

Vertex	6,206	Alexion	3,837	Biogen	37,679

Alexion	6,070	Vertex	3,400	Alexion	34,173

Incyte	2,667	BioMarin	3,059	SeaGen	31,579

Jazz	2,364	Alkermes	2,245	Incyte	19,048

SeaGen	2,176	SeaGen	2,092	BioMarin	15,918

BioMarin	1,861	Jazz	1,940	Alnylam	15,100

Sage	1,114	Incyte	1,773	Sarepta	13,454

Neurocrine	1,046	Alnylam	1,453	Jazz	9,196

Alkermes	1,039	bluebird bio	1,213	Neurocrine	8,955

Exelixis	988	Amarin	1,000	Ionis	7,906

Ionis	729	Sarepta	866	Exelixis	6,227

Amarin	614	Neurocrine	845	Sage	4,502

Sarepta	540	Exelixis	773	Alkermes	3,175

Alnylam	493	Ionis	757	Agios	3,001

bluebird bio	251	Agios	562	bluebird bio	2,872

Agios	203	Sage	298	Amarin	1,901

Our Equity Grant Practices

In July 2016, the Compensation Committee, after consulting with Compensia with respect to peer group practices, revised our equity grant guidelines. In 2016 and 2017, 75% of the value of an executive officer's annual equity-based incentive awards were in the form of stock options while the remaining 25% were in the form of restricted stock units (RSUs).

In response to stockholder feedback, in 2018, the Compensation Committee changed the RSU portion to performance share awards, which combine the time-based vesting aspects of RSUs with a performance-based vesting requirement, resulting in 75% of the value being in the form of stock options and 25% in performance share awards.

In 2019, the Compensation Committee noted Compensia's observation that our mix for executives of 75% stock options and 25% performance shares put our executives' equity-based compensation more at-risk than our peer group and the broader market norm and that, on average, our peers deliver approximately 25% of executive equity compensation value in the form of time-based vesting RSUs, with approximately 50% being delivered in the form of stock options and approximately 25% being delivered in the form of performance-based shares or options. The Committee also noted that, due to our stock price decline and limited use of RSUs, realizable compensation for our executives for 2016 through 2018 fell well below target compensation values. Accordingly, to enhance executive retention and bring our executive equity compensation practices in line with our peers, the Committee determined that, for 2019, our executives would receive 50% of their grant date target value in the form of stock options, 25% in the form of performance shares, and 25% in the form of RSUs.

In 2020, the Compensation Committee noted stockholder feedback regarding our performance-based equity awards and determined that, for 2020, our executives will receive 40% of their grant date target value in the form of stock options, 30% in the form of performance shares, and 30% in the form of RSUs. In addition, as

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discussed below under "Key Elements of Executive Compensation – Equity Based Incentive Awards," performance shares granted in 2020 now have a three-year performance period.

While the equity awards are actually granted in July of each year, the Compensation Committee determines the overall equity grant target value for our executive officers in the early portion of the year, in conjunction with the determination of base salary adjustments and the establishment of the annual incentive compensation plan described in greater detail below. Based on those target values, the share numbers of our annual stock option grants are determined in the middle of each calendar year, with one-half of the grants made at that time and one-half made at the beginning of the following calendar year, with a view toward countering some of the effects of the volatile trading price of our common stock.

Our annual stock option grants have a ten-year term with four-year service-based vesting with one-quarter vesting after one year and the remainder vesting in 36 equal monthly installments. Our annual executive performance share and RSU awards are made in the middle of each calendar year.

In 2020, three-year performance periods were introduced for performance share awards, and these performance share awards vest, assuming performance goals are achieved at specified levels, at the conclusion of the performance period, and are described further below. The RSU awards vest in equal installments on each of the first four anniversaries of the grant date.

The Compensation Committee also has the discretion to make outstanding merit awards, which for 2019 were stock options with a ten-year term that vest in a single installment after four years and starting in 2020 were RSUs that vest in a single installment after four years. The change from stock options to RSUs was due to the significant volatility of our share price and the share prices of our peers, to provide greater certainty for the retentive value of these awards, if granted. These awards can be made to executives other than our CEO as well as other key employees throughout our Company and are typically made in connection with salary adjustments at the beginning of each year as the awards are intended to relate to prior year performance and to incentivize and retain the recipients. Our CEO championed the creation of the outstanding merit grant program to recognize important contributions – both within a function and the Company as a whole – by leaders throughout our organization. Previously, our CEO received these grants too, but, starting in 2019, in response to stockholder feedback, the Compensation Committee eliminated awards of outstanding merit grants to our CEO.

In addition, as described below, in April 2019, the Compensation Committee made performance share awards to certain executive officers (not including our CEO) as part of our 2018 R&D retention plan that is described below.

The exercise price of each stock option awarded under our 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant, which for our annual stock option grants are the dates of the regularly scheduled Compensation Committee meetings or actions without meetings, which are taken following decisions at meetings, in the middle of the year at which equity awards for senior executives are formally determined and at the beginning of the year at which salary adjustments and cash bonuses under our incentive compensation plan are determined. These meetings are scheduled in advance, and we do not coordinate the timing of equity award grants with the release of financial results or other material announcements by our Company. Under our 2010 Stock Incentive Plan, we may not reprice or replace options at lower exercise prices without stockholder approval.

Compensation Practices and Policies

Equity Ownership Guidelines.    Effective January 1, 2016, our Board adopted robust equity ownership guidelines for members of senior management, including our executive officers, and members of the Board. Under these guidelines, the covered individuals are expected to meet the following equity ownership requirements:

Equity Ownership Requirements

CEO	6x Annual Base Salary

All Other Executive Officers	3x Annual Base Salary

Non-Employee Members of the Board	6x Annual Cash Retainer

All directors and executive officers have either met their respective equity ownership targets or are within the five-year period for achieving compliance.

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Covered individuals as of January 1, 2016 must have satisfied these guidelines by December 31, 2020, and individuals who subsequently become subject to the guidelines will have five years to reach their ownership requirements. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, unvested restricted shares and RSUs, and shares underlying vested stock options are included in determining an individual's equity ownership. Unvested stock options and unearned performance shares are not counted toward meeting these guidelines.

Compensation Recovery Policy.    In late 2017, in response to our 2017 stockholder engagement campaign (described more fully under "Stockholder Engagement" starting on page 8), our Compensation Committee adopted a compensation recovery ("clawback") policy which provides that, in the event that, on account of fraud or other intentional misconduct, we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to certain incentive compensation paid or awarded after January 1, 2018, its effective date, and covers the three-year period preceding the date on which we are required to prepare the accounting restatement. The incentive compensation to which it applies is cash bonuses or other cash awards to the extent those bonuses or awards are earned based on the attainment of a financial reporting measure presented in our financial statements or derived from our accounting records. In addition, we are subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which provides that if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. To the extent our policy is inconsistent with any final regulations adopted by the SEC to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to revise our policy to comply with those regulations.

Limitations on Hedging and Pledging.    Under our insider trading policy, our employees, including our executive officers, and Board members are prohibited from trading in our securities on a short-term basis, purchasing our securities on margin, making short sales in our securities, buying or selling put or call options on our stock, pledging our securities as collateral for a loan, and engaging in other hedging or monetization transactions such as prepaid variable forwards, equity swaps, collars and exchange funds, that permit a holder to continue to own our securities but, without the full risks and rewards of ownership.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers (excluding the chief financial officer for taxable years prior to 2018). Section 162(m) historically permitted deductions in excess of $1,000,000 for "performance-based compensation," which included stock options meeting certain requirements, but the exception for "performance-based compensation" has been repealed effective for taxable years beginning after December 31, 2017.

Stock options that we granted in 2017 and prior years should still qualify for full deductibility under a transition rule for amounts payable pursuant to written binding contracts in effect on November 2, 2017. To maintain flexibility in compensating our executive officers, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.

Key Elements of Executive Compensation

Our executive officers' compensation currently includes three primary components: base salary, cash bonus, and long-term equity-based incentive awards. Of these components, only base salary is not tied directly and meaningfully to our Company's performance because base salary is intended to attract and retain key talent by providing a stable source of income. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees. Each of these components is described in more detail below.

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Base Salary

Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base salaries for our executive officers are established based on the scope of their responsibilities, their performance, and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.

In January 2020, the Compensation Committee set the 2020 base salaries for our executive officers. The Committee considered our Company's performance in 2019, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2020 peer group data in determining the base salaries for 2020.

In January 2021, the Compensation Committee set the 2021 base salaries for our executive officers. The Committee considered our Company's performance in 2020, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2021 peer group data in determining the base salaries for 2021. The following table sets forth the salary history of our named executive officers listed in the Summary Compensation Table.

Name	2020 Base Salary	2021 Increase	2021 Base Salary

Hervé Hoppenot	$1,099,465	4.0%	$1,143,444

Christiana Stamoulis	$588,000	3.0%	$605,640

Barry P. Flannelly	$482,620	10.0%	$530,882

Steven H. Stein	$578,813	10.0%	$636,695

Vijay Iyengar	$553,499	3.0%	$570,104

Annual Incentive Compensation Plan

Each year, we have established an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to pay for performance by aligning incentive awards for each participant with an evaluation of our achievement of corporate objectives. These corporate objectives are approved by the independent members of our Board based on the recommendations of the Compensation Committee, as well as, in the case of individuals other than our CEO, the achievement of individual business objectives for a particular year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool to be used for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion in determining for each executive officer his or her bonus amount.

Incentive awards for our executive officers were approved by the Compensation Committee and paid in 2021 pursuant to our 2020 incentive compensation plan. Each of our executive officers, other than our CEO, had a funding target under the plan of 50% of his or her annual base salary for 2020, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate performance, as well as the executive officer's achievement of certain individual goals that are predetermined by our CEO. Our CEO had a funding target under the plan of 100% of his annual base salary for 2020, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance.

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Target incentive award amounts for each participant were based on the participant's potential impact on our operating and financial results and on market competitive pay practices. Individual performance goals were also established for eligible employees other than our CEO, and evaluations were based upon whether the employee met, exceeded or did not meet each established goal. The Committee believes that it is appropriate to align a higher percentage of our executive officers' total cash compensation with the achievement of our Board-approved corporate objectives because those objectives are determined with a view toward progressing our Company's business and maximizing stockholder value. Linking a significant percentage of executive officer cash incentive awards to achievement of Committee-approved corporate objectives puts a substantial portion of our CEO's and executive officers' cash compensation at risk, and is another way the Committee has designed executive compensation to pay for performance.

While executive officers other than our CEO have individual performance objectives that are evaluated by our CEO, the outcome of those objectives did not affect awards under our 2020 incentive compensation plan to those officers, and the award amounts were based solely on achievement of the corporate performance objectives.

Annual Incentive Compensation Plan 2020 Corporate Performance Objectives

Corporate performance objectives for 2020 were based on achievement of drug discovery objectives, drug development objectives and commercial objectives.

Threshold, target and outperform achievement levels were defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may have been made for each objective. Bonus objectives included an extra 15% for drug discovery, an extra 25% for drug development, an extra 5% for commercial and an extra 10% for business development. Collectively, the bonus opportunities enabled the payout of up to an additional 55 percentage points for extraordinary achievements beyond core objectives.

At the time the corporate performance objectives for 2020 were set, the Compensation Committee and management believed that achievement of the target levels of performance would be challenging and would require significant effort and skill, positive preclinical study and clinical trial results and continued strong commercial performance.

In January 2021, the Compensation Committee evaluated the achievement of the 2020 corporate performance objectives and determined that incentive awards under our 2020 incentive compensation plan should be based upon an achievement score of 127.65% of the target level of corporate performance objectives. The various objective categories, target payouts and actual payouts, are listed in the table below.

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Objectives	Target %	Payout %

Drug Discovery	20	30

✓

Achieved the requisite number of pre-specified goals to outperform, including a successful filing and clearance of an IND for a new molecule, and a subsequent initiation of a first-in-human clinical trial

Drug Development	50	43.75
MPNs and GVHD	10	10

✓

Once-a-day (QD) ruxolitinib: completed clinical pharmacology studies and developed new formulations by a specified time

✓

Received FDA endorsement of clinical protocol(s) for Phase 3 combination development of ruxolitinib and parsaclisib by a specified time

✓

Developed multiple dose strengths for potential fixed-dose combination therapies by a specified time

✓

Submitted new data for potential inclusion in Jakafi® (ruxolitinib) prescribing information by a specified time

Hematology and Oncology	27.5	21.25

✓

Pemigatinib: achieved two pre-specified goals, including approval of NDA by the PDUFA date and submission of J-NDA by a specified time

✓

Parsaclisib: achieved two pre-specified goals, including FDA endorsement of clinical protocols for monotherapy Phase 3 development by a specified time

✓

Retifanlimab: achieved two pre-specified goals, including completion of recruitment of a registration-directed clinical trial

✓

INCB86550: achieved three pre-specified goals, including optimization and scale-up of the manufacturing process and submission of an IND for new small molecule against the same target (PD-L1)

✓

Itacitinib: achieved a recruitment target in a trial in patients with cytokine release syndrome and thereby generate decision-enabling results before the end of the year

Inflammation and AutoImmunity	12.5	12.5

✓

Ruxolitinib cream: submitted NDA in atopic dermatitis by a specified time and completed recruitment into the Phase 3 pivotal program in vitiligo by a specified time

✓

Other IAI: initiated a randomized trial of a novel JAK inhibitor in hidradenitis suppurativa by a specified time, and completed recruitment into, and generated decision-enabling results from, a proof-of-concept cohort of parsaclisib in patients with autoimmune hemolytic anemia by a specified time

Development Bonus Opportunities Achieved		15
✓ Achieved approval of Monjuvi® (tafasitamab-cxix) by the PDUFA date, and submitted the BLA for retifanlimab and the sNDA for ruxolitinib before the end of 2020

Commercial	30	28.9
✓ Payout based on total combined net product revenue for Jakafi® (ruxolitinib) and Iclusig® (ponatinib)

Business Development Bonus Opportunities Achieved		10

✓

Signed licensing and development deal for tafasitamab with MorphoSys, providing near-term revenue which is also expected to add meaningful revenue growth in 2025 and beyond

✓

Executed an in-licensing deal for clinical stage asset that advances the LIMBER initiative

Total	100	127.65

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Detailed Discussion of Achievements Related to 2020 Corporate Performance Objectives

Discovery

In 2020, we achieved almost all pre-specified discovery goals. While we do not disclose many details about our discovery efforts due to potential competitive harm concerns that are inherent in our industry, we successfully filed a new IND application for INCB106385 (a selective dual adenosine receptor inhibitor) with the FDA, which was subsequently cleared, and a first-in-human clinical program has begun. We did not achieve bonus objectives in discovery.

Clinical Development

Clinical development is one of the main drivers of Incyte's long-term success and, as such, it makes up 50% of our annual goals. Below are some key highlights of development goal achievements from 2020.

  MPNs and GVHD

  Our Leadership In MPNs BEyond Ruxolitinib (LIMBER) program is a key development priority for Incyte and we made important progress here. During 2020, we successfully completed the necessary formulation development and clinical pharmacology trials for our once-a-day (QD) formulation of ruxolitinib, which is now in stability testing ahead of an expected application seeking FDA approval. We also gained FDA endorsement for the design of two pivotal Phase 3 trials to assess the combination of ruxolitinib and parsaclisib, our selective PI3Kd inhibitor, in patients with myelofibrosis. We have also successfully initiated development of formulations for potential fixed-dose combinations within the LIMBER program. We did not achieve certain objectives within the INCB57643 (BET) or INCB00928 (ALK2) development programs, largely driven by recruitment and other delays related to COVID-19.

  We achieved a bonus opportunity by submitting the sNDA seeking approval of Jakafi in patients with steroid refractory chronic GVHD based on the positive results from the Phase 3 REACH3 trial of ruxolitinib. During 2019 we announced the successful outcome of the pivotal REACH2 trial in patients with steroid-refractory acute GVHD, and these data were submitted to the FDA for inclusion into the prescribing information during 2020. We did not achieve certain target objectives related to the pivotal development of itacitinib in GVHD, as the program was returned to dose-ranging studies after the results of the GRAVITAS-301 became available.

  Hematology and Oncology

  Within our hematology and oncology franchise, we achieved 10 of our pre-specified goals, including the earlier than expected FDA approval of Pemazyre® (pemigatinib) for the treatment of certain patients with cholangiocarcinoma, a type of bile duct cancer. We also submitted the pemigatinib J-NDA to the Japanese regulatory authorities seeking its approval for patients with cholangiocarcinoma. We did not achieve certain other pemigatinib development objectives because of recruitment delays (including related to COVID-19) and because of our previously announced decision to reevaluate our development strategy in bladder cancer.

  The approval of Monjuvi® (tafasitamab-cxix) was a bonus opportunity that we achieved in 2020, and we were also able to announce the validation of the MAA application seeking approval of tafasitamab in Europe.

  We are developing parsaclisib as monotherapy for the treatment of patients with non-Hodgkin lymphomas, and an important goal achieved in 2020 was FDA endorsement of the pivotal trials designs within this program. We also initiated the Japanese development program for parsaclisib.

  Development of retifanlimab continues to progress well, and we achieved a bonus opportunity by submitting the BLA seeking FDA approval of retifanlimab as a treatment for patients with squamous cell anal carcinoma before the end of 2020. We also completed in enrollment in registration-directed trials in both the Merkel cell carcinoma and MSI-high endometrial cancer programs.

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  We are also developing a series of oral inhibitors of PD-L1. Within this program, we were able to initiate clinical development of two additional molecules, and to optimize, finalize and scale-up the manufacturing process for INCB86550, our lead PD-L1 inhibitor molecule.

  Within the development program for itacitinib, our selective JAK1 inhibitor, we were able to meet our recruitment target in the proof-of-concept trial in patients with cytokine release syndrome (CRS) after CAR-T therapy, and thereby generate decision-enabling results before the end of 2020.

  Inflammation and AutoImmunity (IAI)

  Our development work in IAI encompasses both dermatology and other inflammatory and autoimmune conditions, and in 2020 we achieved multiple important objectives.

  Most importantly, we submitted the NDA seeking approval of ruxolitinib cream as a treatment for patients with atopic dermatitis to the FDA before the end of 2020. We also completed enrollment into the Phase 3 development program from ruxolitinib cream in vitiligo earlier than anticipated, and despite COVID-19.

  Elsewhere within dermatology we were able to accelerate development of INCB54707, our oral selective JAK1 inhibitor and initiated a randomized Phase 2b trial earlier than anticipated.

  We are also evaluating the role of PI3Kd inhibition in patients with acute hemolytic anemia, and we achieved a goal of being able to complete recruitment into, and generate decision-enabling results from, an initial clinical trial of parsaclisib in this indication.

Commercial

Jakafi® (ruxolitinib) performance continued to be strong in 2020, reporting revenue for the year at $1,938 million, towards the upper end of our guidance range and representing 15% year-over-year growth. Total net product revenues for Jakafi and Iclusig® (ponatinib) in 2020 exceeded threshold and was narrowly below target of $2,056 million. We did not meet the level of commercial performance needed to achieve a bonus opportunity.

Business Development

The 2020 corporate objectives included two opportunities for bonus achievements under business development activities. These were to execute a licensing deal that would add to near-term revenue or to add meaningfully to revenue in 2025 and beyond, and to execute a collaboration or other transaction that would advance the LIMBER program with a clinic-ready asset. Both of these bonus objectives were achieved.

  In January 2020, we announced a collaboration and license agreement to further develop and commercialize MorphoSys' proprietary anti-CD19 antibody tafasitamab globally. Tafasitamab is an Fc-engineered antibody against CD19 currently in clinical development for the treatment of B cell malignancies. Tafasitamab was subsequently FDA approved as Monjuvi®, and Incyte and MorphoSys are co-commercializing in the U.S.; Incyte has exclusive commercialization rights outside of the U.S.

  In December 2020, we announced a development collaboration to investigate the combination of ruxolitinib and CK0804, Cellenkos' cryopreserved CXCR4 enriched, allogeneic, umbilical cord blood-derived T-regulatory cells, in patients with myelofibrosis.

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Incentive Awards for Named Executive Officers

This table sets forth the incentive awards under our 2020 incentive compensation plan for our named executive officers:

Name	Year-End Salary (A) x	Target Bonus % (B) x	Overall Multiplier (C) =	Bonus Award (D)

Hervé Hoppenot	$1,099,465	100%	127.65%	$1,403,468

Christiana Stamoulis	$588,000	50%	127.65%	$375,321

Barry P. Flannelly	$482,620	50%	127.65%	$308,057

Steven H. Stein	$578,813	50%	127.65%	$369,457

Vijay Iyengar	$553,499	50%	127.65%	$353,299

Our incentive compensation program is designed to incentivize employees, including our executive officers, in every area of our Company, which we believe helps lead to significant achievement across all areas. Our Compensation Committee believes that measuring and rewarding achievements from all functions—including functions such as discovery, development, technical operations and business development, whose efforts take a much longer time to make an impact on our top-line revenue or on our stock price—helps ensure that we are properly incentivizing the collective efforts that lead not only to successful current commercial performance but also critically set the stage for potential continued growth and potential long-term sustained success in the years ahead. Our Compensation Committee also believes that linking incentive compensation to corporate goals aligns employees' incentives with strategic imperatives, thus paying for performance.

The chart below illustrates the achievement levels under our incentive compensation program over the last three years, and illustrates how the annual incentive compensation plan serves to execute on the Compensation Committee's goal of paying for performance:

Incentive Compensation Plan Achievement—2018-2020

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Annual Incentive Compensation Plan 2021 Corporate Performance Objectives

In January 2021, the independent members of our Board, based on the recommendations of the Compensation Committee, approved corporate objectives for our 2021 incentive compensation plan. Under this plan, the funding targets for our executive officers remain the same as for 2020. Corporate performance objectives for 2021 are based on achievement of drug discovery objectives, drug development objectives and commercial objectives.

Threshold, target and outperform achievement levels are defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may be made for each objective. Bonus objectives include an extra 20% for drug discovery, an extra 20% for drug development and an extra 10% for business development. Collectively, the bonus opportunities enable the payout of up to an additional 50 percentage points for extraordinary achievements beyond core objectives.

The Committee and management believe that achievement of the target levels of performance will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results and continued strong commercial performance.

Equity-Based Incentive Awards

The Compensation Committee administers equity-based incentive awards, such as stock option grants, RSUs and performance shares that are made to our executive officers under our 2010 Stock Incentive Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of our stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, although these awards may be granted at other times in recognition of exceptional achievements. As is the case when the amounts of base salary and initial equity awards are determined, the Compensation Committee conducts a review of all components of an executive officer's compensation when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.

Under our 2010 Stock Incentive Plan, we may grant stock options, restricted shares, performance shares, RSUs or stock appreciation rights.

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In 2020, our executive officers received stock options, performance shares and RSUs and in 2021, our U.S.-based executive officers will receive stock options, performance shares, and RSUs and our non-U.S.-based executive officers will receive RSUs. For our CEO, the total grant date target value of these equity awards was $12,900,000 in 2020 and will be $12,400,000 in 2021. For other executive officers, the range of total grant date target value of these equity awards is $500,000 to $2,200,000. The value of all of these awards are inherently performance-based:

•
Stock options are performance based because they pay nothing to our executive officers unless stockholders benefit by stock price appreciation. In addition, with a ten-year life and a four-year vesting period, stock options are in sync with the time required for discovery, development and commercialization of new medicines. Our Compensation Committee believes that stock options help align executives' interests with the long-term interests of our Company and our stockholders. Stock options reinforce our belief that future potential growth of Incyte will be generated by innovation, our discovery and development pipeline, demand for our products and our commercial execution.

•
Performance shares do not become earned unless pre-determined performance goals are met.

•
RSU awards grow or decline in value based on stock price, also linking executive officers' compensation to the value delivered to stockholders.

In addition to the performance-based aspects of stock options, performance shares and RSUs, the time-based vesting also serves a critical retention function. Time-based vesting helps ensure the long-term retention of highly valuable executive officers, in whom we have invested considerable time and money, and the intellectual capital they create as well as continuity of their respective teams. The performance-based components and time-based components of our equity compensation program are designed to encourage both an appropriate level of risk-taking and a focus on sound long-term decision making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.

For our 2020 annual equity grants, stock options comprised 40% of an executive officer's target equity compensation, performance shares comprised 30% and RSUs comprised 30%. As described above under "—Equity Grant Practices," for 2021 the Compensation Committee has determined that our U.S.-based executive officers' annual equity award mix should remain the same as for 2020.

Fifty percent of performance shares granted in July 2020 have a revenue trigger for the third year of the performance period that was determined by the Compensation Committee in February 2020. Depending on revenue actually achieved, the payout on these performance shares can vary from 0% to 200% of target. The remaining 50% of performance shares are associated with certain development objectives, including from the LIMBER program, certain NDA, sNDA or MAA approvals and the initiation of certain first-in-human clinical trials. These performance shares comprised 30% of an executive officer's target equity compensation awarded in connection with our annual equity grants. The Compensation Committee believes that these performance shares align our executive officers' interest even more closely with the financial performance of our Company and the eventual value delivered to stockholders.

Starting with awards to be made in mid-2021, the Compensation Committee has added a total shareholder return (TSR) component to the performance share goals.

In addition, after reviewing CEO compensation within our peer group, our Compensation Committee also lowered Mr. Hoppenot's 2021 total target equity award value from $12,900,000 to $12,400,000.

2020 Outstanding Merit Grants

In January 2020, one of our named executive officers, Barry Flannelly, Executive Vice President, General Manager, North America, received an outstanding merit option grant intended to incentivize and retain him with a grant date target value of $1,000,000. This outstanding merit option grant is subject to four-year cliff vesting.

2018 Retention Plans

With the failure of our ECHO-301 program in April 2018 and the significant stock price decline which accompanied it, the Compensation Committee believed it was vital to act to preserve the two key engines of

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growth within Incyte—namely, the salesforce which generates the revenue to fund our day-to-day operations and the R&D effort which aims to produce the compounds that will potentially lead to future growth.

Accordingly, in June 2018, the Compensation Committee adopted retention plans utilizing performance share awards for certain groups of employees of our Company, namely key R&D employees and our salesforce. The R&D retention plan participants included two of our named executive officers, Drs. Stein and Yao, who each received performance share awards potentially representing 50,000 shares of common stock, which would be earned based on the achievement of a specified number of investigational new drug (IND) filings made by our Company during a specified time frame and, if earned, would vest on the third anniversary of the initial grant date.

In April 2019, following stockholder approval of the increase in the authorized shares available for issuance under our 2010 Stock Incentive Plan, Drs. Stein and Yao received additional performance share awards under the 2018 R&D retention plan, potentially representing 50,000 shares of common stock, which would be earned based on the achievement of a specified number of new chemical entities that are approved by regulatory authorities during a specified time frame. These awards, if earned, would vest on the third anniversary of the initial grant date of the June 2018 awards.

Termination Based Compensation Under Employment Agreements and Offer Letters

Our executive officers are parties to employment agreements and offer letters, as described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under the circumstances described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In general, the employment agreements provide for severance benefits if an officer's employment is terminated within 24 months following a change in control. These agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.

Other Compensation

All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees a competitive total compensation package that enables us to attract and retain qualified personnel. Under our employment agreement with our CEO, we paid the premiums with respect to a six-year insurance policy that becomes payable to the CEO or his estate upon his disability or death, although at his suggestion, in 2019, we amended his employment agreement to eliminate our obligation to pay the last year's premium on that insurance policy, as described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Compensation Committee Report

This report shall not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee Jean Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy

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Named Executive Officers

The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including Hervé Hoppenot, our President and CEO, Christiana Stamoulis, our Executive Vice President and Chief Financial Officer, and Barry P. Flannelly, Steven H. Stein and Vijay Iyengar.

Our named executive officers' total compensation for 2020 as determined under the rules of the Securities and Exchange Commission, or SEC, is set forth in the following table under the caption "Total."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Hervé Hoppenot	2020	1,094,731	—		8,317,223	5,515,024	1,403,468	47,746	16,378,192
President and Chief	2019	1,044,376	—		6,740,953	5,937,070	1,382,183	46,656	15,151,238
Executive Officer	2018	995,575	—		1,733,822	5,564,508	807,769	212,515	9,314,189

Christiana Stamoulis	2020	585,468	—		1,743,359	1,421,498	375,321	28,604	4,154,250
Executive Vice President and	2019	497,096	280,000	(4)	824,960	2,474,685	369,600	49,327	4,495,668
Chief Financial Officer

Barry P. Flannelly	2020	480,542	—		2,342,694	940,557	308,057	45,034	4,116,884
Executive Vice President and	2019	458,438	—		1,149,505	3,490,293	303,361	41,345	5,442,942
General Manager—NA

Steven H. Stein	2020	576,321	—		1,418,393	940,557	369,457	22,022	3,326,750
Executive Vice President and	2019	549,812	—		4,868,505	1,235,249	363,825	24,093	7,041,484
Chief Medical Officer	2018	522,123	—		3,733,824	2,119,070	212,625	23,874	6,611,516

Vijay Iyengar	2020	552,278	—		1,418,393	940,557	353,299	40,323	3,304,850
Executive Vice President, Global Strategy and Corporate Development

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts reported above in the "Stock Awards" and "Option Awards" columns represent the aggregate grant date fair value of stock awards and options awards granted in the respective fiscal years, as determined in accordance with ASC 718. The reported amounts for 2018, 2019, and 2020 include the grant date fair value of awards of performance shares, RSUs and option awards. Additional information with respect to 2020 performance share, RSU and option awards is set forth in the "2020 Grants of Plan Based Awards" table below.

(2)
Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of the respective years. These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives.

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(3)
Amounts listed in this column for each year represent payments made for matching contributions under our 401(k) plan and also the following payments:

Name	Year	Life Insurance Premiums ($)(a)	Financial Planning Services ($)(b)	Statutory Fee for Serving as Director of EU Subsidiary ($)	Travel Reimbursement ($)(b)(c)

Hervé Hoppenot	2020	7,730	21,723 (6,723)	2,200	—
	2019	5,125	21,643 (6,643)	4,400	—
	2018	160,207	27,649 (12,649)	4,400	—

Christiana Stamoulis	2020	2,321	4,055 (1,255)	—	5,128 (1,536)
	2019	811	10,883 (3,321)	—	21,133 (6,239)

Barry P. Flannelly	2020	6,192	21,742 (6,742)	—	—
	2019	3,226	21,619 (6,619)	—	—

Steven H. Stein	2020	2,315	2,607 (807)	2,200	—
	2019	1,377	1,816 (521)	4,400	—
	2018	—	1,674 (479)	4,400	—

Vijay Iyengar	2020	1,500	21,723 (6,723)	—	—

(a)
Payment of life insurance premiums for Mr. Hoppenot in 2018 and earlier years was designed to compensate him for certain components of equity awards from his previous employer that he forfeited when joining Incyte. Our obligation to make these payments expired in 2019. For a more detailed explanation, please see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—President and CEO—Life Insurance and Disability Insurance Coverage" below.

(b)
Amounts in this column are inclusive of tax gross-up payments. The amount of the specific tax gross-ups are detailed in the parentheses next to the total amount.

(c)
Amounts in this column constitute reimbursement for travel expenses in lieu of a relocation package pursuant to Ms. Stamoulis' offer letter with the Company.
(4)
This amount represents Ms. Stamoulis' signing bonus in connection with the commencement of her employment.

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2020 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Equity Incentive Plan Awards Shares(3)			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(4)	Options (#)		Awards ($/Sh)	Awards ($)(5)

Hervé Hoppenot		824,599	1,099,465	2,253,903
	01/17/2020								96,328	(6)	80.50	2,743,458
	07/02/2020								74,720	(7)	106.47	2,771,567
	07/02/2020				29,294	39,059	68,353				106.47	4,158,612
	07/02/2020							39,059			106.47	4,158,612

Christiana Stamoulis		220,500	294,000	602,700
	02/11/2020								34,240	(7)	76.14	948,820
	02/11/2020							4,268			76.14	324,966
	07/02/2020								12,743	(7)	106.47	472,678
	07/02/2020				4,996	6,661	11,657				106.47	709,197
	07/02/2020							6,661			106.47	709,197

Barry P. Flannelly		180,983	241,310	494,686
	01/17/2020							11,482			80.50	924,301
	01/17/2020								16,428	(6)	80.50	467,878
	07/02/2020								12,743	(7)	106.47	472,678
	07/02/2020				4,996	6,661	11,657				106.47	709,197
	07/02/2020							6,661			106.47	709,197

Steven H. Stein		217,055	289,407	593,283
	01/17/2020								16,428	(6)	80.50	467,878
	07/02/2020								12,743	(7)	106.47	472,678
	07/02/2020				4,996	6,661	11,657				106.47	709,197
	07/02/2020							6,661			106.47	709,197

Vijay Iyengar		207,562	276,750	567,336
	01/17/2020								16,428	(6)	80.50	467,878
	07/02/2020								12,743	(7)	106.47	472,678
	07/02/2020				4,996	6,661	11,657				106.47	709,197
	07/02/2020							6,661			106.47	709,197

(1)
The target amounts shown reflect our annual incentive plan awards originally provided under the 2020 incentive compensation plan and represent the pre established target awards as a percentage of base salary for the 2020 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual's performance during the period. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan." Actual 2020 incentive compensation plan payouts are reflected in the Non Equity Incentive Plan Compensation column of the Summary Compensation Table. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Incentive Awards for Named Executive Officers."

(2)
The threshold amounts shown shown illustrate the smallest payout that can be made under the 2020 incentive compensation plan if all of the pre-established performance objectives are achieved at the minimum achievement level. The target amounts shown are the payouts that can be made if all of the pre-established performance objectives have been achieved at the target achievement level and, as noted in footnote (1), correlate to the pre-established target awards as a percentage of base salary. The maximum amounts shown are the greatest payout that can be made if compensation plan were earned. Actual awards may be more or less than these amounts and, as noted in footnote (1), are at the discretion of the Compensation Committee. For additional information, please refer to the section titled—"Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan."

(3)
Awards under these columns represent performance shares. For the awards made on July 2, 2020, the actual number of number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 175% based on the actual level at which the applicable development and revenue based performance goals are achieved, as certified by the Compensation Committee. The performance period will end December 31, 2022 and achievement of maximum, target and threshold levels will result in percentage multipliers of 175%, 100% and 75%, respectively, with achievement below the threshold level resulting in a percentage multiplier of 0%. In November 2020, the Compensation Committee of the Board of Directors determined that the performance shares were earned at the 18.5% level, resulting in 7,225 shares being earned by Mr. Hoppenot and 1,232 shares earned by the other executive officers who received performance shares, and the earned shares will vest in full on the third anniversaries of the grant date of July 2, 2020. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements below. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Based Incentive Awards."

(4)
Represents RSUs that will vest in equal installments on each of the first four anniversaries of the grant date, except for the RSU granted on January 17, 2020 to Barry P. Flannelly that will vest in full on the fourth anniversary of the date of grant. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements" below.

(5)
Represents the aggregate fair value of stock and option awards computed as of the grant date of each performance share, RSU or option award in accordance with ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest and if and when performance shares vest will equal or exceed the price of our common stock on the date of the applicable RSU or performance share award. The grant date fair values of performance shares were calculated by multiplying the closing price of our common stock on the grant date by the target number of shares payable if the performance targets for those shares are achieved at the target level of 100%.

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(6)
Options became exercisable as to one fourth of the shares on July 2, 2020, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements" below.

(7)
Options became exercisable as to one fourth of the shares after one year from the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements" below.

Compensation Risk Assessment

The Compensation Committee, in consultation with the Company's executive management, reviewed the Company's compensation policies and practices for its employees and concluded that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We have entered into agreements that may require us to make payments or provide benefits to our named executive officers—Mr. Hoppenot, Ms. Stamoulis, Dr. Flannelly, Dr. Stein and Dr. Iyengar—in connection with specified terminations of employment. The amount and type of compensation payable to each of these named executive officers upon termination of employment under various circumstances and upon a change in control are described below.

Equity Awards

In April 2014, the Compensation Committee and Management Stock Option Committee approved amendments to outstanding employee stock option and RSU agreements and to the forms of agreements for future employee stock option and RSU agreement to provide that, in the event of a change in control of the Company, (i) if the successor corporation does not assume or substitute comparable awards for all outstanding employee options and RSUs, then as of the date of completion of the change in control transaction, the vesting of such options and RSUs shall be accelerated in full, and (ii) if outstanding options and RSUs are assumed or replaced by comparable awards by the successor corporation and within one year after the change in control, an equity awardee's service as an employee is terminated without cause or due to constructive termination, then the vesting of such person's assumed or substituted options and RSUs shall be accelerated in full. Performance share awards made in 2018-2020 contain provisions that will result in accelerated vesting in the event of a change in control similar to that for outstanding options and RSUs. Performance share awards made in 2020 further provide that, in connection with a change in control vesting event, the awards are deemed to be earned at the actual level of achievement or, if the target level is greater, at the target level.

Agreement with Our President and CEO

In connection with his appointment as President and CEO in January 2014, we entered into an employment agreement with Mr. Hoppenot.

In connection with the commencement of his employment, Mr. Hoppenot received in January 2014 a one-time grant of 400,000 RSUs, designed to make him whole for equity he forfeited at his previous employer and also to further incentivize retention over a six-year period. Each RSU represented the right to acquire one share of our common stock. Vesting of the RSUs was subject to Mr. Hoppenot's continued employment on the applicable vesting dates, with one-sixth of the RSUs vesting at the end of each of the calendar years 2014 through 2019.

Termination Without Good Reason Prior to a Change in Control.    If Mr. Hoppenot voluntarily terminates his employment with the Company other than for good reason and other than in the 24-month period following a change in control (the "Change in Control Employment Period"), we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.

Termination Without Good Reason in Connection with a Change in Control.    If Mr. Hoppenot terminates his employment with us without good reason during the Change in Control Employment Period, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any

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deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.

Termination Without Cause or for Good Reason Not in Connection with a Change in Control.    If, at any time other than during the Change in Control Employment Period, Mr. Hoppenot's employment is terminated by us without cause or by Mr. Hoppenot for good reason, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to the sum of 1.5 times his annual base salary and the greater of his target bonus or actual bonus amount for the preceding fiscal year. The agreement also provides that Mr. Hoppenot's stock options and RSUs will vest as to the amount that would have vested had he continued to work for us for an additional 18 months. All options would continue to be exercisable for 180 days following the date of termination. The agreement also provides for the payment by us of COBRA premiums, or the cash equivalent thereof, for Mr. Hoppenot and his family for up to 12 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.

Termination in Connection with a Change in Control Without Cause or for Good Reason.    If during the Change in Control Employment Period Mr. Hoppenot's employment is terminated by us without cause or by Mr. Hoppenot for good reason, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to three times the sum of his current annual base salary and the greater of his target bonus or actual bonus amount for the preceding fiscal year. The agreement also provides that in the event of such a termination, all of Mr. Hoppenot's unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares will vest in full and be settled assuming the target level of performance has been achieved. The agreement also provides for the continuation of benefits for Mr. Hoppenot and his family for up to 36 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.

Life Insurance and Disability Insurance Coverage.    When Mr. Hoppenot became our CEO in January 2014, after being recruited by our Board, he forfeited certain equity-based awards with his previous employer that had provided for an acceleration of vesting of a majority of the awards in the event of his death or permanent disability. Our one-time grant of 400,000 RSUs to Mr. Hoppenot, described above, did not contain a similar provision. To provide Mr. Hoppenot with similar economic value commensurate with the equity based awards he had forfeited in order to join us, we agreed in Mr. Hoppenot's employment agreement to pay the premiums for an insurance policy that will remain in place for the six-year period that commenced on the first day of his employment that will pay $15 million to Mr. Hoppenot upon termination of his employment for disability or his estate on his death. The six-year period for the life and disability insurance was the same vesting period for the 400,000 RSUs. Mr. Hoppenot's initial employment agreement also required us to gross-up each premium amount so that the total payment made by us was sufficient to cover the premiums and all federal, state and local income taxes incurred by Mr. Hoppenot. In April 2015, we amended Mr. Hoppenot's employment agreement so that we would no longer be required to gross-up each premium amount to cover taxes incurred by Mr. Hoppenot. In 2019, at Mr. Hoppenot's suggestion, we amended Mr. Hoppenot's employment agreement so that we would no longer be required to pay the premiums for the life and disability insurance coverage for 2019, the last year of vesting of Mr. Hoppenot's initial RSU grant.

Post-Retirement Vesting.    In October 2019, we amended Mr. Hoppenot's employment agreement to provide that should Mr. Hoppenot remain employed by us through his retirement on a date after December 31, 2024 (as such date may be extended by mutual agreement), all outstanding unvested equity awards that are granted by us to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31,

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2024) as may be mutually agreed upon would continue to vest as if he continued to be employed by us following the date of his retirement. In addition, any outstanding stock option awards that are granted to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31, 2024 as may be mutually agreed upon) that either were vested at the date of his retirement or become vested due to the post-retirement continued vesting provisions will be exercisable during the remainder of their original term. The effectiveness of these provisions will be subject to Mr. Hoppenot's continued compliance with the non-solicitation/non-hiring and non-disparagement covenants described below, including during any period of post-retirement continued vesting provided by the amendments to the agreement.

Other Covenants.    Under the agreement, Mr. Hoppenot is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Hoppenot must forfeit all of his unvested stock options, stock appreciation rights, restricted stock units, performance shares, and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.

Agreements with Other Named Executive Officers

In November 2003, our Board approved a form of employment agreement for Executive Vice Presidents and certain other senior employees. The form of employment agreement for the Executive Vice Presidents and certain other senior employees was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In April 2012, the employment agreements with our Executive Vice Presidents and certain other senior employees were amended to increase the amount payable upon an "involuntary termination" of the executive's employment within 24 months following a change in control. We entered into an employment agreement with Steven H. Stein in March 2015 while he served as one of our senior employees. We entered into employment agreements with Barry P. Flannelly in August 2014, with Vijay Iyengar in May 2016 and with Christiana Stamoulis in February 2019 upon their employment with us.

The employment agreements with our Executive Vice Presidents provide that in the event of an "involuntary termination" of the executive's employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive's position or other diminishment in position, requiring the executive to be based at any location outside more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by us of the terms of the executive's employment arrangement), we will pay the executive an amount equal to two times the sum of the executive's current annual base salary and the greater of (1) the executive's current target bonus or (2) the executive's bonus amount for the preceding fiscal year.

A "change in control" generally includes a significant change in the composition of the Board, the acquisition by any person or entity of greater than 50% of the combined voting power of our outstanding securities, the approval of our liquidation or dissolution, or the sale or disposition of all or substantially all of our assets or similar transaction. We will also pay the executive a pro rata portion of the executive's target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive's termination.

The agreement also provides that in the event of such a termination, all of the executive's unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive's termination. In addition, the agreement provides for the reimbursement by us of COBRA premiums for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by us for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.

Christiana Stamoulis.    In December 2018, in connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Stamoulis received an offer letter that provides that if her employment is terminated without cause or for good reason, we will pay her an amount equal to the sum of her current annual base salary and her current target bonus, as well as amounts with respect to any other accrued amounts under other of our benefits arrangements. We will also pay the cost of COBRA premiums for one year, or until she becomes eligible for medical insurance with another employer.

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Potential Payments Upon Termination Without a Change in Control

The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer for the reasons specified in the table, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2020.

Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)

Hervé Hoppenot
Termination without cause or constructive termination	4,769,580	18,969	7,572,967	339,667	12,701,183
Death or Disability	—	—	1,134,517	289,667	1,424,184

Christiana Stamoulis
Termination without cause or constructive termination	882,000	11,948	193,477	56,538	1,143,963
Death or Disability	—	—	193,477	56,538	250,015

Barry Flannelly
Termination without cause or constructive termination	—	—	193,477	55,687	249,164
Death or Disability	—	—	193,477	55,687	249,164

Steven Stein
Termination without cause or constructive termination	—	—	193,477	66,786	260,263
Death or Disability	—	—	193,477	66,786	260,263

Vijay Iyengar
Termination without cause or constructive termination	—	—	193,477	10,644	204,121
Death or Disability	—	—	193,477	10,644	204,121

(1)
Represents the amount by which the $86.98 closing price of our common stock on December 31, 2020 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $86.98 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

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Potential Payments Upon Termination in Connection with a Change in Control

The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2020.

Termination	Cash Payment($)	Medical/ Insurance Benefits($)	Acceleration of Equity Awards($)(1)	Other($)(2)	Total($)

Hervé Hoppenot
Termination without cause or for good reason(3)	8,492,052	66,359	14,908,424	339,667	23,806,502

Christiana Stamoulis
Termination without cause or for good reason(3)	2,209,200	11,948	2,839,106	56,538	5,116,792

Barry P. Flannelly
Termination without cause or for good reason(3)	1,813,272	34,845	4,674,407	55,687	6,578,211

Steven H. Stein
Termination without cause or for good reason(3)	2,174,683	35,821	11,445,428	66,786	13,722,718

Vijay Iyengar
Termination without cause or for good reason(3)	2,096,546	35,315	3,211,558	10,644	5,354,063

(1)
Represents the amount by which the $86.98 closing price of our common stock on December 31, 2020 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $86.98 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(3)
Includes constructive termination following a change in control. See the section entitled "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with Other Named Executive Officers" above.

Proxy Statement 2021 | 75

Executive Compensation

2020 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hervé Hoppenot	**01/07/2016	20,195	—	$95.76	01/06/2026
	01/07/2016	75,138	—	$95.76	01/06/2023
	*07/15/2016	74,245	—	$83.83	07/14/2026
	07/05/2017					3,420	(3)	297,472
	***01/17/2017	74,245	—	$113.64	01/16/2027
	**01/17/2017	—	94,325	$113.64	01/16/2027
	*07/05/2017	40,289	6,879	$128.34	07/04/2027
	***01/23/2018	40,289	6,879	$94.63	01/22/2028
	**01/24/2018	—	25,401	$95.34	01/23/2028
	*07/02/2018	53,503	35,054	$68.62	07/01/2028
	07/02/2018					10,485	(4)	911,985
	***01/04/2019	53,503	35,055	$72.27	01/03/2029
	07/02/2019					29,736	(3)	2,586,437
	*07/02/2019	34,115	62,212	$85.01	07/01/2029
	07/02/2019					30,270	(4)	2,632,885
	***01/17/2020	34,116	62,212	$80.50	01/16/2030
	07/02/2020					7,225	(5)	628,431	31,834	(6)	2,768,921	(7)
	07/02/2020					39,059	(3)	3,397,352
	*07/02/2020	—	74,720	$106.47	07/01/2030

		499,638	402,737			120,195		10,454,562	31,834		2,768,921

Christiana Stamoulis	02/11/2019					7,714	(3)	670,964
	*02/11/2019	33,370	39,439	$80.21	02/11/2029
	02/11/2020					4,268	(3)	371,231
	*02/11/2020	—	34,240	$76.14	02/11/2030
	07/02/2020					1,232	(5)	107,159	5,429	(6)	472,214	(7)
	07/02/2020					6,661	(3)	579,374
	*07/02/2020	—	12,743	$106.47	07/01/2030

		33,370	86,422			19,875		1,728,728	5,429		472,214

Barry P. Flannelly	**01/07/2016	4,039	—	$95.76	01/06/2026
	01/07/2016	18,784	—	$95.76	01/06/2023
	*07/15/2016	19,091	—	$83.83	07/14/2026
	07/05/2017					880	(3)	76,542
	***01/17/2017	19,091	—	$113.64	01/16/2027
	*07/05/2017	10,359	1,769	$128.34	07/04/2027
	***01/23/2018	10,359	1,769	$94.63	01/22/2028
	*07/02/2018	13,758	9,014	$68.62	07/01/2028
	07/02/2018					2,695	(4)	234,411
	***01/04/2019	13,758	9,014	$72.27	01/03/2029
	**01/04/2019	—	63,105	$72.27	01/03/2029
	07/02/2019					5,071	(3)	441,076
	*07/02/2019	5,818	10,610	$85.01	07/01/2029
	07/02/2019					5,161	(4)	448,904
	01/17/2020					11,482	(8)	998,704
	***01/17/2020	5,818	10,610	$80.50	01/16/2030
	07/02/2020					1,232	(5)	107,159	5,429	(6)	472,214	(7)
	07/02/2020					6,661	(3)	579,374
	*07/02/2020	—	12,743	$106.47	07/01/2030

		120,875	118,634			33,182		2,886,170	5,429		472,214

76 | Proxy Statement 2021

Executive Compensation

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven H. Stein	01/07/2016	8,870	—	$95.76	01/06/2023
	**01/07/2016	4,039	—	$95.76	01/06/2026
	*07/15/2016	1,194	—	$83.83	07/14/2026
	07/05/2017					880	(3)	76,542
	***01/17/2017	19,091	—	$113.64	01/16/2027
	**01/17/2017	—	18,865	$113.64	01/16/2027
	*07/05/2017	10,359	1,769	$128.34	07/04/2027
	***01/23/2018	10,359	1,769	$94.63	01/22/2028
	**01/24/2018	—	21,167	$95.34	01/23/2028
	06/28/2018					50,000	(9)	4,349,000
	*07/02/2018	3,321	9,014	$68.62	07/01/2028
	07/02/2018					2,695	(4)	234,411
	***01/04/2019	3,321	9,014	$72.27	01/03/2029
	04/29/2019					25,000	(10)	2,174,500	25,000	(11)	2,174,500	(7)
	07/02/2019					5,071	(3)	441,076
	*07/02/2019	5,818	10,610	$85.01	07/01/2029
	07/02/2019					5,161	(4)	448,904
	***01/17/2020	5,818	10,610	$80.50	01/16/2030
	07/02/2020					1,232	(5)	107,159	5,429	(6)	472,214	(7)
	07/02/2020					6,661	(3)	579,374
	*07/02/2020	—	12,743	$106.47	07/01/2030

		72,190	95,561			96,700		8,410,966	30,429		2,646,714

Vijay Iyengar	05/09/2016	11,982	—	$72.86	05/08/2023
	07/05/2017					880	(3)	76,542
	***01/17/2017	—	18,865	$113.64	01/16/2027
	*07/05/2017	10,359	1,769	$128.34	07/04/2027
	***01/23/2018	10,359	1,769	$94.63	01/22/2028
	*07/02/2018	13,758	9,014	$68.62	07/01/2028
	07/02/2018					2,695	(4)	234,411
	***01/04/2019	13,758	9,014	$72.27	01/03/2029
	**01/04/2019	—	31,552	$72.27	01/03/2029
	07/02/2019					5,071	(3)	441,076
	*07/02/2019	5,818	10,610	$85.01	07/01/2029
	07/02/2019					5,161	(4)	448,904
	***01/17/2020	5,818	10,610	$80.50	01/16/2030
	07/02/2020					1,232	(5)	107,159	5,429	(6)	472,214	(7)
	07/02/2020					6,661	(3)	579,374
	*07/02/2020	—	12,743	$106.47	07/01/2030

		71,852	105,946			21,700		1,887,466	5,429		472,214

(1)
All options listed in this table, other than those marked with an asterisk (*), a double asterisk (**) or a triple asterisk (***), become exercisable as to one-third of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment. Options marked with an asterisk become exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a double asterisk become exercisable as to all of the shares on the fourth anniversary of the date of grant, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a triple asterisk become exercisable as to one-fourth of the shares on the first anniversary of the grant date in July of the preceding year with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of all options listed in this table is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2)
The market value of unvested RSUs and earned performance shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by $86.98, the closing price of our common stock on December 31, 2020.

(3)
RSUs that vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder's continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Proxy Statement 2021 | 77

Executive Compensation
(4)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of revenue based performance criteria. The earned performance shares will vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder's continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(5)
Represents shares of common stock underlying performance shares earned upon the interim achievement of performance criteria determined to be satisfied on November 16, 2020. The earned shares will vest on the third anniversary of the July 2, 2020 grant date, subject to the holder's continued service through that date. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(6)
Represents the remaining target number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified development and revenue-based performance goals. The actual number of number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 175% based on the actual level at which the applicable specified development and revenue-based performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 2, 2020 grant date, subject to the holder's continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(7)
The market value of unearned and unvested performance shares assumes achievement of the performance goals at the target level of 100% and is calculated by multiplying the number of unearned and unvested target shares held by the applicable named executive officer by $86.98, the closing price of our common stock on December 31, 2020.

(8)
Represents RSUs that vest on the fourth anniversary of the grant date, subject to the holder's continued service through such date. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(9)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of a specified number of IND filings during a specified time frame. The earned performance shares will vest in full on the third anniversary of the grant date, subject to the holder's continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(10)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of a specified number of new chemical entities approved by regulatory authorities. The earned performance shares will vest in full on June 28, 2022, subject to the holder's continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(11)
Represents the number of shares of common stock underlying performance shares that become earned if a specified number of new chemical entities are approved by regulatory authorities during a specified time frame and, if earned, vest in full on June 28, 2022, subject to the holder's continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)

Hervé Hoppenot	213,919	8,065,323	100,732	(3)	9,350,807

Christiana Stamoulis	—	—	2,571	(4)	195,756

Barry P. Flannelly	34,363	1,189,187	7,025	(5)	746,028

Steven H. Stein	44,478	1,300,657	7,025	(6)	746,028

Vijay Iyengar	7,866	252,813	5,636	(7)	601,225

(1)
Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

(2)
Value realized is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.

(3)
Represents 100,732 shares received upon vesting of RSUs, of which 43,926 shares were automatically withheld to cover tax withholding obligations.

(4)
Represents 2,571 shares received upon vesting of RSUs, of which 780 shares were automatically withheld to cover tax withholding obligations.

(5)
Represents 7,025 shares received upon vesting of RSUs, of which 2,819 shares were automatically withheld to cover tax withholding obligations.

(6)
Represents 7,025 shares received upon vesting of RSUs, of which 2,366 shares were automatically withheld to cover tax withholding obligations.

(7)
Represents 5,636 shares received upon vesting of RSUs, of which 2,041 shares were automatically withheld to cover tax withholding obligations.

78 | Proxy Statement 2021

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hoppenot, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year:

•
the median of the annualized total compensation of all employees of our Company (other than our CEO), was $253,386; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $16,378,192.

Based on this information, for 2020 the ratio of the annual total compensation of Mr. Hoppenot, our CEO, to the median of the annual total compensation of all employees was 65 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•
We determined that, as of December 31, 2020, our employee population consisted of 1,772 employees other than Mr. Hoppenot, with 1,380 based in North America, 356 based in Europe and 36 based in Asia.

•
We selected December 31, 2020, which is within the last three months of 2020, as the date upon which we would identify the "median employee."

•
For all employees, we examined total compensation, which included: base salary, incentive compensation plan payments for non-sales employees, sales incentive compensation plan payments for sales employees, equity awards consisting of stock options and restricted stock units, and other compensation such as 401(k) matching contributions and Company-paid life insurance premiums.

•
We included all employees, whether employed on a full-time or part-time basis, and we annualized the compensation of all permanent employees who were not employed by us for all of 2020.

•
We did not make any cost-of-living adjustments in identifying the "median employee."

•
For employees outside the United States, we converted their compensation to U.S. dollars using the average exchange rate for 2020.

Proxy Statement 2021 | 79

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2020, including the 1997 Employee Stock Purchase Plan and the 2010 Stock Incentive Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	15,456,321 (1)	$88.31 (2)	6,404,210 (3)

Equity compensation plans not approved by security holders	—	—	—

Total	15,456,321	$88.31	6,404,210

(1)
Includes 2,617,869 shares subject to RSUs, 466,448 shares subject to earned performance shares and 256,716 shares subject to unearned performance shares outstanding as of December 31, 2020 that were issued under the 2010 Stock Incentive Plan. The number of shares subject to such unearned performance shares represents the maximum number of shares issuable pursuant to such performance shares as of such date.

(2)
RSUs and performance shares, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3)
Includes 945,478 shares available for issuance under the 1997 Employee Stock Purchase Plan and 5,458,732 shares available for issuance under the 2010 Stock Incentive Plan.

80 | Proxy Statement 2021

Report of the Audit and Finance Committee of the Board

The Audit and Finance Committee of the Board is composed of four directors, each of whom qualifies as "independent" under the current listing requirements of The Nasdaq Stock Market. The current members of the Audit and Finance Committee are Paul J. Clancy, Wendy L. Dixon and Jacqualyn A. Fouse. The Audit and Finance Committee acts pursuant to a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

In performing its functions, the Audit and Finance Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company's internal control over financial reporting. It is not the duty of the Audit and Finance Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company's internal control over financial reporting.

Within this framework, the Audit and Finance Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2020 and the Company's internal control over financial reporting. The Audit and Finance Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the Audit and Finance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Finance Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Audit and Finance Committee Paul J. Clancy (Chair) Wendy L. Dixon Jacqualyn A. Fouse

Proxy Statement 2021 | 81

Proposal 3 Amend the Amended and Restated 2010 Stock Incentive Plan

In March 2021, the Board approved amendments to the Amended and Restated 2010 Stock Incentive Plan (referred to in this proposal description as the "2010 Plan"), subject to the approval of our stockholders at the Annual Meeting, to increase the number of shares available for issuance by 9,500,000 shares, extend the term of the 2010 Plan by five years, and modify the annual grants to our nonemployee directors.

Incyte has continued to grow at a significant rate. As our revenue and our discovery and development pipeline have substantially increased over the last several years, so too has our number of employees. Our 2016 expansion into Europe and our 2017 expansion into Japan has also contributed to our increasing employee headcount.

Even though our employee headcount has risen substantially in the last several years, including in 2020, we have carefully managed the 2010 Plan to ensure that stockholders are subject to minimal dilution and that there is as little overhang as possible on our common stock. In fact, as the chart below shows, since the 2019 amendment to the 2010 Plan that added 7,700,000 shares, our overhang percentage remains low, at 9.5%, and our 3-year average burn rate is 2.7% (assuming that each full value award equates to 2.0 shares and each stock option award equates to 1.0 share), all while our employee headcount has grown by 30% over the past three years.

50th percentile three-year average burn rate for peer group is 3.4%

82 | Proxy Statement 2021

Proposal 3 Amend the Amended and Restated 2010 Stock Incentive Plan

Further detail of our year-end overhang percentage is set forth in the table below:

	2017	2018	2019	2020

Overhang:
Options and awards available for grant	4,678,903	7,023,328	9,882,122	5,515,182
Options and awards outstanding	12,385,213	14,328,496	15,235,033	15,399,871

Total overhang	17,064,116	21,351,824	25,117,155	20,915,053

Common outstanding shares	211,262,906	213,274,660	216,177,830	219,489,329
Overhang Percentage	8.1%	10.0%	11.6%	9.5%

50th percentile peer group overhang is 15.7%

We believe that we have been careful stewards of the 2010 Plan and we now seek stockholder approval of amendments to the 2010 Plan to add an additional 9,500,000 shares, extend the term of the plan, and modify the annual grants to our nonemployee directors (as detailed further below) so that we will be in a position to continue our substantial growth as we seek to execute on our 2021 and longer-term strategic goals.

Description of Amendments

The first amendment to the 2010 Plan approved by the Board and submitted for stockholder approval consists of an increase in the number of shares available for issuance thereunder by 9,500,000 shares, from 44,453,475 shares to 53,953,475 shares.

The proposed increase of 9,500,000 in the number of shares reserved for issuance under the 2010 Plan is needed to allow us to continue to provide effective and appropriate equity incentives to our growing number of employees and our directors. Our equity awards have historically consisted of stock options, RSUs and performance shares. Our Board and the Compensation Committee of the Board have believed that equity awards align compensation incentives with stockholder interests, provide at-risk compensation for management by providing them with a strong incentive to improve the Company's performance, and provide employees with the opportunity to benefit significantly from the success of the Company. We offer equity awards to all new hires and have found that attractive and competitive initial equity awards are often an important inducement for the high-performing, entrepreneurial individuals who we believe are key to our success. We expect to continue to expand our workforce in support of our research and development and commercialization efforts as we execute on our long-term growth strategy. As we recruit to fill these new positions, the amount of shares required for initial awards to new hires, together with the amount required for annual awards to existing employees, in each case consistent with our historical practices, increases.

We do not believe the proposed 9,500,000 share increase will be unduly dilutive to stockholders. A common measure of potential dilution from outstanding equity awards is "overhang," generally defined as equity awards outstanding but not exercised, plus equity awards available to be granted (together referred to as potential equity award shares), divided by the common shares outstanding. As of March 29, 2021, our overhang was 9.2%, as compared with 11.1% as of March 31, 2020. We believe that our overhang has been reduced as a result of our equity award guidelines that were implemented in January 2014 and July 2016, pursuant to which the number of stock option awards was reduced through the use of RSUs and performance shares. For our annual awards and new employee awards beginning in July 2016, each U.S. recipient received a mix of stock options and RSUs, with the value as of the grant date of the options equal to 66 2/3% (75% for our executive officers), and the value of the shares underlying the RSU award equal to 33 1/3% (25% for our executive officers), of the aggregate value of such options and shares, in each case as determined under generally accepted accounting principles consistent with the valuation of our Company's equity incentives. In 2018, we changed the 25% portion of our executive officer awards from RSUs to performance shares, which combine the time-based vesting aspects of RSUs with performance-based vesting requirements, and in 2019, our executive officers received their annual awards in a mix of 50% stock options, 25% performance shares and 25% RSUs. In 2020, our U.S.-based executive officer annual awards consisted of a mix of 40% stock options, 30%

Proxy Statement 2021 | 83

Proposal 3 Amend the Amended and Restated 2010 Stock Incentive Plan

performance shares and 30% RSUs, and the same mix will be used for the 2021 annual awards. Non-U.S. recipients only receive RSUs.

The second amendment approved by the Board and submitted for stockholder approval is an extension of the termination date of the 2010 Plan, from June 30, 2021 to June 30, 2026. This will allow us to continue using the 2010 Plan for equity awards through the date of our annual meeting of stockholders in 2026.

The third amendment approved by the Board and submitted for stockholder approval is a change to the annual grants to our nonemployee ("outside") directors. Each of these directors currently receives an annual grant having an aggregate grant date fair value of $500,000 and entitling the recipient to receive a mix of stock options and RSUs, with the value as of the grant date of the options equal to 75% and the value of the shares underlying the RSU award equal to 25% of the aggregate grant date fair value, in each case as determined under generally accepted accounting principles consistent with the valuation of our Company's equity incentives. The amendment would give the Board discretion to set the aggregate grant date fair value of the annual grant, provided that the value does not exceed the current limit of $500,000. For the 2021 annual grants, the Board has determined that the aggregate grant date fair value of each grant would be $400,000. In addition, the amendment would change the mix of the annual grants from 75% stock options and 25% RSUs to 60% stock options and 40% RSUs. The methodology for applying these percentages to determine the specific numbers of shares subject to the stock options and RSUs each year will remain unchanged and is described below under "2010 Stock Incentive Plan—Automatic Annual Grants to Directors."

The following summary of the principal features of the 2010 Plan, as amended, is qualified by reference to the terms of the plan, a copy of which is available without charge upon stockholder request to Secretary, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803. The 2010 Plan, as amended, has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC's website at http://www.sec.gov.

2010 Stock Incentive Plan

The 2010 Plan was initially adopted by the Board in March 2010 and approved by our stockholders in May 2010. It was last amended and restated by the Board in April 2013 and our stockholders approved the amended and restated 2010 Plan in May 2013. The Board further amended the 2010 Plan in 2014, 2016, 2018, and 2019, and our stockholders approved each of those amendments.

The purpose of the 2010 Plan is to assist in the recruitment, retention and motivation of employees, outside directors and consultants who are in a position to make material contributions to our long-term success and the creation of stockholder value. The 2010 Plan offers a significant incentive to encourage our employees, outside directors and consultants by enabling those individuals to acquire shares of our common stock, thereby increasing their proprietary interest in the growth and success of our Company.

The 2010 Plan provides for the direct award or sale of shares of common stock (including restricted shares), the award of RSUs and stock appreciation rights, the award of performance shares and the grant of incentive stock options to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options to purchase common stock that do not qualify for such treatment under the Code. All employees, including officers, of the Company or any subsidiary, non-employee directors of the Company and any consultant who performs services for the Company or any subsidiary are eligible to purchase shares of common stock and to receive awards of shares, restricted shares, performance shares, RSUs or stock appreciation rights or grants of nonstatutory stock options. Only employees are eligible to receive grants of incentive stock options. As of December 31, 2020, 1,773 employees (including officers) and non-employee directors would have been eligible to purchase common stock and to receive awards under the 2010 Plan.

Administration

The 2010 Plan is administered by the Compensation Committee. Subject to the limitations set forth in the plan, the Compensation Committee has the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or stock appreciation right

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may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The Compensation Committee also has the authority to determine the consideration and methodology of payment for awards. The Board has created a secondary committee, the Non-Management Stock Option Committee, which is authorized to make awards and grants under the 2010 Plan to eligible individuals other than members of the Board, the "Section 16 officers," and employees who hold the title of Senior Vice President or above.

Maximum Shares and Award Limits

A total of 44,453,475 shares of common stock are currently reserved for issuance under the 2010 Plan, and that total would increase to 53,953,475 shares if the proposed amendments to the 2010 Plan are approved by our stockholders at our Annual Meeting. As of March 29, 2021, the Company had outstanding options to purchase an aggregate of 12,508,925 shares of common stock (with exercise prices ranging from $18.97 to $138.52 per share) under the 2010 Plan, outstanding RSUs covering 2,920,166 shares, and outstanding performance shares pursuant to which a maximum of 721,664 shares could be issued and had 4,067,100 shares of common stock available for issuance under the 2010 Plan (or 13,567,100 shares of common stock including the 9,500,000 shares subject to stockholder approval at the Annual Meeting). As of March 29, 2021, the Company had outstanding options to purchase an aggregate of 12,508,925 shares of common stock under the 2010 Plan at a weighted average exercise price of $88.89 per share and with a weighted average remaining contractual term of 6.73 years. The 2010 Plan replaced the 1991 Stock Plan and the 1993 Directors' Stock Option Plan. Shares that are subject to awards that expire, terminate or are cancelled under either the 1991 Stock Plan or the 1993 Directors' Stock Option Plan will not be made available for future awards under the 2010 Plan. Other than outstanding options to purchase common stock under the 2010 Plan and outstanding RSUs and performance shares under the 2010 Plan, the Company had no other outstanding awards as of March 29, 2021, and no shares remain available for future issuance under either the 1991 Stock Plan or the 1993 Directors' Stock Option Plan. No one award recipient may receive awards under the 2010 Plan in any calendar year that relate to more than 800,000 shares of common stock. Each "full value" award such as an award of RSUs, restricted shares or performance shares (that is, any sales or awards of shares other than upon exercise of options or other than pursuant to sales at purchase prices at least equal to the fair market value of the shares) will reduce the total share pool available under the 2010 Plan by 2.0 shares, and each stock option and any other non-full value award will reduce the total share pool by 1.0 share for each underlying award share granted. In addition, other than automatic grants to outside directors, awards for no more than 5% of the total number of shares of common stock reserved for issuance under the 2010 Plan may vest sooner than 12 months from the date of grant.

These limitations shall be adjusted as appropriate and equitable in the event of a stock dividend, stock split, reclassification of stock or similar events. If an award made under the 2010 Plan expires without having been exercised in full, or if any restricted shares, RSUs or performance shares are forfeited or repurchased by Company due to failure to vest, then the corresponding shares will again become available for awards under the 2010 Plan. Upon the settlement of stock appreciation rights, all of the shares subject to any such stock appreciation right will reduce the number of shares available under the 2010 Plan, regardless of the number of shares actually issued. If any award is paid in cash rather than shares of common stock, the payment of cash will not reduce the number of available shares. The Company may grant awards under other plans or programs, which may be settled in shares of common stock issued under the 2010 Plan. Such shares shall be treated like shares issued in settlement of RSUs and, when issued, will reduce the number of shares of common stock available for issuance under the 2010 Plan.

Stock Options

The terms of any grants of stock options under the 2010 Plan will be set forth in a stock option agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of such option grants, which need not be identical. Stock options may provide for the accelerated exercisability in the event of the award recipient's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the award recipient's service. The Compensation Committee may modify, extend or assume outstanding options or may accept the

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cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares. However, outstanding options may not be modified to lower the exercise price, nor may outstanding options be assumed or accepted for cancellation in return for the grant of new options with a lower exercise price, unless approved by the Company's stockholders. In no event will the Company purchase or assume in exchange for cash any stock option whose exercise price exceeds the fair market value of the underlying shares of common stock.

The exercise price of each option will be set by the Compensation Committee, subject to the following limits. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted, and in the event an option recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price of a nonstatutory stock option cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted. On March 29, 2021, the closing price for our common stock on The Nasdaq Global Select Market was $81.10. The maximum period in which an option may be exercised will be fixed by the Compensation Committee and included in each stock option agreement but cannot exceed ten years in the case of an incentive stock option, and in the event an option recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to that person cannot exceed five years. In addition, no option recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000.

The exercise price for the exercise of a stock option may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender to pledge shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate exercise price, by delivering a full-recourse promissory note, or in any other form that is consistent with applicable laws, regulations and rules. Options generally will be nontransferable except in the event of the option recipient's death.

Stock options granted under the 2010 Plan must be exercised by the optionee before the expiration of such option. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient's service with us, and the right to exercise the option of any executors or administrators of the award recipient's estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Automatic Annual Grants to Directors

As discussed above under "Description of Amendments," each of our nonemployee ("outside") directors currently receives an annual grant following the conclusion of the Annual Meeting having an aggregate grant date fair value of $500,000 and entitling the recipient to receive a mix of stock options and RSUs, with the value as of the grant date of the options equal to 75% and the value of the shares underlying the RSU award equal to 25% of the aggregate grant date fair value, in each case as determined under generally accepted accounting principles consistent with the valuation of our Company's equity incentives. If the proposed amendments are approved by our stockholders at the Annual Meeting, the Board would have discretion to set the aggregate grant date fair value of each annual grant, provided that the value does not exceed the current limit of $500,000. For the 2021 annual grants, the Board has determined that the aggregate grant date fair value of each grant would be $400,000. In addition, the proposed amendments would change the mix of the annual grants from 75% stock options and 25% RSUs to 60% stock options and 40% RSUs. If the proposed amendments are approved by our stockholders, the number of shares subject to the nonstatutory options in each 2021 annual grant will be determined by dividing 60% of $400,000 (or $240,000) by the Black-Scholes value of one such option, based on the average closing sale price for our shares on The Nasdaq Global Select Market over the 30 consecutive trading days concluding with the last trading day prior to the grant date,

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rounded down to the nearest whole share. The number of shares subject to the RSUs in each 2021 annual grant will be determined by dividing 40% of $400,000 (or $160,000) by such 30 trading day average price, rounded down to the nearest whole share. The exercise price of the options will be equal to the fair market value on the date of the grant, and the options will have a term of ten years. Each outside director who is not initially elected at a regular annual meeting of our stockholders will receive awards within 10 business days of his or her election having an aggregate grant date fair value of a pro rata portion of $500,000 or such lower dollar limit then in effect for annual grants ($400,000 for 2021 annual grants, if the proposed amendments are approved by our stockholders), determined based on the number of full calendar months remaining from the date of election until the next regular annual meeting divided by 12. Such outside director's awards will consist of 60% nonstatutory options and 40% RSUs determined in a manner similar to that used for the annual awards to outside directors following the conclusion of the regular annual meeting, except that the values of the awards to such outside director will be determined as of the grant date of such awards. All annual awards to outside directors will vest (and in the case of options, become exercisable) on the earlier of the first anniversary of the date of grant or immediately prior to the next regular annual meeting of our stockholders.

Options granted to outside directors will become fully vested if a change in control occurs with respect to the Company during the director's service. The Board may from time to time increase the number of shares subject to an annual grant if the Board determines that the increase is necessary to induce individuals to become or remain non-employee directors, or to address an increase in the duties or responsibilities of a non-employee director. The Board may also determine that the exercise price of such an option shall be greater than the fair market value of the common stock on the date of grant and that the option shall be exercisable on a different schedule than stated above.

Restricted Shares

The terms of any awards of restricted shares under the 2010 Plan will be set forth in a restricted share agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of the restricted share agreements, which need not be identical. Restricted share awards generally will be subject to vesting requirements of a minimum period of three years, and may be subject to transfer restrictions. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares. Restricted shares may be issued for consideration as the Compensation Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

Restricted Stock Units

The terms of any awards of RSUs under the 2010 Plan will be set forth in an RSU agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of the RSU agreements, which need not be identical. RSUs give an award recipient the right to acquire a specified number of shares of common stock, or at the Compensation Committee's discretion, cash, or a combination of common stock and cash, at a future date upon the satisfaction of certain vesting conditions based upon a vesting schedule or performance criteria established by the Compensation Committee. RSUs generally will be subject to vesting requirements of a minimum period of three years. RSUs may be granted in consideration of a reduction in the award recipient's other compensation, but no cash consideration is required of the award recipient. Unlike restricted shares, the stock underlying RSUs will not be issued until the stock units have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time of issuance of any common stock upon settlement.

Stock Appreciation Rights

The terms of any awards of stock appreciation rights under the 2010 Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms, conditions and restrictions of any such agreements, which need not be identical. A stock appreciation right generally entitles the award recipient to receive a payment upon exercise equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the value of a share of

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common stock on the date of grant. The exercise price of a stock appreciation right cannot be less than 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of common stock.

Performance Shares

The terms of any awards of performance shares under the 2010 Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms, conditions and restrictions of any such agreements, which need not be identical.

Performance shares give an award recipient the right to acquire a specified number of shares of common stock, or at the Compensation Committee's discretion, cash, or a combination of common stock and cash, at a future date, based on performance criteria set forth in the performance share agreement. The actual number of performance shares eligible for settlement may be larger or smaller than the number included in the original award, based on the performance criteria. Performance shares may be granted in consideration of a reduction in the award recipient's other compensation, but no cash consideration is required of the award recipient. An award of performance shares generally will vest only if the award recipient performs services for the entire performance period (or if less, one year). Recipients of performance shares generally will have no voting or dividend rights prior to the time of issuance of any common stock upon settlement.

Qualifying Performance Criteria

The 2010 Plan sets forth performance criteria that may be used in the case of performance shares and certain other awards intended to qualify for the "performance-based compensation" exemption from the corporate deduction limit under Section 162(m) of the Code. The "performance-based compensation" exemption has been repealed effective for tax years beginning after December 31, 2017, subject to certain transition rules for previously granted awards, as described below under "Certain Federal Income Tax Aspects of Awards Under the Plan—Code Section 162(m)." The Compensation Committee may, but is not required to, apply the performance criteria set forth in the 2010 Plan to performance shares and other awards granted in 2021 and future years.

To qualify as a "performance-based compensation," the number of shares or other benefits granted, issued, retainable or vested under an award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' or quarter's results or to the performance of one or more comparable companies or a designated comparison group or index, in each case as specified by the Compensation Committee in the award: (a) cash flow (including operating cash flow), (b) earnings per share, (c) earnings before any combination of interest, taxes, depreciation, or amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin (including as a percentage of revenue), (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) economic profit, (r) achievement of target levels of discovery and/or development of products, including but not limited to regulatory achievements, (s) achievement of research and development objectives, and (t) formation of joint ventures, strategic relationships or other commercial, research or development collaborations. The Compensation Committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, nonrecurring items disclosed in the Company's financial statements or in management's discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year. If applicable, the Compensation

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Committee will determine the qualifying performance criteria and any permitted exclusions for events described in the preceding sentence not later than the 90th day of the performance period, and will determine and certify the extent to which the qualifying performance criteria have been met. For awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Compensation Committee may not in any event increase the amount of compensation payable under the 2010 Plan upon the attainment of qualifying performance criteria to an award recipient who is a "covered employee" within the meaning of Section 162(m) of the Code.

Amendment and Termination

No awards may be granted under the 2010 Plan after June 30, 2021 or, if the proposed amendments are approved by our stockholders, after June 30, 2026. The Board may amend or terminate the 2010 Plan at any time, but an amendment will not become effective without the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the 2010 Plan will affect an award recipient's rights under outstanding awards without the award recipient's consent.

Effect of Certain Corporate Events

In the event of a subdivision of the outstanding common stock or a combination or consolidation of the outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in common stock or, if in an amount that has a material effect on the price of the shares, in cash, the Compensation Committee will make appropriate adjustments in the number of shares covered by outstanding awards and the exercise price of outstanding options and stock appreciation rights, and the number of shares available under the 2010 Plan.

Certain Federal Income Tax Aspects of Awards Under the Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2010 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder's death. The tax consequences of awards under 2010 Plan depend upon the type of award and, if the award is to an executive officer, whether compensation paid to the officer is subject to the tax deduction limit imposed by Section 162(m) of the Code.

Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

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Nonstatutory Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients who receive RSU awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date and cash received, if any, over the exercise price. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to us for annual compensation in excess of $1,000,000 paid to certain executive officers. Prior to 2018, however, we could deduct compensation above $1,000,000 if it was "performance-based compensation" within the meaning of Section 162(m). Stock options and performance shares granted prior to 2018 were intended to qualify as performance-based compensation.

The Section 162(m) exemption for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, subject to a transition rule for amounts payable pursuant to written binding contracts in effect on November 2, 2017. We believe that outstanding stock options granted prior to November 2, 2017 qualify for this transition rule, and thus retain their status as deductible performance-based compensation.

New Plan Benefits

Other than to set the grant date target value for the annual equity awards to be made in July 2021 of $12,400,000 for our CEO and $2,200,000 for our other U.S.-based executive officers, as described under "Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity-Based Incentive Awards," the Compensation Committee has not made any determination with respect to future awards under the 2010 Plan and, except for automatic grants to non-employee "outside" directors, awards and the terms of any awards under the plan for the current year or any future year are not determinable. As described above, the 2010 Plan provides for the automatic grant of awards to outside directors. If our stockholders approve the proposed amendments to the 2010 Plan, each outside director nominee who will continue to serve as a member of the Board will receive a grant consisting of 60% nonstatutory options and 40% RSUs having an aggregate grant date fair value of $500,000 or such lower dollar amount as may be selected by the Board. The Board has limited the aggregate grant date fair market value of each outside director's 2021 annual grant to $400,000.

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Required Vote

Approval of the amendments to the 2010 Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

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PROPOSAL 4 Ratification of Independent Registered Public Accounting Firm

The Audit and Finance Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to reconsideration by the Audit and Finance Committee should our stockholders fail to ratify such appointment at the Annual Meeting or should the Audit and Finance Committee not approve Ernst & Young LLP's audit plan for the fiscal year ending December 31, 2021. Ernst & Young LLP has audited our financial statements since the Company's inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.

	Year Ended December 31,

	2020	2019
	(in thousands)

Audit Fees(1)	$2,297	$2,290

(1)
Audit fees include fees and out-of-pocket expenses billed for the audit of the Company's annual statements and reviews of the Company's quarterly financial statements, including the Company's Annual Report on Form 10-K, the audit of the Company's internal control over financial reporting, and include fees for SEC registration statements and consultation on accounting standards or transactions.

The Audit and Finance Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP's independence.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. All of the services provided by the Company's independent registered public accounting firm in 2020 and 2019 were pre-approved.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interests of the Company and its stockholders.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 29, 2021, as to shares of our common stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named under "Executive Compensation—Summary Compensation Table" and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803. The percentage of our common stock beneficially owned is based on 219,876,892 shares outstanding as of March 29, 2021. In addition, shares issuable pursuant to options or convertible securities that may be acquired within 60 days of March 29, 2021 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(#)(1)	Percentages Beneficially Owned(%)(1)

5% Stockholders

Felix J. Baker(2)	32,524,056	14.8

Baker Bros. Advisors LP and affiliated entities(2)	32,159,009	14.6

T. Rowe Price Associates, Inc.(3)	32,594,682	14.8

The Vanguard Group and affiliates(4)	20,156,224	9.2

BlackRock, Inc.(5)	17,808,827	8.1

Wellington Management Group LLP(6)	13,499,976	6.1

Named Executive Officers and Directors

Hervé Hoppenot(7)	872,576	*

Christiana Stamoulis(8)	56,506	*

Barry P. Flannelly(9)	136,857	*

Steven H. Stein(10)	97,952	*

Vijay Iyengar(11)	101,751	*

Julian C. Baker(2)	32,521,639	14.8

Jean-Jacques Bienaimé(12)	121,907	*

Paul J. Clancy(13)	117,782	*

Wendy L. Dixon(14)	152,639	*

Jacqualyn A. Fouse(15)	73,870	*

Paul A. Friedman(16)	377,299	*

Edmund P. Harrigan(17)	17,366	*

Katherine A. High(18)	13,220	*

All directors and executive officers as a group (19 persons)(19)	35,168,046	15.8

*
Represents less than 1% of our common stock.

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(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Baker Bros. Advisors LP is the investment adviser to 667, L.P. and Baker Brothers Life Sciences, L.P. ("Baker Funds"). Baker Bros. Advisors (GP), LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP), LLC. The address for Baker Bros. Advisors LP, the Baker Funds, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014. Pursuant to the management agreements, as amended, among Baker Bros. Advisors LP, the Baker Funds and their respective general partners, the Baker Funds' respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Baker Funds' investments and voting power over investments. According to an amended Schedule 13D filed April 29, 2020, and Forms 4 filed May 26, 2020, June 30, 2020, September 30, 2020, and December 31, 2020, the total number of shares of our common stock beneficially owned includes shares directly held as follows:

Holder	Shares

667, L.P.	2,686,870

Baker Brothers Life Sciences, L.P.	29,150,637

Julian C. Baker	441,005

Felix J. Baker	281,190

Entities affiliated with Julian C. Baker and Felix J. Baker	83,857

Pursuant to an agreement between Baker Bros. Advisors LP and Julian C. Baker, Baker Bros. Advisors LP has sole voting and dispositive power with respect to 162,232 shares owned directly by Julian C. Baker that were received by Mr. Baker upon exercise of options, upon vesting of RSUs or in lieu of cash fees in connection with serving as a member of our Board of Directors and with respect to 159,268 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021 that are held by Julian C. Baker and that are included in the number of shares shown as beneficially owned. Excludes 364 shares issued on March 31, 2021 pursuant to Mr. Baker's election to receive immediately vested restricted stock in lieu of quarterly cash retainer fees for service as a member of our Board of Directors, as described under "Compensation of Directors."

(3)
According to an amended Schedule 13G filed February 16, 2021, filed by T. Rowe Price Associates, Inc. ("T. Rowe Price"), T. Rowe Price, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 11,750,244 shares. The address of the principal place of business of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
According to an amended Schedule 13G filed February 10, 2021, filed by The Vanguard Group ("Vanguard"), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has sole dispositive power with respect to 19,312,859 shares, shared dispositive power with respect to 843,365 shares, and shared voting power with respect to 335,935 shares. The address of the principal place of business of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
According to an amended Schedule 13G filed January 29, 2021, filed by BlackRock, Inc. ("BlackRock"), BlackRock, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 16,270,183 shares. The address of the principal place of business of BlackRock is 55 East 52nd Street, New York, New York, 10022.

(6)
According to an amended Schedule 13G filed February 4, 2021, filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors LLP (collectively, "Wellington") and Wellington Management Company LLP, Wellington and Wellington Management Company LLP, in their capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and Wellington has shared dispositive power with respect to all such shares and shared voting power with respect to 13,015,498 shares, with Wellington Management Company LLP having shared voting power with respect to 12,821,926 shares and shared dispositive power with respect to 12,902,408 shares. The address of the principal place of business of Wellington and Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02110.

(7)
Includes 642,306 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of March 29, 2021.

(8)
Includes 51,654 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of March 29, 2021.

(9)
Includes 131,567 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of March 29, 2021.

(10)
Includes 97,952 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of March 29, 2021.

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Security Ownership of Certain Beneficial Owners and Management
(11)
Includes 97,293 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of March 29, 2021.

(12)
Includes 114,268 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021.

(13)
Includes 114,268 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021. Excludes 298 shares issued on March 31, 2021 pursuant to Mr. Clancy's election to receive immediately vested restricted stock in lieu of quarterly cash retainer fees for service as a member of our Board of Directors, as described under "Compensation of Directors."

(14)
Includes 139,268 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021. Excludes 225 shares issued on March 31, 2021 pursuant to Dr. Dixon's election to receive immediately vested restricted stock in lieu of quarterly cash retainer fees for service as a member of our Board of Directors, as described under "Compensation of Directors."

(15)
Includes 69,893 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021. Excludes 251 shares issued on March 31, 2021 pursuant to Dr. Fouse's election to receive immediately vested restricted stock in lieu of quarterly cash retainer fees for service as a member of our Board of Directors, as described under "Compensation of Directors."

(16)
Includes 106,768 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021.

(17)
Includes 16,156 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021. Excludes 219 shares issued on March 31, 2021 pursuant to Dr. Harrigan's election to receive immediately vested restricted stock in lieu of quarterly cash retainer fees for service as a member of our Board of Directors, as described under "Compensation of Directors."

(18)
Includes 13,081 shares subject to RSUs that will vest and options exercisable within 60 days of March 29, 2021.

(19)
Includes shares included pursuant to the second paragraph of note (2) and notes (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), and (18) above and 395,141 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of March 29, 2021 held by other executive officers of the Company.

Proxy Statement 2021 | 95

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2020.

Stockholder Proposals for the 2022 Annual Meeting

To be considered for inclusion in the Company's proxy statement for the Company's 2022 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 17, 2021. These proposals also must comply with the proxy proposal submission rules of the Securities and Exchange Commission under Rule 14a-8.

A stockholder proposal not included in the Company's proxy statement for the 2022 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company's Bylaws, and otherwise complies with the provisions of the Company's Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the 2022 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the date of the 2022 Annual Meeting.

96 | Proxy Statement 2021

Annual Report

We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of common stock at the close of business on March 29, 2021, the record date, a copy of our Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.

By Order of the Board of Directors

Hervé Hoppenot President and Chief Executive Officer

April 16, 2021

Proxy Statement 2021 | 97

Frequently Asked Questions

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials over the Internet, as permitted by the rules of the SEC. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (Proxy Availability Notice) to our stockholders. All stockholders will have the ability to access our proxy materials on the website referred to in the Proxy Availability Notice or may request to receive printed versions of our proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.

We intend to mail the Proxy Availability Notice on or about April 16, 2021 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 16, 2021.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials?

If you hold your shares in more than one account, you may receive a separate Proxy Availability Notice for each account. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

Who is entitled to vote?

Stockholders of record at the close of business on March 29, 2021, the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the Record Date.

How many shares must be present to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock on the Record Date constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. As of the close of business on the Record Date, there were 219,876,892 shares of our common stock outstanding. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for purposes of determining a quorum. If your shares are held in street name, your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain "routine" matters, even if you have not instructed your broker, bank or other nominee on how to vote on those matters. Please see "How are votes counted?" below. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." This Proxy Statement, our Annual Report and the proxy card have been sent directly to you by Incyte.

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Frequently Asked Questions

Beneficial Owner.    If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the "beneficial owner" of shares held in street name. This Proxy Statement and our Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction form provided by your broker, bank or other nominee.

How do I vote?

You may vote using any of the following methods:

By Mail	By Telephone	By Internet	In Person at the Annual Meeting*
Mail – Follow the instructions in your proxy materials.	Telephone – Stockholders of record may call toll-free 1-800-652–VOTE (8683)	By Internet – Stockholders of record may vote online at www.envisionreports.com/INCY	In Person at the Annual Meeting – You may obtain directions to the Annual Meeting by contacting our Company's Investor Relations Department at (302) 498-6700.

Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees. The telephone voting facilities will close at 11:59pm, Eastern Daylight Time, the day before the meeting date.
Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. The internet voting facilities will close at 11:59pm, Eastern Daylight Time, the day before the meeting date.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.
*
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of our Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote or revoke your proxy by submitting new voting instructions to or informing your broker, bank or other nominee in accordance that entity's procedures for changing or revoking your voting instructions.

How are votes counted?

In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" for each nominee. For each of Proposals 2, 3, and 4, you may vote "FOR," "AGAINST" or "ABSTAIN."

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board of Directors, "FOR" the approval of the compensation of our named executive officers, "FOR" the approval of the amendments to our Amended and Restated 2010 Stock Incentive Plan, "FOR" the ratification of the independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that may properly come before the meeting.

Proxy Statement 2021 | 99

Frequently Asked Questions

If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker, bank or other nominee can vote your shares at its discretion only on Proposal 4, the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, other than Proposal 4, assuming that a quorum is obtained.

What vote is required to approve each item?

We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A "majority of the votes cast" means that the number of votes cast "FOR" a director nominee exceeds the number of votes cast "AGAINST" the nominee. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a "holdover" director, but will be subject to our director resignation policy. Additional information concerning our director resignation policy is set forth under the heading "Corporate Governance—Majority Voting Policy."

The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal		Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)

1	Election of Directors	A nominee for director will be elected if the votes cast "FOR" such nominee exceed the votes cast "AGAINST" such nominee.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal

2	Advisory Vote to Approve Executive Compensation	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal

3	Approval of Amendments to the Amended and Restated 2010 Stock Incentive Plan	The affirmative "FOR" vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal

4	Ratification of the Appointment of Ernst & Young LLP	The affirmative "FOR" vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.	Counted as vote Same effect as votes against	Yes Brokers without voting instructions will have discretionary authority to vote

(1)
As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.

(2)
Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

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Frequently Asked Questions

What is "householding" and how does it affect me?

We have adopted a process for mailing our Annual Report and this Proxy Statement called "householding," which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of our Annual Report and this Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of our Annual Report and this Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our Annual Report and this Proxy Statement or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock. In addition, we have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,500, plus out-of-pocket expenses.

Proxy Statement 2021 | 101

Appendix A

Note Regarding Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the expected timing of an FDA decision on the sNDA for ruxolitinib for stereo-refractory chronic GVHD; our expectations regarding the submission of once-a-day ruxolitinib to the FDA and the timing of any related FDA decision; our expectations for commercial success of Monjuvi; our expectations with respect to initiation of clinical trials for our and our collaborative partners' drug candidates; our expectations regarding the submission of an NDA for parsaclisib; expectations regarding the timing of an FDA decision on the BLA for retifanlimab; expectations regarding FDA approval and timing thereof of ruxolitinib cream in mild-to-moderate atopic dermatitis and the sNDA for vitiligo; expectations regarding the timing of regulatory decisions for the application for approval of tafasitamab for diffuse-large B-cell lymphoma in Europe; expectations of our collaborative partners regarding regulatory submissions; our expectations regarding our inclusion commitment and increasing opportunities for ethnic minorities; our expectations with respect to our environmental disclosures and environmental impact; our expectations regarding our global responsibility initiative; and our beliefs regarding the benefits and effects of our compensation policies and methods.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: unanticipated delays; effects of the COVID-19 pandemic and measures intended to limit the pandemic; determinations made by the FDA and other regulatory authorities, including the possibility that the results of clinical trials are insufficient to meet applicable regulatory standards for approval; unanticipated delays in obtaining results from clinical trials; the ability to enroll sufficient numbers of subjects for our clinical trials; risks relating to further research and development and the results of clinical trials; the effects of market competition; risks related to our ability to achieve our environmental and global responsibility goals, including the costs involved in doing so and changes in regulations, technology and other factors beyond our control; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. We disclaim any intent or obligation to update these forward-looking statements.

Proxy Statement 2021 | A-1

Appendix B

INCYTE CORPORATION

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

(As Amended and Restated on March 23, 2021)

- i -

(a)	General Rule	5
(b)	Ten-Percent Stockholders	5
(c)	Attribution Rules	5
(d)	Outstanding Stock	5
SECTION 5.	STOCK SUBJECT TO PLAN.	5
(a)	Basic Limitation	5
(b)	Award Limitation	6
(c)	Additional Shares	6
SECTION 6.	RESTRICTED SHARES.	6
(a)	Restricted Share Agreement	6
(b)	Payment for Awards	6
(c)	Vesting	6
(d)	Voting and Dividend Rights	6
(e)	Restrictions on Transfer of Shares	6
SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.	6
(a)	Stock Option Agreement	6
(b)	Number of Shares	7
(c)	Exercise Price	7
(d)	Withholding Taxes	7
(e)	Exercisability and Term	7
(f)	Exercise of Options	7
(g)	Effect of Change in Control	7
(h)	No Rights as a Stockholder	7
(i)	Modification, Extension and Assumption of Options	7
(j)	Restrictions on Transfer of Shares	7
(k)	Buyout Provisions	8
SECTION 8.	PAYMENT FOR SHARES.	8
(a)	General Rule	8
(b)	Surrender of Stock	8
(c)	Services Rendered	8
(d)	Cashless Exercise	8
(e)	Exercise/Pledge	8
(f)	Promissory Note	8
(g)	Other Forms of Payment	8
(h)	Limitations under Applicable Law	8
SECTION 9.	STOCK APPRECIATION RIGHTS.	8
(a)	SAR Agreement	8
(b)	Number of Shares	8
(c)	Exercise Price	8
(d)	Exercisability and Term	9
(e)	Effect of Change in Control	9
(f)	Exercise of SARs	9
(g)	Modification or Assumption of SARs	9
(h)	Buyout Provisions	9
SECTION 10.	RESTRICTED STOCK UNITS.	9
(a)	Restricted Stock Unit Agreement	9
(b)	Payment for Awards	9

- ii -

(c)	Vesting Conditions	9
(d)	Voting and Dividend Rights	9
(e)	Form and Time of Settlement of Restricted Stock Units	10
(f)	Death of Recipient	10
(g)	Creditors' Rights	10
SECTION 11.	PERFORMANCE SHARES.	10
(a)	Performance Shares and Performance Share Agreement	10
(b)	Payment for Awards	10
(c)	Terms of Performance Share Awards	10
(d)	Voting and Dividend Rights	11
(e)	Form and Time of Settlement of Performance Shares	11
(f)	Death of Recipient	11
(g)	Creditors' Rights	11
SECTION 12.	AUTOMATIC GRANTS TO OUTSIDE DIRECTORS	11
(a)	Annual Grants	11
(b)	Vesting Conditions	12
(c)	Award Agreement	12
(d)	Additional Grants	12
SECTION 13.	ADJUSTMENT OF SHARES; REORGANIZATIONS.	12
(a)	Adjustments	12
(b)	Dissolution or Liquidation	12
(c)	Reorganizations	12
(d)	Reservation of Rights	13
SECTION 14.	DEFERRAL OF AWARDS.	14
(a)	Committee Powers	14
(b)	General Rules	14
(c)	Code Section 409A	14
SECTION 15.	PAYMENT OF DIRECTOR'S FEES IN SECURITIES	14
(a)	Effective Date	14
(b)	Elections to Receive NSOs, Restricted Shares or Restricted Stock Units	14
(c)	Number and Terms of NSOs, Restricted Shares or Restricted Stock Units	15
SECTION 16.	AWARDS UNDER OTHER PLANS.	15
SECTION 17.	LEGAL AND REGULATORY REQUIREMENTS.	15
SECTION 18.	WITHHOLDING TAXES.	15
(a)	General	15
(b)	Share Withholding	15
SECTION 19.	OTHER PROVISIONS APPLICABLE TO AWARDS.	15
(a)	Transferability	15
(b)	Qualifying Performance Criteria	15
(c)	Vesting Restrictions on Awards	16
SECTION 20.	NO EMPLOYMENT RIGHTS.	16
SECTION 21.	APPLICABLE LAW.	16
SECTION 22.	DURATION AND AMENDMENTS.	16
(a)	Term of the Plan	16
(b)	Right to Amend or Terminate the Plan	16
(c)	Effect of Termination	16

- iii -

INCYTE CORPORATION

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

SECTION 1.    ESTABLISHMENT AND PURPOSE.

        The Plan was adopted by the Board of Directors on March 19, 2010, amended and restated on March 8, 2011, April 18, 2012, and April 17, 2013, amended on January 7, 2014, March 4, 2014, April 22, 2014, March 16, 2016, and March 2, 2018, and further amended and restated on March 18, 2019 and March 23, 2021. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Performance Shares, Options (which may constitute ISOs or NSOs) and SARs.

SECTION 2.    DEFINITIONS.

        (a)   "Affiliate" shall mean any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

        (b)   "Award" shall mean any award of an Option, a SAR, Restricted Shares, Restricted Stock Units or Performance Shares under the Plan.

        (c)   "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted from time to time.

        (d)   "Change in Control" shall mean the occurrence of any of the following events:

    (i)
    A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

    (A)
    Had been directors of the Corporation 24 months prior to such change; or

    (B)
    Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Corporation 24 months prior to such change and who were still in office at the time of the election or nomination; or

    (ii)
    Any "person" (as defined below) by the acquisition or aggregation of securities is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Corporation's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Corporation; or

    (iii)
    The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

    (iv)
    The consummation of the sale, transfer or other disposition of all or substantially all of the assets of the Corporation.

        For purposes of subsection (d)(ii) above, the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Corporation or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the Stock.

        Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such a transaction.

        (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" shall mean the committee designated by the Board of Directors to administer the Plan, as described in Section 3 hereof (or in the absence of such designation, the Board of Directors itself).

        (g)   "Corporation" shall mean Incyte Corporation, a Delaware corporation.

        (h)   "Consultant" shall mean a consultant or advisor who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

        (i)    "Employee" shall mean any individual who is a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

        (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (k)   "Exercise Price" shall mean (a) in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement, and (b) in the case of a SAR, an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

        (l)    "Fair Market Value" with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

    (i)
    If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price reported for such date by The Nasdaq Stock Market; or

    (ii)
    If the Stock was not traded on The Nasdaq Stock Market but was traded on another United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; or

    (iii)
    If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last reported sale price reported for such date by the OTC Bulletin Board or, if not so reported, shall be equal to the closing sale price quoted for such date by OTC Markets Group Inc. or similar organization or, if no last reported or closing sale price is reported, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the OTC Bulletin Board or, if the Stock is not quoted on the OTC Bulletin Board, by OTC Markets Group Inc. or similar organization; or

    (iv)
    If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

        (m)  "ISO" shall mean an employee incentive stock option described in Section 422 of the Code.

        (n)   "Nonstatutory Option" or "NSO" shall mean an employee stock option that is not an ISO.

        (o)   "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

        (p)   "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (q)   "Optionee" shall mean an individual or estate who holds an Option or SAR.

        (r)    "Outside Director" shall mean a member of the Board of Directors who is not an Employee or a Consultant.

        (s)   "Parent" shall mean any corporation or other entity (other than the Corporation) in an unbroken chain of corporations or other entities ending with the Corporation, if each of the corporations or other entities other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

        (t)    "Participant" shall mean an individual or estate who holds an Award.

        (u)   "Performance Shares" shall mean a bookkeeping entry representing the Corporation's obligation to deliver Shares (or distribute cash) on a future date in accordance with the provisions of a Performance Share Agreement.

        (v)   "Performance Share Agreement" shall mean the agreement between the Corporation and the recipient of Performance Shares that contains the terms, conditions and restrictions pertaining to such Performance Shares.

        (w)  "Plan" shall mean this Amended and Restated 2010 Stock Incentive Plan of Incyte Corporation, as amended from time to time.

        (x)   "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

        (y)   "Qualifying Performance Criteria" shall have the meaning set forth in Section 19(b).

        (z)   "Restricted Share" shall mean a Share awarded under the Plan and subject to the terms, conditions and restrictions set forth in a Restricted Share Agreement.

        (aa) "Restricted Share Agreement" shall mean the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Shares.

        (bb) "Restricted Stock Unit" shall mean a bookkeeping entry representing the Corporation's obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Agreement.

        (cc) "Restricted Stock Unit Agreement" shall mean the agreement between the Corporation and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

        (dd) "SAR" shall mean a stock appreciation right granted under the Plan.

        (ee) "SAR Agreement" shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

        (ff)   "Service" shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement, Restricted Stock Unit Agreement or Performance Share Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Corporation in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Corporation shall be entitled to determine in its sole discretion which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

        (gg) "Share" shall mean one share of Stock, as adjusted in accordance with Section 13 (if applicable).

        (hh) "Stock" shall mean the common stock of the Corporation, $.001 par value per share.

        (ii)    "Stock Option Agreement" shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

        (jj)    "Subsidiary" shall mean any corporation, if the Corporation or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (kk) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last for a continuous period of not less than one year.

SECTION 3.    ADMINISTRATION.

        (a)   Committee Composition. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors. The Committee shall consist of two or more members of the Board of Directors. In addition, to the extent required by the Board of Directors, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such other applicable independence standards imposed by law, regulation or listing standard.

        (b)   Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more members of the Board of Directors who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Corporation under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Corporation to designate Employees, other than persons subject to Section 16 of the Exchange Act, to receive Awards and to determine the number of such Awards to be received by such Employees.

        (c)   Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

        (d)   Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

    (i)
    To interpret the Plan and to apply its provisions;

    (ii)
    To adopt, amend or rescind rules, procedures and forms relating to the Plan;

    (iii)
    To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws, including qualifying for preferred tax treatment under applicable foreign tax laws;

    (iv)
    To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

    (v)
    To determine when Awards are to be granted under the Plan;

    (vi)
    To select the Offerees and Optionees;

    (vii)
    To determine the number of Shares to be made subject to each Award;

    (viii)
    To prescribe the terms and conditions of each Award, including the Exercise Price, the Purchase Price, the performance criteria, the performance period, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

    (ix)
    To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant's rights or obligations would be materially impaired;

    (x)
    To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

    (xi)
    To determine the disposition of each Award or other right under the Plan in the event of a Participant's divorce or dissolution of marriage;

    (xii)
    To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

    (xiii)
    To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

    (xiv)
    To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

    (xv)
    To take any other actions deemed necessary or advisable for the administration of the Plan.

        Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Award.

SECTION 4.    ELIGIBILITY.

        (a)   General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Restricted Stock Units, Performance Shares, Nonstatutory Options or SARs.

        (b)   Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

        (c)   Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

        (d)   Outstanding Stock. For purposes of Section 4(b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant but shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.    STOCK SUBJECT TO PLAN.

        (a)   Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 53,953,475. The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 13. Any Shares issued in connection with Options and SARs shall be counted against this limitation as one Share for every one Share so issued. Any Shares issued in connection with Awards other than Options and SARs shall be counted against this limitation as 2.0 Shares for every one Share so issued. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares tendered or withheld in full or partial payment of the Exercise Price of an Award or to satisfy tax withholding obligations in connection with an Award, and Shares issued under an Award that are purchased by the Corporation on the open market, shall not be available for future issuance under the Plan.

        (b)   Award Limitation. Subject to the provisions of Section 13, no Participant may receive Awards under the Plan in any calendar year that relate to more than 800,000 Shares.

        (c)   Additional Shares. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when a stock settled SAR is exercised, all of the Shares subject to the SAR shall be counted against the number of Shares available for future grant or sale under the Plan, regardless of the number of Shares actually issued pursuant to such exercise. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

SECTION 6.    RESTRICTED SHARES.

        (a)   Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

        (b)   Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

        (c)   Vesting. Each Award of Restricted Shares shall vest over a minimum period of three years of the Participant's Service, subject to Section 19(c). Vesting shall occur, in full or in installments, upon satisfaction of such Service requirement and such other conditions specified in the Restricted Share Agreement. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant's death, Total and Permanent Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested upon a Change in Control. Except as may be set forth in a Restricted Share Agreement, vesting of the Restricted Shares shall cease on the termination of the Participant's Service.

        (d)   Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation's other stockholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

        (e)   Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.

        (a)   Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

        (b)   Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option (subject to adjustment in accordance with Section 13).

        (c)   Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

        (d)   Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (e)   Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable, subject to Section 12(c) in the case of automatic Option grants to Outside Directors and to Section 19(c) for all other Option grants. The Stock Option Agreement shall also specify the term of the Option; provided, however, that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

        (f)    Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Corporation and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

        (g)   Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option upon a Change in Control.

        (h)   No Rights as a Stockholder. An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the Option until the date of the issuance of the Shares underlying the Option upon a valid exercise thereof.

        (i)    Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Corporation or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price; provided, however, that the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for the grant of new Options or SARs with a lower Exercise Price, unless such action has been approved by the Corporation's stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair such Optionee's rights or increase his or her obligations under such Option.

        (j)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

        (k)   Buyout Provisions. Except with respect to an Option whose Exercise Price exceeds the Fair Market Value of the Shares subject to the Option, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.    PAYMENT FOR SHARES.

        (a)   General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

        (b)   Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        (c)   Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Corporation or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

        (d)   Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate Exercise Price.

        (e)   Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation in payment of the aggregate Exercise Price.

        (f)    Promissory Note. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Corporation) a full-recourse promissory note.

        (g)   Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

        (h)   Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Share Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.    STOCK APPRECIATION RIGHTS.

        (a)   SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        (b)   Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 13.

        (c)   Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        (d)   Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable, subject to Section 19(c). The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events. Except as may be set forth in a SAR Agreement, vesting of the SAR shall cease on the termination of the Participant's Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        (e)   Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR upon a Change in Control.

        (f)    Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

        (g)   Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Corporation or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different exercise price; provided, however, that the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for the grant of new SARs or Options with a lower Exercise Price, unless such action has been approved by the Corporation's stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

        (h)   Buyout Provisions. Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10.    RESTRICTED STOCK UNITS.

        (a)   Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Corporation. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. Restricted Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        (b)   Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

        (c)   Vesting Conditions. Each Award of Restricted Stock Units shall vest over a minimum period of three years of the Participant's Service, subject to Section 19(c). Vesting shall occur, in full or in installments, upon satisfaction of such Service requirement and such other conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, Total and Permanent Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Corporation. Except as may be set forth in a Restricted Stock Unit Agreement, vesting of the Restricted Stock Units shall cease on the termination of the Participant's Service.

        (d)   Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

        (e)   Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 13.

        (f)    Death of Recipient. Any Restricted Stock Units that become payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient's death shall be distributed to the recipient's estate.

        (g)   Creditors' Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Corporation. Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

SECTION 11.    PERFORMANCE SHARES.

        (a)   Performance Shares and Performance Share Agreement. Each grant of Performance Shares under the Plan shall be evidenced by a Performance Share Agreement between the recipient and the Corporation. Such Performance Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Agreements entered into under the Plan need not be identical. Performance Shares may be granted in consideration of a reduction in the recipient's other compensation.

        (b)   Payment for Awards. To the extent that an Award is granted in the form of Performance Shares, no cash consideration shall be required of the Award recipients.

        (c)   Terms of Performance Share Awards. The Committee shall determine the terms of Performance Share Awards, which may include subjecting such Awards to the attainment of "Qualifying Performance Criteria" as described in Section 19(b) of the Plan. Each Performance Share Agreement shall set forth the number of Shares subject to such Performance Share Award, the Qualifying Performance Criteria and the performance period. Subject to Section 19(c), the Participant shall be required to perform Service for the entire performance period (or if less, one year) in order to be eligible to receive payment under the Performance Share Award. Except as otherwise provided in the Performance Share Agreement, the Performance Share Award shall terminate upon the termination of the Participant's Service. Prior to settlement, the Committee shall determine the extent to which Performance Shares have been earned. Performance periods may overlap and the holders may participate simultaneously with respect to Performance Shares Awards that are subject to different performance periods and different Qualifying Performance Criteria. The number of Shares may be fixed or may vary in accordance with such Qualifying Performance Criteria as may be determined by the Committee. A Performance Share Agreement may provide for accelerated vesting in the event of the Participant's death, Total and Permanent Disability or retirement or other events. The Committee may determine, at the time of granting

Performance Share Awards or thereafter, that all or part of the Performance Shares shall become vested upon a Change in Control.

        (d)   Voting and Dividend Rights. The holders of Performance Shares shall have no voting rights with respect to such Performance Shares. Prior to settlement or forfeiture, any Performance Share awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Performance Share is outstanding. Dividend equivalents may be converted into additional Performance Shares. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Performance Shares to which they attach.

        (e)   Form and Time of Settlement of Performance Shares. Settlement of Performance Shares may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee and set forth in the Performance Share Agreements. The actual number of Performance Shares eligible for settlement may be larger or smaller than the number included in the original Award, based on the Qualifying Performance Criteria. Methods of converting Performance Shares into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Performance Share Agreement may provide that Performance Shares may be settled in a lump sum or in installments. A Performance Share Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Performance Shares have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Performance Shares is settled, the number of such Performance Shares shall be subject to adjustment pursuant to Section 13.

        (f)    Death of Recipient. Any Performance Share Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Performance Share Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        (g)   Creditors' Rights. A holder of Performance Shares shall have no rights other than those of a general creditor of the Corporation. Performance Shares represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Performance Share Agreement.

SECTION 12.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

        (a)   Annual Grants. On the first business day following the conclusion of each regular annual meeting of the Corporation's stockholders beginning with the 2021 annual meeting, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive Awards having an aggregate grant date fair value of $500,000 or such lesser dollar amount as shall be designated by the Board of Directors (the "Applicable Dollar Amount"), of which 60% shall be Nonstatutory Options and 40% shall be Restricted Stock Units. The number of Shares subject to such Nonstatutory Options shall be determined by dividing 60% of the Applicable Dollar Amount by the Black-Scholes value of one such Option, based on the average closing sale price for the Stock on The Nasdaq Global Select Market (or such other United States stock exchange or over-the-counter market on which the Stock is then traded) over the 30 consecutive trading days concluding with the last trading day prior to the grant date, rounded down to the nearest whole Share. The number of Shares subject to such Restricted Stock Units shall be determined by dividing 40% of the Applicable Dollar Amount by such 30 trading day average price, rounded down to the nearest whole Share. Each Outside Director who is not initially elected at a regular annual meeting of the Corporation's stockholders in 2021 or a subsequent year shall receive Awards within 10 business days of his or her election having an aggregate grant date fair value of a pro rata portion of the Applicable Dollar Amount, such pro rata portion to be determined based on the number of full calendar months remaining from the date of election until the next regular annual meeting of the Corporation's stockholders divided by 12. Such Outside Director's Awards shall consist of 60% Nonstatutory Options and 40% Restricted Stock Units determined in a manner similar to that used for the annual Awards to Outside Directors following the conclusion of the regular annual meeting of the Corporation's stockholders, except that the values of the Awards to such Outside Director shall be determined as of the grant date of such Awards.

        (b)   Vesting Conditions. Except as set forth in the next succeeding sentence and in the last sentence of this Subsection (b), each Award granted under Subsection (a) of this Section 12 shall become vested and (in the case of Options) exercisable in full on the first anniversary of the date of grant; provided, however, that each such Award shall become vested and exercisable in full immediately prior to the next regular annual meeting of the Corporation's stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Except as set forth in the last sentence of this Subsection (b), each Award granted under Subsection (a) to Outside Directors who were not initially elected at a regular annual meeting of the Corporation's stockholders shall become vested and exercisable in full immediately prior to the next regular annual meeting of the Corporation's stockholders following the date of grant. Notwithstanding the foregoing, each Award granted under Subsection (a) above that is outstanding shall become vested and exercisable in full in the event that a Change in Control occurs with respect to the Corporation.

        (c)   Award Agreement. All grants to Outside Directors under this Section 12 shall be evidenced by a Stock Option Agreement or Restricted Stock Unit Agreement, as applicable, between the Outside Director and the Corporation. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate for inclusion in a Stock Option Agreement or Restricted Stock Unit Agreement, as applicable.

        (d)   Additional Grants. Notwithstanding the foregoing provisions of this Section 12, the Board of Directors may from time to time increase the amount of the annual grant of Awards under Section 12(a) to any Outside Director to the extent the Board of Directors determines necessary to induce an Outside Director to become or remain an Outside Director or to reflect an increase in the duties or responsibilities of the Outside Director, subject to all terms and conditions of the Plan otherwise applicable to grants of Awards. Each such Award may become vested and exercisable on the same schedule as set forth in Section 12(b) or on a different schedule, as the Board of Directors in each case shall determine.

SECTION 13.    ADJUSTMENT OF SHARES; REORGANIZATIONS.

        (a)   Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

    (i)
    The numerical limitations set forth in Sections 5(a) and (b);

    (ii)
    The number of Shares covered by all outstanding Awards; and

    (iii)
    The Exercise Price under each outstanding Option and SAR.

        (b)   Dissolution or Liquidation. To the extent not previously exercised or settled, all outstanding Awards shall terminate immediately prior to the dissolution or liquidation of the Corporation.

        (c)   Reorganizations. In the event the Corporation is party to a merger or other reorganization, subject to any vesting acceleration provisions in an Award agreement, outstanding Awards shall be treated in the manner provided in the agreement of merger or reorganization (including as the same may be amended). Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the merger or reorganization; provided, however, that such agreement shall provide for one of the following with respect to all outstanding Awards (as applicable):

    (i)
    The continuation of the outstanding Award by the Corporation, if the Corporation is a surviving corporation;

    (ii)
    The assumption of the outstanding Award by the surviving corporation or its parent or subsidiary;

    (iii)
    The substitution by the surviving corporation or its parent or subsidiary of its own award for the outstanding Award;

    (iv)
    Full exercisability or vesting and accelerated expiration of the outstanding Award, followed by the cancellation of such Award;

    (v)
    The cancellation of an outstanding Option or SAR and a payment to the Optionee equal to the excess of (i) the Fair Market Value of the Shares subject to such Option or SAR (whether or not such Option or SARs is then exercisable or such Shares are then vested) as of the closing date of such merger or reorganization over (ii) its aggregate Exercise Price. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Option or SAR would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee's continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Option or SAR would have become exercisable or such Shares would have vested (including any vesting acceleration provisions). If the Exercise Price of the Shares subject to any Option or SAR exceeds the Fair Market Value of the Shares subject thereto, then such Option or SAR may be cancelled without making a payment to the Optionee with respect thereto. For purposes of this Subsection (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;

    (vi)
    The cancellation of an outstanding Restricted Stock Unit and a payment to the Participant equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit (whether or not such Restricted Stock Unit is then vested) as of the closing date of such merger or other reorganization. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Unit would have vested. Such payment may be subject to vesting based on the Participant's continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Restricted Stock Unit would have vested (including any vesting acceleration provisions). For purposes of this Subsection (vi), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security; or

    (vii)
    The cancellation of an outstanding Performance Share Award and a payment to the Participant equal to the Fair Market Value of the target Shares subject to such Performance Share Award (whether or not such Performance Share Award is then vested) as of the closing date of such merger or reorganization. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Performance Share Award would have settled. Such payment may be subject to the Participant's continuing Service and the achievement of performance criteria that are based on the performance criteria set forth in the Performance Share Award, with such changes that may necessary to give effect to the merger or other reorganization, provided that the performance period shall not be less favorable to the Participant than the performance period under such Performance Share Award (including any vesting acceleration provisions). For purposes of this Subsection (vii), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

        (d)   Reservation of Rights. Except as provided in Section 13, a Participant shall have no rights by reason of the occurrence of (or relating to) any merger or other reorganization, any transaction described in Section 13(a), or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the

Corporation to effect any merger or other reorganization, any transaction described in Section 13(a), any dissolution or liquidation of the Corporation or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation.

SECTION 14.    DEFERRAL OF AWARDS.

        (a)   Committee Powers. The Committee in its sole discretion may permit or require a Participant to:

    (i)
    Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units or Performance Shares credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation's books;

    (ii)
    Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or

    (iii)
    Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units or Performance Shares converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

        (b)   General Rules. A deferred compensation account established under this Section 14 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation. If the deferral or conversion of Awards is permitted or required, the Committee in its sole discretion may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 14.

        (c)   Code Section 409A. Notwithstanding the foregoing, any deferrals of Award payments in respect of an Award held by a Participant who is subject to United States federal income tax shall be subject to the applicable requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. In the event that following the grant of an Award the Committee determines that such Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder and thereby avoid the application of any penalty taxes under such Section.

SECTION 15.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

        (a)   Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

        (b)   Elections to Receive NSOs, Restricted Shares or Restricted Stock Units. An Outside Director may elect to receive his or her annual retainer payment and/or meeting fees from the Corporation in the form of cash, NSOs, Restricted Shares or Restricted Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares or Restricted Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Corporation on the prescribed form. For the avoidance of doubt, any Awards issued to an Outside Director pursuant to this Section 15 shall not be counted towards the limit on annual Awards to the Outside Director prescribed by Section 12(a).

        (c)   Number and Terms of NSOs, Restricted Shares or Restricted Stock Units. The number of NSOs, Restricted Shares or Restricted Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The term of such NSOs, Restricted Shares or Restricted Stock Units shall also be determined by the Board.

SECTION 16.    AWARDS UNDER OTHER PLANS.

        The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 17.    LEGAL AND REGULATORY REQUIREMENTS.

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Corporation's securities may then be listed, and the Corporation has obtained the approval or favorable ruling from any governmental agency which the Corporation determines is necessary or advisable. The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 18.    WITHHOLDING TAXES.

        (a)   General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

        (b)   Share Withholding. The Corporation may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 19.    OTHER PROVISIONS APPLICABLE TO AWARDS.

        (a)   Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will, by designation of a beneficiary (which shall be a family member or family trust) delivered to the Company, or by the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Notwithstanding the foregoing, in no event may a Participant sell or otherwise transfer for value any Award granted under the Plan or any interest in such an Award, other than Shares issued to the Participant that are no longer subject to vesting or other restrictions under the terms of the applicable Award. Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 19(a) shall be void and unenforceable against the Corporation.

        (b)   Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' or quarter's results or to the performance of one or more comparable companies or a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow), (b) earnings per share, (c) (i) earnings before interest, (ii) earnings before interest and taxes, (iii) earnings before interest, taxes and depreciation, (iv) earnings before interest, taxes, depreciation and amortization, or (iv) earnings before any combination of such expenses or deductions, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin (including as a percentage of revenue), (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) economic profit, (r) achievement of target levels of discovery and/or development of products, including but not limited to regulatory achievements, (s) achievement of research and development objectives, or (t) formation of joint ventures, strategic relationships or other commercial, research or development collaborations ("Qualifying Performance Criteria"). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, nonrecurring items to be disclosed in the Corporation's financial statements (including footnotes) for the applicable year and/or in management's discussion and analysis of the financial condition and results of operations appearing in the Corporation's annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria and any permitted exclusions pursuant to the preceding sentence not later than the 90th day of the performance period, and shall determine and certify, for each Participant (or for all Participants), the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Criteria to a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

        (c)   Vesting Restrictions on Awards. Except with respect to a maximum of five percent (5%) of the total number of Shares authorized under the Plan or, in the case of automatic grants to Outside Directors, as otherwise permitted under Section 12(b), no Award may vest sooner than twelve (12) months from the date of grant.

SECTION 20.    NO EMPLOYMENT RIGHTS.

        No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Corporation and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 21.    APPLICABLE LAW.

        The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

SECTION 22.    DURATION AND AMENDMENTS.

        (a)   Term of the Plan. The Plan, as set forth herein, shall terminate automatically on June 30, 2026 and may be terminated on any earlier date pursuant to Subsection (b) below.

        (b)   Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules.

        (c)   Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm, (EDT), on May 25, 2021 Online Go to www.envisionreports.com/INCY or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.envisionreports.com/INCY Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Julian C. Baker 02 - Jean-Jacques Bienaimé 03 - Paul J. Clancy 04 - Wendy L. Dixon 05 - Jacqualyn A. Fouse 06 - Edmund P. Harrigan 07 - Katherine A. High 08 - Hervé Hoppenot For Against Abstain For Against Abstain 2. Approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers. 3. Approve amendments to the Company’s Amended and Restated 2010 Stock Incentive Plan. 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. 5. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 8 3 B M 03ET2B B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-4. 2021 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at http://www.envisionreports.com/incy q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Annual Meeting — May 26, 2021 HERVÉ HOPPENOT, CHRISTIANA STAMOULIS, and MARIA E. PASQUALE, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 1815 Augustine Cut-off, Wilmington, Delaware 19803, on Wednesday, May 26, 2021 at 1:00 p.m., Eastern Daylight Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each director nominee and FOR items 2, 3 and 4 and in accordance with the discretion of the proxies on any other matters as may properly come before the Annual Meeting. (continued and to be signed on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy – INCYTE CORPORATION Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/INCY